SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
------------------------
FORM SB-2/A-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

C-CHIP TECHNOLOGIES CORPORATION
(Name of small business issuer in its charter)

Nevada	3576	88-0467845
(State or Other Jurisdiction of Organization)	(Primary Standard Industrial Classification Code)	(IRS Employer Identification #)

C-CHIP TECHNOLOGIES CORPORATION	Nevada Corporate Headquarters, Inc.
4710 St Ambroise	101 Convention Center Drive
Suite 227	Suite 700
Montreal, Quebec	Las Vegas, Nevada 89109
Canada H4C 2C7	(702) 873-3488
(514) 337-2447
(Address and telephone of registrant's executive office)	(Name, address and telephone number of agent for service)
Copies to:
Conrad C. Lysiak, Esq.
601 West First Avenue
Suite 503
Spokane, Washington 99201
(509) 624-1475

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional common stock for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If delivery of the prospectus is expected to be made under Rule 434, please check the following box. [    ]

CALCULATION OF REGISTRATION FEE

Securities to be	Amount To Be	Offering Price	Aggregate	Registration
Registered	Registered	Per Security	Offering Price	Fee [1]

Class A Warrants	3,873,637	$0.00	$0.00	$0.00
Common stock issuable upon exercise of Class A Warrants	3,873,637	$1.00	$3,873,637	$490.79
Series A Warrants	2,538,462	$0.00	$0.00	$0.00
Common stock issuable upon exercise of Series A Warrants	2,538,462	$1.10	$2,792,308	$353.78
Series E Warrants	5,394,131	$0.00	$0.00	$0.00
Common stock issuable upon exercise of Series E Warrants	5,394,131	$0.75	$4,045,598	$512.58
Series F Warrants	1,798,077	$0.00	$0.00	$0.00
Common stock issuable upon exercise of Series F Warrants	1,798,077	$0.70	$1,258,654	$159.47
Series IB1 Warrants	336,635	$0.00	$0.00	$0.00
Common stock issuable upon exercise of Series IB1 Warrants	336,635	$0.00001	$3.37	$0.01
Series IB2 Warrants	215,385	$0.00	$0.00	$0.00
Common stock issuable upon exercise of Series IB2 Warrants	215,385	$0.65	$140,000	$17.74
Series IB3 Warrants	323,076	$0.00	$0.00	$0.00
Common stock issuable upon exercise of Series IB3 Warrants	323,076	$0.75	$242,307	$30.70
Series IB4 Warrants	107,692	$0.00	$0.00	$0.00
Common stock issuable upon exercise of Series IB4 Warrants	107,692	$0.70	$75,384	$9.55
Series IB5 Warrants	20,000	$0.00	$0.00	$0.00
Common stock issuable upon exercise of Series IB5 Warrants	20,000	$0.75	$15,000	$1.90
Promissory Notes	187	$0.00	$0.00	$0.00
Shares underlying the Series A Convertible Promissory Notes	7,192,308	$0.65	$4,675,000	$592.32
Common stock by selling shareholders	12,673,288	$0.67	$7,477,239	$99.03
Total				$2,267.87

[1] Estimated solely for purposes of calculating the registration fee under Rule 457(c).

REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.

Prospectus

C-CHIP TECHNOLOGIES CORPORATION

3,873,637 Class A Warrants
and 3,873,637 shares of common stock underlying the Class A Warrants

2,538,462 Series A Warrants
and 2,538,462 shares of common stock underlying the Series A Warrants

5,394,131 Series E Warrants
and 5,394,131 shares of common stock underlying the Series E Warrants

1,798,077 Series F Warrants
and 1,798,077 shares of common stock underlying the Series F Warrants

336,635 Series IB1 Warrants
and 336,635 shares of common stock underlying the Series IB1 Warrants

215,385 Series IB2 Warrants
and 215,385 shares of common stock underlying the Series IB2 Warrants

323,076 Series IB3 Warrants
and 323,076 shares of common stock underlying the Series IB3 Warrants

107,692 Series IB4 Warrants
and 107,692 shares of common stock underlying the Series IB4 Warrants

20,000 Series IB5 Warrants
and 20,000 shares of common stock underlying the Series IB5 Warrants

Series A Convertible Promissory Notes in the Aggregate Amount of $4,675,000
and 7,192,308 shares of common stock underlying the Series A Convertible Promissory Notes

12,673,288 Shares of Common Stock by Selling Shareholders

Our common stock is traded on the Bulletin Board operated by the National Association of Securities Dealers, Inc. under the symbol "CCHI." On June 15, 2005, the closing price of our common stock was $0.59.

We are registering for sale by warrant holders:

*

3,873,637 Class A Warrants and 3,873,637 shares of common stock underlying the Warrants. One Warrant and $1.00 will entitle a Warrant holder to acquire one share of common stock. The Warrants are exercisable from the effective date of this registration statement through various dates until February 19, 2006 depending upon the Warrant, provided that the Warrants are subject to an effective registration statement with the Securities and Exchange Commission.

*

2,538,462 Series A Warrants and 2,538,462 shares of common stock underlying the Warrants. One Warrant and $1.10 will entitle a Warrant holder to acquire one share of common stock. The Warrants are exercisable from the effective date of this registration statement until April 28, 2006, provided that the Warrants are subject to an effective registration statement with the Securities and Exchange Commission

*

5,394,131 Series E Warrants and 5,394,131 shares of common stock underlying the Warrants. One Warrant and $0.75 will entitle a Warrant holder to acquire one share of common stock. The Warrants are exercisable from the effective date of this registration statement until February 16, 2010 depending upon the Warrant, provided that the Warrants are subject to an effective registration statement with the Securities and Exchange Commission.

*

1,798,077 Series F Warrants and 1,798,077 shares of common stock underlying the Warrants. One Warrant and $0.70 will entitle a Warrant holder to acquire one share of common stock. The Warrants are exercisable from the effective date of this registration statement until February 16, 2006, provided that the Warrants are subject to an effective registration statement with the Securities and Exchange Commission

*

336,635 Series IB1 Warrants and 336,635 shares of common stock underlying the Warrants. One Warrant and $0.00001 will entitle a Warrant holder to acquire one share of common stock. The Warrants are exercisable from the effective date of this registration statement until February 16, 2010 provided that the Warrants are subject to an effective registration statement with the Securities and Exchange Commission.

*

215,385 Series IB2 Warrants and 215,385 shares of common stock underlying the Warrants. One Warrant and $0.65 will entitle a Warrant holder to acquire one share of common stock. The Warrants are exercisable from the effective date of this registration statement until February 16, 2010, provided that the Warrants are subject to an effective registration statement with the Securities and Exchange Commission

*

323,076 Series IB3 Warrants and 323,076 shares of common stock underlying the Warrants. One Warrant and $0.75 will entitle a Warrant holder to acquire one share of common stock. The Warrants are exercisable from the effective date of this registration statement until February 16, 2010 provided that the Warrants are subject to an effective registration statement with the Securities and Exchange Commission.

*

107,692 Series IB4 Warrants and 107,692 shares of common stock underlying the Warrants. One Warrant and $0.70 will entitle a Warrant holder to acquire one share of common stock. The Warrants are exercisable from the effective date of this registration statement until February 16, 2006, provided that the Warrants are subject to an effective registration statement with the Securities and Exchange Commission.

*

20,000 Series IB5 Warrants and 20,000 shares of common stock underlying the Warrants. One Warrant and $0.75 will entitle a Warrant holder to acquire one share of common stock. The Warrants are exercisable from the effective date of this registration statement until the date that is (3) months following the effectiveness date of the registration statement to be filed with the Securities and Exchange Commission.

*	Series A Convertible Notes in the aggregate amount of $4,675,000 convertible into 7,192,308 shares of common stock.

Some of our shareholders are selling shares of common stock in this offering. Our selling shareholders are selling 12,673,288 shares of common stock. We will not receive any proceeds from the shares sold by the selling shareholders.

Investing in our common stock involves risks. See "Risk Factors" starting at page 6.

Price to Public	Underwriting Commission	Proceeds to Us

Per Share Exercise of Class A Warrants	$1.00	$0.00	$1.00
Total to us on Exercise of Class A Warrants	$3,873,637	$0.00	$3,873,637
Per Share Exercise of Series A Warrants	$1.10	$0.00	$1.10
Total to us on Exercise of Series A Warrants	$2,792,308	$0.00	$2,792,308
Per Share Exercise of Series E Warrants	$0.75	$0.00	$0.75
Total to us on Exercise of Series E Warrants	$4,045,598	$0.00	$4,045,598
Per Share Exercise of Series F Warrants	$0.70	$0.00	$0.70
Total to us on Exercise of Series F Warrants	$1,258,654	$0.00	$1,258,654
Per Share Exercise of Series IB1 Warrants	$0.00001	$0.00	$0.00001
Total to us on Exercise of Series IB1 Warrants	$3.37	$0.00	$3.37
Per Share Exercise of Series IB2 Warrants	$0.65	$0.00	$0.65
Total to us on Exercise of Series IB2 Warrants	$242,307	$0.00	$242,307
Per Share Exercise of Series IB3 Warrants	$0.75	$0.00	$0.75
Total to us on Exercise of Series IB3 Warrants	$140,000	$0.00	$140,000
Per Share Exercise of Series IB4 Warrants	$0.70	$0.00	$0.70
Total to us on Exercise of Series IB4 Warrants	$75,384	$0.00	$75,384
Per Share Exercise of Series IB5 Warrants	$0.75	$0.00	$0.75
Total to us on Exercise of Series IB5 Warrants	$15,000	$0.00	$15,000
Series A Convertible Promissory Notes	$4,675,000	$0.00	$0.00
Total to us on Conversion of Promissory Notes	$0.00	$0.00	$0.00
Total to Selling Shareholders	$7,477,239	$0.00	$0.00

The date of this prospectus is _____________, 2005.

SUMMARY OF OUR OFFERING

This summary highlights selected information about us. It may not contain all of the information that you find important. You should carefully read this entire document, including the "Risk Factors" our financial statements and their related notes and the other documents incorporated by reference.

Our Business

We are in the risk mitigation business. We offer corporations and institutions security management solutions and services enabling them to acquire market intelligence, lower business risks and improve customer services. Our security solutions and services are aimed at increasing our customers' revenues and profits.

A central part of our operations are positioned in an emerging and rapidly growing industry that is about interconnecting machines with IT infrastructures and mobile assets. We integrate wireless communications, online transactions, software applications, RFID technology, the Internet and, when location is required, GPS technology to enable business users to efficiently access, control, manage and monitor remote assets at low costs.

Through Avensys, one of our wholly-owned subsidiaries, we also offer security management solutions enabling businesses and corporations to monitor different types of environments, including Air, Soil, Water as well as buildings and infrastructures using leading edge fiber optics sensor technology.

In the security service sector, through two of our wholly-owned subsidiaries, Canadian Security Agency (2004) Inc. (CSA) and Chartrand Laframboise Investigation (CLI), we also provide corporations and institutions security services including corporate investigation, surveillance, electronic monitoring and protection of personnel and premises.

Our goal is to be recognized as a leading provider of security services and security management solutions used by corporations and institutions. We intend to achieve our goal from internal growth and through the acquisition of complementary technologies and businesses. By developing and leveraging potential synergies between business entities in the same field, we expect to maximize our revenues, profits and, hence, shareholder value.

We were organized under the laws of the State of Nevada June 26, 2000 as Keystone Mines Limited. In February 2003, to better reflect our new business activities, we changed our name to C-Chip Technologies Corporation. Our principal executive offices are located at 4710, St-Ambroise, Suite 227, Montreal, Quebec, Canada and our telephone number is (514) 337-2447. Our fiscal year end is June 30.

The offering

Following is a brief summary of this offering:

Securities being offered for resale by the selling security holders listed begins on page 64

3,873,637 Class A Warrants and 3,873,637 shares of common stock underlying the Class A Warrants; 2,538,462 Series A Warrants and 2,538,462 shares of common stock underlying the Series A Warrants; 5,394,131 Series E Warrants and 5,394,131 shares of common stock underlying the Series E Warrants; 1,798,077 Series F Warrants and 1,798,077 shares of common stock underlying the Series F Warrants; 336,635 Series IB1 Warrants and 336,635 shares of common stock underlying the Series IB1 Warrants; 215,385 Series IB2 Warrants and 215,385 shares of common stock underlying the Series IB2 Warrants; 323,076 Series IB3 Warrants and 323,076 shares of common stock underlying the Series IB3 Warrants; 107,692 Series IB4 Warrants and 107,692 shares of common stock underlying the Series IB4 Warrants; 20,000 Series IB5 Warrants and 20,000 shares of common stock underlying the Series IB5 Warrants; Series A Convertible Promissory Notes in the aggregate amount of $4,675,000 convertible into 7,192,308 shares of common stock; and, 12,673,288 shares of common stock.

Offering price per Class A Warrant	$1.00
Offering price per Series A Warrant	$1.10
Offering price per Series E Warrant	$0.75
Offering price per Series F Warrant	$0.70
Offering price per Series IB1 Warrant	$0.00001
Offering price per Series IB2 Warrant	$0.65
Offering price per Series IB3 Warrant	$0.75
Offering price per Series IB4 Warrant	$0.70
Offering price per Series IB5 Warrant	$0.75
Promissory Notes	$4,675,000
Offering price per share	The market bid.
Net proceeds to us	None
Number of shares outstanding before the offering	54,609,302
Number of shares outstanding after the offering if all of the shares are sold and no warrants are exercised	54,609,302

Selected financial data

The following financial information summarizes the more complete historical financial information at the end of this prospectus.

As of March 31, 2005 (Unaudited)	As of June 30, 2004 (Audited)

Balance Sheet
Total Assets	$21,647,056	$3,053,936
Total Liabilities	$8,752,694	$850,283
Stockholders Equity (Deficit)	$12,894,362	$2,203,653

Nine Months ending March 31, 2004 (Unaudited)	Year ending June 30, 2004 (Audited)

Income Statement

Revenue	$3,306,581	$1,040,898
Total Expenses	$6,294,489	$5,631,459
Net Loss	$2,987,908	$4,590,561
Net Cash Used in Operating Activities	$(1,962,908)	$(1,813,789)

RISK FACTORS

You should carefully consider these risk factors in addition to our financial statements. In addition to the following risks, there may also be risks that we do not yet know of or that we currently think are immaterial that may also impair our business operations. If any of the following risks occur, our business, financial condition or operating results could be adversely affected.

Risks associated with C-Chip Technologies Corporation:

1. Our auditors have issued a going concern opinion. This means we may not be able to achieve our objectives and may have to suspend or cease operations. Our auditors have issued a going concern opinion as at June 30, 2004. This means that there is substantial doubt that we can continue as an ongoing business without additional financing and/or generating profits from our operations. Further, the going concern opinion could make it more difficult for us to secure additional financing on terms acceptable to us, if at all, and may materially and adversely affect the terms of any financing that we may obtain.

2. Because we have historically incurred losses and these losses may increase in the future, we must begin generating a profit from our operations. If we do not begin generating a profit we may have to suspend or cease operations. As a result, you may lose your investment. We have never been profitable. At March 31, 2005 we had working capital of $1,460,303. Included in current liabilities are amounts due to related parties of $242,892 that carry no interest or fixed terms of repayment. Funds on hand together with relatively low revenues will not sustain operations for the next year. We will need to raise additional capital to sustain our operations. In order to become profitable, we will need to generate significant revenues to offset our cost of revenues, sales and marketing, research and development and general and administrative expenses. We may not achieve or sustain our revenue or profit objectives and our losses may continue or increase in the future in which case you might lose your investment.

3. We have experienced a history of losses and expect to incur future losses. Therefore, we must continue to raise money from investors to fund our operations. If we are unable to fund our operations, we will cease doing business. We have an accumulated deficit of $9,305,317 as of March 31, 2005. Our losses have resulted principally from costs incurred in research and development activities related to our efforts to develop our technologies and from the associated marketing and administrative costs and stock based compensation. We expect to incur significant operating losses and negative cash flows over the next several months due to the costs of expanded research and development and the marketing of our products and services. We will need to generate significant revenues in order to achieve and maintain profitability. We may not be able to generate these revenues or achieve profitability in the future. Even if we do achieve profitability, we may not be able to sustain or increase profitability. Product revenue totaled $1,612,496 and service revenue totaled $1,694,085 for the nine month period ended March 31, 2005. Consequently, we have raised money from investors to fund our operations. If we can't fund our operations through product sales and investments by third parties, we will have to cease operations.

4. We may not be able to obtain additional financing when needed or on acceptable terms.  We have never been profitable and we do not expect that funds on hand together with relatively low revenues will sustain our operations for the next year. We will need to raise additional capital to sustain our operations or to pursue our acquisition strategy.  We cannot assure you that any required additional financing will be available or, if it is, whether it will be on acceptable terms. Our inability to obtain any needed financing, or the terms on which it may be available, could have a material adverse effect on our business. As a result, we could have to suspend or cease our operations and you could loose your entire investment.

5. We have incurred substantial debt which could affect our ability to obtain additional funds and may increase our vulnerability to economic or business downturns. On February 23, 2005, we entered into a Purchase Agreement with eighteen institutional and accredited investors under the terms of which we agreed to issue Units consisting of (i) an aggregate of $4,675,000 of our Company's 9.0% Senior Secured Convertible Notes, Series A, which are convertible into shares of our common stock at a conversion price of $0.65 per share,. Under the terms of the 9.0% Senior Secured Convertible Note, Series A, the Principal on the Note shall be paid in 20 equal monthly installments, with each payment equal to 5% of the principal amount, commencing on June 23, 2005 and continuing on the same day of each month thereafter to the Holder on the tenth date immediately preceding the Principal Payment Date. All payments of principal shall be made at our option in cash or, with 10 business day prior notice, in our common stock valued at 85% of the average closing bid price of our stock in the most recent five Trading Days prior to a Valuation Date. As a result, we are subject to the risks associated with substantial indebtedness, including:

-	we are required to dedicate a portion of our cash flows from operations to pay debt service costs;
-	it may be more difficult and expensive to obtain additional funds through financings, if available at all;
-

we are more vulnerable to economic downturns and fluctuations in interest rates, less able to withstand competitive pressures and less flexible in reacting to changes in our industry and general economic conditions; and

-	if we defaulted under any of our existing indebtedness or if our creditors demanded payment of a portion or all of our indebtedness, we may not have sufficient funds to make such payments.

6. If we default under our financing agreement, we could have to forfeit our rights to our assets. We have pledged substantially all of our assets, including the assets of our subsidiaries, as security to holders of our convertible debentures. A default under the financing agreement concluded with holders of our convertible debentures, if not waived or cured, would permit the holders of the convertible debentures to foreclose on the collateral and we could lose all our rights in the collateral, which would have a materially adverse effect on our business. As a result, we could have to suspend or cease our operations and you could loose your entire investment.

7. We may not be able to implement our acquisition strategy. While our management has some experience in identifying and integrating acquisitions, we may not be able to identify suitable acquisition candidates, obtain the capital necessary to pursue our acquisition strategy or complete acquisitions on satisfactory terms or at all. When companies are acquired, we may not be able to integrate or manage these businesses to produce returns that justify our investment. A number of our competitors have also adopted the strategy of expanding and diversifying through acquisitions. We experience competition in our effort to execute our acquisition strategy and expect the level of competition to increase. As a result, we may be unable to continue to make acquisitions or may be forced to pay more for the companies we are able to acquire.

8. We may seek to make acquisitions that prove unsuccessful or strain or divert our resources. We may seek to grow our business through acquisitions of related businesses. Such acquisitions present risks that could materially adversely affect our business and financial performance, including:

-	the diversion of our management's attention from our everyday business activities;
-	the assimilation of the operations and personnel of the acquired business;
-	the contingent and latent risks associated with the past operations of, and other unanticipated problems arising in, the acquired business; and
-	the need to expand management, administration, and operational systems.

If we make such acquisitions we cannot predict whether:

-	we will be able to successfully integrate the operations of any new businesses into our business;
-	we will realize any anticipated benefits of completed acquisitions; or
-	there will be substantial unanticipated costs associated with acquisitions.

In addition, future acquisitions by us may result in:

-	potentially dilutive issuances of our equity securities;
-	the incurrence of additional debt; and
-	the recognition of significant charges for depreciation and amortization related to goodwill and other intangible assets.

Although we have no present plans or intentions, we continuously evaluate potential acquisitions of related businesses. However, we have not reached any agreement or arrangement with respect to any particular acquisition and we may not be able to complete any acquisitions on favorable terms or at all.

9. We may not be able to develop or manage our internal growth.   Our growing existing businesses may strain our management, human resources and information systems. To manage our growth successfully, we will have to add managers and employees and update our operating, financial and other systems, procedures and controls. In addition, issues relating to new acquisitions may divert current management' s attention from existing operations.

10. We are highly dependent on our executive management and other key employees. We rely heavily on our executive management and key employees to provide services and for continued business development, including, in particular, Stephane Solis, our president and chief executive officer. Excluding Stephane Solis with whom we have no employment agreement or non-competition or non-solicitation agreements, we have employment agreements which contain non-competition and non-solicitation provisions with most of our executive managers and other key employees. Our business could be materially adversely affected if a number of our executive managers and other key employees were to leave us and if we were unable to enforce the non-competition and non-solicitation agreements or to attract and retain qualified replacements.

11. Some of our products and services are in the development stage, and may not be effective at a level sufficient to support a profitable business venture. If our products or services are not effective at a level sufficient to support a profitable venture, we will be unable to create marketable products and services, and we will have to cease some of our operations. Most of our products and services are in the development state. Although we have begun to sell some of our products and services and have current data which indicates the promise of the concept and market demand, we can offer you no assurance that all of our products and services will be effective at a level sufficient to support a profitable business venture. If they are not, we will be unable to create marketable products, we will not generate sufficient revenues from our key operations, and we will have to reduce, suspend or cease key operations and you could lose your entire investment.

12. If we cannot deliver the features and functionality our customers demand, we will be unable to attract customers that will result in a loss of income and eventually a termination of our operations. As a result you could lose your investment. As a security solutions provider, our future success depends largely upon our ability to determine the features, functionality and services our customers demand and to design and implement products and services that meet their needs in a cost efficient manner. We cannot assure that we will be able to successfully determine customer requirements or that our current or future products and services will adequately satisfy customer demands. If we cannot meet our customers' demands, we will not generate revenues from this business segment and may have to cease or suspend key operations. As a result, you could lose your investment.

13. Because some of our security solutions depend on a limited number of third parties to manufacture and supply critical components for our products and services, if the third party manufacturer should cease operations or refuse to sell components to us, we may have to suspend or cease these operations. As a result, you may lose your investment. If our suppliers do not execute their obligations, or if they stop manufacturing and supplying components critical for our products and services, we may be not be capable of finding other suppliers or operating our business. We rely on limited suppliers for a number of key components and do not have long-term agreements with any of our suppliers. If our agreements with these suppliers were terminated or expired, if we were unable to obtain adequate quantities of components critical for our products and services, if the quality of these components was inadequate, or if the terms for supply of these components became commercially unreasonable, our search for additional or alternate suppliers could result in significant delays, added expense and our inability to maintain or expand key components of our business. Any of these events could require us to take unforeseen actions or devote additional resources to provide our products and services and could harm our ability to compete effectively. As a result, you could lose your investment.

14. Some of our products and services depend on GPS technology owned and controlled by others, if access to the technology is terminated or withheld from us, we may have to suspend or cease operations. Our services rely on signals from GPS satellites built and maintained by the U.S. Department of Defense. GPS satellites and their ground support systems are subject to electronic and mechanical failures and sabotage. If one or more satellites malfunction, there could be a substantial delay before they are repaired or replaced, if at all, and our services may cease and customer satisfaction would suffer. In addition, the U.S. government could decide not to continue to operate and maintain GPS satellites over a long period of time or to charge for the use of satellites. If the foregoing events occur, we may have to suspend or cease operations.

15. Some of our products and services depend on communication networks owned and controlled by others, and if access to the technology is terminated or withheld from us, we may have to suspend or cease operations. As a security solutions provider, our ability to grow and achieve profitability depends on the ability of communications carriers to provide sufficient network capacity, reliability and security to our customers. When we use wireless communications, even where wireless carriers provide coverage to entire metropolitan areas, there are occasional lapses in coverage. These effects could make our services less reliable and less useful, and customer satisfaction could suffer. Our financial condition could be seriously harmed if our wireless and land-based carriers were to increase the prices of their services, or to suffer operational or technical failures.

16. Our business is subject to rapid technological change.    Two of our business units develop security solutions for clients. C-Chip itself integrates wireless communications, online transactions, software applications, RFID technology, the Internet and, when location is required, GPS technology, to enable business users to efficiently access, control, manage and monitor remote assets at low costs. Our wholly-owned subsidiary, Avensys, uses leading edge fiber optics sensor technology to offer business and corporations different monitoring solutions related to the environment, including buildings and infrastructure. Many of the technologies that we currently use have only recently emerged and our future success will depend upon the ability of our product development team to remain current with the rapid changes in the technologies. If we fail to do this, we could be at a competitive disadvantage. If we cannot foresee and adapt to technological changes, our business will be materially adversely affected.

17. Our business depends on the protection of its intellectual property and proprietary information.  We rely on a combination of trade secret and trademark laws, confidentiality procedures, contractual provisions and patent and copyright laws to protect our proprietary rights in our products and technology. These measures may not be adequate to protect our trade secrets and proprietary technology. As a result, unauthorized third parties may copy or otherwise obtain and use our products or technology. To enforce our proprietary rights, we may have to engage in litigation to defend and enforce our intellectual property rights, either domestically or in other countries, and we could face substantial costs and diversion of resources, including management' s attention, regardless of the outcome of that litigation. Any of our attempts to enforce our intellectual property rights may not be successful, may result in royalties that are less than the cost of such enforcement efforts or may result in the loss of the intellectual property altogether. Further, we may not have adequate funds available to prosecute actions to protect or defend our proprietary rights, in which case those using our proprietary rights may continue to do so in the future. Even if we succeeded in protecting our intellectual property, others may independently develop similar technologies or products that do not infringe on our intellectual property.

18. Our trademarks may not give us adequate protection. As a result, third parties may appropriate our trademarks that may reduce our competitive edge and cause our revenues to decrease. We have trademarks. There is no assurance, however, that third parties may not infringe on our trademarks. In order to protect our trademark rights, we may have to file lawsuits and obtain injunctions, which will likely be expensive and divert our resources. If we do that, we will have to spend large sums of money for attorney's fees in order to obtain the injunctions. Even if we obtain the injunctions, there is no assurance that those infringing on our trademarks will comply with the injunctions. Further, we may not have adequate funds available to prosecute actions to protect or to defend our trademarks, in which case those infringing on our trademarks could continue to do so in the future.

19. Claims that we infringe third-party proprietary rights could result in significant expenses or restrictions on our ability to provide our products and services Third parties may claim that our current .or future products or services infringe their proprietary rights or assert other claims against us. As the number of entrants into our market increases, the possibility of an intellectual property or other claim against us grows. Any intellectual property or other claim, with or without merit, would be time-consuming and expensive to litigate or settle and could divert management attention from focusing on our core business. As a result of such a dispute, we may have to pay damages, incur substantial legal fees, develop costly non-infringing technology, if possible, or enter into license agreements, which may not be available on terms acceptable to us, if at all. As a result, our business and operating results could be materially adversely affected.

20. Changes in government regulations and licensing requirements could have a material adverse effect on our business.  Our businesses are subject to various federal, state, local and foreign laws and regulations. Two of our subsidiaries hold security licenses from, and their security services are regulated by, local government agencies. We also use some data from outside sources, including data from third party vendors and various government and public records services, in performing our security services. The use of this data is regulated by certain laws and regulations. To date, applicable laws and regulations have not interfered materially with the manner in which we obtain information and conduct our operations, including our access to data used in our business. However, changes in these laws and regulations or the adoption of new laws or regulations, particularly those relating to privacy, could interfere with our method of operations and access to data and, as a result, could materially adversely affect our business. Our security products are also subject to certification by the Federal Communications Commission in the US and by the Department of Communications in Canada. Further, wireless carriers who supply us with airtime enabling some of our services are also subject to regulation by the Federal Communications Commission in the US and the Canadian Radio-Television and Telecommunications Commission in Canada. If any of our security products could not obtain certification from either or both the Federal Communications Commission in the US and the Department of Communications, or if the communications carriers that we use to provide some of our services to our customers could not obtain a renewal of their licenses, our business would be materially adversely affected.

21. Competitive conditions could materially adversely affect our businesses. The markets in which we do, and intend to do, businesses are highly competitive with few barriers to entry. Our ability to execute our business strategy depends in part upon our ability to develop and commercialize efficient and effective products based on our technologies. We compete against established companies as well as numerous independently owned small businesses. Many of our competitors are capable of developing products based on similar technology, have developed and are capable of continuing to develop products based on other technologies, which are or may be competitive with our products and technologies. In all market segments in which we operate, there are many competitors, some of which are significantly larger, have access to much more important resources or capital than us, or have better reputations among potential customers in the delivery of particular services or products. Our competitors may succeed in developing competing products and technologies that are more effective than our products and technologies, which may render our existing and new products or technology uncompetitive, uneconomical or obsolete.

22. We may be exposed to liability claims if products based on our technologies are marketed and sold. We have liability insurance coverage on our products which varies from $1,000,000 to $3,000,000, however if a judgment is rendered against us in excess of the amount of our coverage, we may have to cease operations. If we are sued for any reason, we will have to rely on our liability insurance to pay any judgment rendered against us. Although we maintain product liability insurance of between $1,000,000 and $3,000,000, we cannot provide any assurance that:

-	our insurance will provide adequate coverage against potential liabilities if a product or a service that we provide causes harm or fails to perform as promised;
-	adequate product liability insurance will continue to be available in the future; or
-	our insurance can be maintained on acceptable terms.

The obligation to pay any product liability claim in excess of whatever insurance we are able to obtain would increase our expenses and could greatly reduce our assets or cause us to cease operations. If a judgment is rendered against us for any amount of money over our coverage of $1,000,000 and, in some cases, of $3,000,000, we may have to cease operations.

23. Fluctuations in the value of foreign currencies could result in increased product costs and operating expenses. We have suppliers that are located outside Canada and the U.S. Our functional currency is Canadian dollars and we report our results in U.S. dollars. Fluctuations in the value of Canadian and U.S. dollars are difficult to predict and can cause us to incur currency exchange costs. Although, we cannot predict the effect of exchange rate fluctuations on our future operating results any material changes could cause our operating results to be materially adversely affected.

24. Because a limited number of our stockholders collectively continue to own a majority of our stock, they may act, or prevent certain types of corporate actions, to the detriment of other stockholders. Our officers and directors and certain stockholders beneficially own in the aggregate approximately 13.42% of our outstanding shares of common stock. As a result, these stockholders may be able to influence significantly the actions that require stockholder approval, including:

-	the election of a majority of our directors; and
-	the approval of mergers, sales of assets or other corporate transactions or matters submitted for stockholder approval.

As a result, our other stockholders may have little or no influence over matters submitted for stockholder approval. In addition, this influence could preclude any unsolicited acquisition of us and consequently materially adversely affect the price of our common stock.

25. Because the market for our common stock is limited, you may not be able to resell your shares of common stock. There is currently only a limited trading market for our common stock. Our common stock trades on the Bulletin Board operated by the National Association of Securities Dealers, Inc. under the symbol "CCHI." Trading volume of OTC Bulletin Board stocks has been historically lower and more volatile than stocks traded on an exchange. As a result, you may not be able to resell your securities in open market transactions.

26. Sales of substantial amounts of our common stock could cause our stock price to fall. 54,609,302 shares of our common stock are currently outstanding, 37,449,302 of which are freely tradable and 17,160,258 of which are restricted as a result of securities laws. In addition, 25,382,702 shares of our common stock are issuable upon conversion of our outstanding debentures and exercise of outstanding options and warrants. Sales of a substantial number of shares of our common stock could cause the price of our securities to fall and could impair our ability to raise capital by selling additional securities. The terms on which we could obtain additional capital during the life of the options and warrants may be adversely affected, and it should be expected that the holders of the options and warrants would exercise or convert them at a time when we would be able to obtain equity capital on terms more favorable than those provided for by such convertible securities. As a result, any issuance of additional shares of common stock may cause our current shareholders to suffer significant dilution which may adversely affect the market price of our common stock.

27. Because our common stock is subject to penny stock rules, the liquidity of your investment may be restricted. Our common stock is now and may continue to be in the future subject to the penny stock rules under the Securities Exchange Act of 1934, as amended. These rules regulate broker/dealer practices for transactions in "penny stocks." Penny stocks are generally equity securities with a price of less than $5.00. The penny stock rules require broker/dealers to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker/dealer and its salesperson and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations and the broker/dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction, the broker and/or dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These additional penny stock disclosure requirements are burdensome and may reduce the trading activity in the market for our common stock. As long as the common stock is subject to the penny stock rules, holders of our common stock may find it more difficult to sell their securities.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the warrants and shares of common stock in this offering. All proceeds from the sale of the warrants and shares of common stock will be received by the selling warrant holders and selling shareholders respectively.

We may receive proceeds from the exercise of the warrants. If all of the warrants exercisable for shares of common stock being registered in this offering are exercised, we could receive net proceeds of up to approximately $12,442,922. The holders of the warrants are not obligated to exercise the warrants and we cannot assure that the holders of the warrants will choose to exercise all or any of the warrants. The warrants contain a cashless exercise provision. If the holders of the warrants elect the cashless exercise provision, we will not receive any proceeds from the exercise of the warrants. We intend to use the estimated net proceeds received upon exercise of the warrants, if any, for working capital and general corporate purposes.

MARKET FOR OUR COMMON EQUITY

Summary market prices for our common stock by quarter for the 2004 and 2003 fiscal years and for the first three quarters of 2005 are as follows:

Fiscal Quarter	High Bid	Low Bid
2005
01-01-05 - 03-31-05	1.02	0.065
10-01-04 - 12-31-04	0.86	0.65
07-01-04 - 09-30-04	0.90	0.62
2004
04-01-04 - 06-30-04	1.09	0.71
01-01-04 - 03-31-04	0.87	0.63
10-01-03 - 12-31-03	0.94	0.50
07-01-03 - 09-30-03	0.87	0.17
2003
04-01-03 - 06-30-03	0.53	0.15
01-01-03 - 03-31-03	1.00	0.21
10-01-02 - 12-31-02	0.20	0.05
07-01-02 - 09-30-02	0.10	0.06

These quotations reflect inter-dealer prices, without retail mark-up, markdown or commissions and may not represent actual transactions. Prices before January 23, 2003 are adjusted for a 20:1 stock split on that date. As of June 15, 2005, we had one hundred twenty-five shareholders of record of our common stock. We have not declared any cash dividends, nor do we intend to do so. We are not subject to any legal restrictions respecting the payment of dividends, except that they may not be paid to render us insolvent. Dividend policy will be based on our cash resources and needs and it is anticipated that all available cash will be needed for our operations in the foreseeable future.

DILUTION

Since all of the shares of common stock being registered are already issued and outstanding, no dilution will result from this offering.

PLAN OF DISTRIBUTION

The selling securityholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling securityholders may use any one or more of the following methods when disposing of shares or interests therein:

-	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
-	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
-	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
-	an exchange distribution in accordance with the rules of the applicable exchange;
-	privately negotiated transactions;
-	short sales effected after the date the registration statement of which this Prospectus is a part is declared effective by the SEC;
-	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
-	broker-dealers may agree with the selling securityholders to sell a specified number of such shares at a stipulated price per share;
-	a combination of any such methods of sale; and
-	any other method permitted pursuant to applicable law.

The selling securityholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling securityholders to include the pledgee, transferee or other successors in interest as selling securityholders under this prospectus. The selling securityholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling securityholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling securityholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling securityholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the warrants by payment of cash, however, we will receive the exercise price of the warrants.

The selling securityholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.

The selling securityholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be "underwriters" within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling securityholders who are "underwriters" within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling securityholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling securityholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling securityholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling securityholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which the shares may be sold pursuant to Rule 144(k) of the Securities Act.

Section 15(g) of the Exchange Act

Our shares are covered by section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 promulgated there under. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $8,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses).

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker/dealers to approved the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, the NASD's toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

The application of the penny stock rules may affect your ability to resell your shares.

BUSINESS

Overview

We were incorporated in the State of Nevada on June 26, 2000 as Keystone Mines Limited. In June 2000, we purchased four mineral claims, situated in the Greenwood Mining Division in the Province of British Columbia, Canada.

Our principal business plan was to acquire, explore and develop mineral properties and to ultimately seek earnings by exploiting the mineral claims. In December 2002, we were advised that the mineral properties held were not economically viable. Our board of directors approved the termination of our exploration activity and the acquisition of a security management solution: The C-Chip technology.

On January 7, 2003, we acquired from Capex Investments Limited ("Capex") all assets and intellectual property related to a new wireless, web-based set of communication tools offering users complete access, remote control, and monitoring of a variety of equipment. The technology we acquired allows selective enabling, disabling (on/off) of targeted equipment, and other commands at will, from anywhere to almost anywhere in North America. Essentially, the products and solutions derived from this technology are aimed at financial institutions and leasing companies to mitigate risks and to enforce schedule of payment of borrowers and lessees of certain equipment. This technology is herein referred as the C-Chip technology.

To close on the acquisition of this technology and related assets, we agreed to pay Capex as follows: 1) a Promissory Note of $500,000 bearing no interest payable in full on January 30, 2003; 2) 5,000,000 restricted shares of our common stock; and, 3) a convertible Debenture of $2,000,000 maturing on January 15, 2007 and carrying a coupon of 2.5% payable at the option of the holder in "restricted" shares of our common stock, the said Debenture being convertible at any time at the option of the holder in "restricted" shares of our common stock at a discount of 15% to its market price. We also paid $40,000 for expenses related to the transaction. In July 2003 the Debenture, together with accrued interest, was converted to 3,910,120 common shares. In September 2003, the Promissory Note was repaid to Capex against the issuance of 909,090 common shares and 909,090 common share warrants.

In February 2003, to better reflect our new business activities, we changed our name to C-Chip Technologies Corporation and we now trade on the OTC Bulletin Board (OTC-BB) under the symbol "CCHI."

During 2003, we completed development, designed prototypes, and commenced the production of prototypes and commercialization of our initial product offerings.

In February 2004, we purchased 100% of Canadian Security Agency (2004) Inc. ("CSA"), a private Montreal-based business established in 1984 that provides security services to large corporate accounts, including courier and trucking companies. As consideration for the purchase of CSA, we issued 1,600,000 restricted common shares to 9129-2763 Quebec Inc. On closing, we released 600,000 of our restricted common shares to 9129-2763 Quebec Inc with the remaining 1 million shares being subject to an escrow agreement. The release of these 1 million restricted common shares to 9129-2763 Quebec Inc were subject to the attainment of certain milestones by CSA. The first milestone was achieved on May 2004 and 300,000 shares were released from escrow. In September 2004, a second milestone was attained and an additional 200,000 shares were released from escrow. Subject to the payment by 9129-2763 Quebec Inc. of Notes amounting to $388,546 as of March 31, 2005, we will release the remaining 500,000 shares to the selling shareholder. As of June 15, 2005, we had not release the remaining 500,000 share to the selling shareholder.

In January 2005, we proceeded with the acquisition of the assets Markus 360, a software solution offering asset management applications. The assets acquired relating to Markus 360 included the Source Code, the intellectual property, the trademark and all customers. In parallel, we entered into an agreement with Multi-Hexa Laval Inc. for the distribution of Markus 360. Initially developed for transport companies, Markus 360 offers a simple solution for the management and control of assets. Easy to use, Markus 360 provides businesses and institutions with an instantaneous global view of their equipment and other fixed or moveable assets such as tools and inventory, on or off premises, even in transit. It provides users with a detailed inventory display and offers the history of any goods, tools or equipment, by employee, department or project. As consideration for Markus 360, we agreed to pay $125,000 which was satisfied by the issuance of 164,474 n restricted common shares. We further agreed to pay a royalty of 10% on future gross sales of the software, up to a maximum of $812,084 (CND$1,000,000) over a 5 year period from the closing.

In February 2005, through our wholly owned subsidiary, 6327915 CANADA, INC., we entered into agreements to acquire one hundred percent (100%) of the outstanding shares of 9151-3929 QUEBEC INC., ("QUEBEC") and 3826961 CANADA INC. ("CANADA"). QUEBEC and CANADA collectively owned 100% 3428249 CANADA INC which owned 100% CHARTRAND LAFRAMBOISE INC. a company specializing in the security field and 100% of 9126-7641 QUEBEC INC., a corporation specializing in the credit management and verification. Collectively, QUEBEC, CANADA, 3428249 CANADA INC., CHARTRAND LAFRAMBOISE INC., and 9126-7641 QUEBEC INC. are hereinafter collectively referred to as "CLI.". In consideration for the acquisition of CLI, our Company paid, on behalf of its wholly own subsidiary, 6327915 CANADA, INC., $2,436,251 (CDN$3,000,000.00) in cash and we issued a debenture, convertible into 1,700,000 restricted shares of our Company's common stock at price of $0.82 per share.

Founded in 1986, CLI has become a standard in the field of investigative services in Canada. CLI`s track record is outstanding and includes over one thousand satisfied clients. CLI's principal services include investigation, surveillance, undercover agents, background verification, business intelligence, security consulting and labor management conflict. CLI is one of the major partners of Investigations Canada whose expertise is available throughout Canada, with 9 partners, 25 locations and over 200 private investigation and security professionals. In its last fiscal year ended on October 31, 2004, CLI reported revenue of $5,946,000 and its profitability was above industry standard.

In March 2005, we acquired all of the issued and outstanding common stock of Avensys Inc.("Avensys"), a corporation incorporated under the Quebec Companies Act part IA. Our Company issued 10,400,002 restricted shares of our common stock in exchange for 15,746,369 shares of Avensys Inc. which constituted all of the issued and outstanding common stock of Avensys. Further, our Company agreed to pay $312,625 (CDN$385,000) to holders of options of Avensys and then cancelled the options. The beneficiaries of the options have received $187,592 (CDN$231,000) as of the date hereof and will receive $124,970 (CDN$154,000) on or before December 31, 2005. The balance of the purchase price due not later than December 31, 2005 will accrue interest as from the date of closing at a rate of twelve percent (12%) per year calculated daily and payable monthly and any unpaid interest will carry interest at the same rate. The shares issued in exchange for the Avensys shares are restricted shares and have been deposited in escrow and will be released to the shareholders as follows: a first portion representing twenty percent (20%) of the issued shares will be released to the stockholders four (4) months following the closing of the transaction, a second portion representing twenty percent (20%) of the issued shares will be released to the stockholders six (6) months after the closing of the transaction, a third portion representing twenty percent (20%) of the issued shares will be released to the stockholders nine (9) months after the closing of the transaction, a fourth portion representing twenty percent (20%) of the issued shares will be released to the stockholders twelve (12) months after the closing of the transaction and the last portion representing the remaining twenty percent (20%) of the issued shares will be released to the stockholders eighteen (18) months after the closing of the transaction.

Avensys is a leader in risk management monitoring solutions for commercial and industrial buildings, infrastructures and various environments. The reputation of Avensys has been built on years of experience in solving environmental monitoring problems, from micro scale in-building sensing systems to the real time monitoring of physical variables or chemical levels to macro scale wireless landslide and flood warning systems in different countries. Through integrated solutions and services branded under the name SenseYourWorldTM, Avensys combines skills, staff and the knowledge to integrate multiple monitoring technologies to deliver real-time, automated, cost-efficient data to business users requesting increased market intelligence. Avensys also offers leading edge intellectual property, being a world leader in the development of fiber based sensors. This technology presents significant growth opportunities in the coming years, both for Avensys' own customer solutions and for worldwide distribution through indirect channels. With over 1000 established customers in North America, Europe and Asia, Avensys benefits from an excellent reputation as well as a strong clientele base to create market traction for its products and solutions. Avensys has offices in Montreal, Toronto, Vancouver and an R&D laboratory in Trois-Rivières. In its last fiscal year, ended May 31, 2004, Avensys reported revenue of approximately CDN$13,400,000 and was profitable.

Our current corporate structure is as follows:

C-CHIP TECHNOLOGIES CORPORATION

6327931 Canada Inc.	6340211 Canada Inc.	Avensys Inc	6327915 Canada Inc.	Canadian Security Agency Inc.

3826961 Canada Inc.	9151-3929 Quebec Inc.

3428249 Canada Inc.

9126-7641 Quebec Inc.	Chartran Laframboise Inc.

327931 Canada Inc., 63402011 Canada Inc, 6327915 Canada Inc, 3826961 Canada Inc., 9151-3929 Quebec Inc. and 3428249 Canada Inc. have no operations at this time.

Our principal operations are conducted in a low-rise office facility located in Montreal, Canada. Our main office is located at 4710, St-Ambroise, Suite 227, Montreal, Quebec, Canada. The main office of Canadian Security Agency (2004) Inc., is located at 705 Bourget, Suite 201, Montreal, Quebec, Canada. The main office of CLI is located at 2 Place Laval, Bureau 350 Laval, Quebec, Canada. The main office of Avensys Inc. is located at 880 Selkirk, Pointe-Claire, Quebec, Canada. Avensys has also offices at 1131 Derry Road East, Mississauga, Ontario, Canada and at 301-1493 Johnston Road, White Rock, British Columbia, Canada. The research and development facilities of Avensys are located at 247 Boulevard Thibeau, Cap-de-la-Madeleine, Quebec, Canada

Our Strategy

In today's world, security has become of utmost importance to the well-being of society and to a growing economy. The provisioning of security services and solutions enabling lower risk and increased security is an important business. Excluding the impact of terrorism on the economy which is significant but, by nature, often non-recurring in most industrialized countries, the lack of security measures to reduce losses associated with various crimes is having significant social and economic consequences.

In our day, everyone, individuals, businesses and every level of government are now extremely conscious of security at all levels. Whether it is to check the background of a new hire, potential associate, supplier, or to track, protect or monitor assets, personnel for safety or productivity reasons, or monitor the structural conditions or environmental conditions of infrastructures, buildings, or of air, soil or water to mitigate risks, all aspects of security are being sought. The security business has 3 key aspects which are:

1.	The collection and transmission of the information or data;
2.	The treatment and analysis of the information or data; and,
3.	The provisioning of the protection and intervention required.

Our long term goal is to provide services and solutions to our customers encompassing all aspect of the security industry, from the collection and transmission of information, to the treatment and analysis of the data collected, all to offer the required intervention and protection whether it pertains to assets, persons or environments. Our aim is to provide our customers turnkey results based on their security needs or desire to mitigate risks. Our plan is not to develop and market stand alone security solutions or services which can only offer our customers partial results, we aspire to offer end to end security solutions. In that regard, while we believe that sophisticated hi-tech solutions can provide significant benefits to our customers and must be part of any risk mitigation process, we also understand that to offer effective results in the most cost-efficient manner traditional means or services may be more warranted.

Since our acquisition in 2003 of a new wireless, web-based set of communication tools offering users remote access and control, and the monitoring of a variety of equipment, our operations have centered on the development and the marketing of security management solutions. This has included the development of cutting edge anti-theft systems for the automotive and power sport vehicle markets, as well as web-based asset tracking and credit management systems giving credit granters the ability to monitor and control their leased or financed assets. More recently, to ensure that we would be able to provide businesses and institutions a wider range of services, including established security services as well as innovative technological solutions, we began implementing an aggressive acquisition strategy. We believe that the security industry offers significant opportunity for growth. Our goal is to quickly attain a leading position within this industry, through internal growth, the execution of strategic partnerships as well as the conclusion of a number of selected acquisitions.

Our growth model is simple; in the security industry and the broader risk mitigation business, consolidation through an acquisition policy presents an excellent growth opportunity. There are substantial hedging opportunities in buying privately-held companies, as there is a clear discrepancy between the value assigned to publicly traded companies in that sector and what they can be purchased for on a private basis. In seeking to maximize shareholder value, our management intends to make the most of this discrepancy. Our intent is to obtain control of the ownership of selected companies involved in the risk management industry offering established security services or innovative technological solutions enabling the remote monitoring of different assets, persons or environments.

Our Current Security Services

Since 9/11 and its aftermath, world events have reinforced our opinion that the security industry offers significant opportunity for growth and our goal is to quickly attain a leading position within this industry, both from internal growth and through acquisitions. As a first step, in February 2004, we purchased CSA, a private Montreal-based business established in 1984 that provides security services to corporations and public institutions. Albeit small, CSA has built a solid reputation for the quality of its services with clients in both the private and public sectors. More recently, we acquired the operations of CLI in February 2005. CLI has set the standard in the field of investigative services in Canada. CLI's track record is outstanding and includes over one thousand satisfied clients. CLI's principal services include investigation, surveillance, undercover agents, background verification, business intelligence, security consulting, and labor management conflict. CLI is one of the major partners of Investigations Canada whose expertise is available throughout Canada, with 9 partners, 25 locations and over 200 private investigation and security professionals. Our current services include the following:

Security Officers

We currently employ security officers assigned for the most part in commercial and industrial centers and office buildings. Their mission consists of providing quality protection services, combined with courteous customer service to our clients. Our security officers all possess the necessary qualifications to work with complex and multi-purpose high-tech security systems.

Investigations

Our investigation team is made up of highly specialized experts with long-standing experience in the art of investigation and research. We offer external investigations, internal investigations and other related services. The external investigations include fraud, insurance and workers' compensation, in-house theft, productivity problems, inventory protection, and drug trafficking. The internal investigations are mainly concerned with research, pre-employment checks, criminal files, and due diligences. Other related services include VIP personal protection services as well as the management of labor conflicts.

The Market and Opportunities for our Risk Management Solutions

To allow increased security and control the usage of remote equipment, we have initially focused on the development and marketing of risk management solutions which use integrated wireless communications, RFID technology, transaction processing, software applications and the Internet, and when location is required, Global Positioning System (GPS) technology to enable users to efficiently access, control, manage and monitor remote assets. Our solutions are designed to be easy-to-use and cost-effective. We allow our customers to use our website to remotely access, control, locate and monitor different types of equipment or services, essentially for increased security. Our solutions allow users to remotely control and monitor the use of certain targeted equipments, from anywhere to almost anywhere in North America. We believe our security solutions to control and monitor remote equipment, and vehicles in particular, provide significant value to business users by lowering their risks, their costs and increasing the efficiency of their operations.

Our initial risk management solutions are positioned in a truly exciting industry, which is about interconnecting machines with IT infrastructure and mobile assets. In addition to location, control, and monitoring of assets in the field, various mobile resource management functions can include dispatching, messaging, event confirmation or notification, project management and timekeeping while workers are in the field. Our company is involved in M2M (machine to machine, mobile to machine) communications with a focus on security solutions targeting businesses and all industry experts concur; this is bound to become a huge industry. Because there is a large, readily available market for telematics applications for automotive products, management has positioned its initial product development effort toward this industry. We are currently beginning to market a comprehensive offering to the automotive sector with solutions encompassing the credit, asset and security management industry. Our current technology is based on a platform that can be adapted to a wide number of products, including office equipment, industrial machinery and consumer electronics products. Future research & development projects will be aimed at expanding the products in which our current security management solutions can be embedded.

Recently, to expand our offering of monitoring solutions to different environments as well as buildings and infrastructure, we recently acquired Avensys Inc. Avensys has developed a distinctive expertise in Fiber Bragg Grating (FBG) offering unique advantages for distributed sensing applications, namely for variables such as Temperature, Humidity, Pressure, Strain, etc. To further broaden its sensing expertise, Avensys has also in place a research & development program that is expected to extend its expertise to organic and chemical compounds within 2 years. In addition, Avensys is developing complementary technologies like innovative optoelectronic interrogation units to collect data from thousands of fiber sensors in a cost effective manner.

The reputation of Avensys has been built on years of experience in solving environmental monitoring problems, from micro scale in-building sensing systems to the real time monitoring of temperature, humidity, pressure or chemical levels to macro scale wireless landslide and flood warning systems in different countries. Through integrated solutions and services branded under the name SenseYourWorldTM, Avensys combines skills, staff and the knowledge to integrate multiple monitoring technologies to deliver real-time, automated, cost-efficient data to business users requesting increased market intelligence.

Although no market studies are available for integrated environmentally related monitoring solutions, we can find an indication of the importance of this market by looking at the market for sensors which is the primary building block of monitoring solutions. Currently, while a large part of the fiber optic sensors market was concentrated in the very specialized field of gyroscopes, it is expected that by 2008 most fiber optics sensors will be used in distributive sensing applications, a market segment where Avensys technology shines particularly.

Avensys' distributed fiber based sensing technology offers multiple variable sensors all installed on a single fiber strand. Sensors can be interrogated remotely from different means of communications, are insensitive to EMI/RFI and lightning, do not require electricity, can sustain very high temperatures and are ideal for hostile or corrosive environments. Furthermore, all of Avensys' FBG based sensors are designed for a minimum 25 year lifecycle with little or no maintenance, which considerably reduces the cost of ownership. The main market segments for which Avensys' distributed fiber based sensing technology is particularly suited include the environmental, geotechnical, industrial, aerospace, nuclear and semiconductor vertical markets. With over 1000 established customers in North America, Europe and Asia, Avensys benefits from an excellent reputation, a strong clientele and a revenue base last year of over CDN$13 million to create market traction for its products and solutions.

Our Current Web Based Security Solutions

Our C-Chip business unit is now making the transition from an R&D / testing company to a marketing and sales organization. The basic system elements of our technology include a chipset embedded in target devices. This includes a radio frequency receiver and microprocessor, web-based applications and database management. Other required components include access to wireless networks and Internet access. The processor is addressable through a unique electronic serial number that corresponds to the individual device. The processor accepts an input signal and compares it to a number of criteria to determine if the current operating condition should be maintained or modified. Additional components to the basic unit include GPS technology for location/tracking and a host of additional monitoring features.

To process the commands of authorized users and to enable our users to manage their own database of embedded devices from a central point using the Web, we have built our own Secure Data Management Center. This eliminates the need for our users to make a substantial investment in acquiring and supporting capital equipment, such as hardware, software and data networking equipment, to use our services.

We utilize proven and effective wireless communications technologies, which includes one-way messaging services, two-way messaging services and cellular services.

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One-way messaging services: At present, our Credit Chip offers unidirectional communication (receive-only). Unidirectional transmission provides the desired functionality for most credit and risk management solutions; particularly those related to the protection of low to mid-range value assets. One-way communication enables reduced product cost and transmission expense. However, it is limited by the fact that receipt of the instruction is not decidedly apparent. Our current wireless carriers are Rogers AT&T in Canada and Skytel in the United States.

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Two-way messaging services: We use a two-way communications network when GPS technology is required for locating and tracking assets. Two-way messaging services offer reduced costs for both the hardware and service charges. These networks offer adequate coverage in populated areas. Carriers we use include Pagenet in Canada with roaming service in the US offered by USA Mobility, and USA Mobility in the United States with roaming service in Canada offered by Bell Mobility.

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Cellular services: We also use cellular communications when there is a need for additional network coverage, particularly when communication is needed between a central location and assets located in remote areas. The cost of the hardware and service charges are higher. We currently use the MicroburstTM network operated by Aeris.net. MicroburstTM cellular network aggregates unused cellular bandwidth keeping usage costs relatively low.

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Mapping and GPS technology: Mapping software and GPS technology are now widely available at low costs. Mapping enables our users to view on a map, precisely where their assets are located. This has the effect of facilitating a whole range of location-based services.

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Web based communications: The Internet now provides the ability to host a variety of applications services. As a result, the Internet has eliminated the need for costly technical infrastructure and management expense associated with proprietary systems.

Our technology efforts focus on creating new services and enhancing the reliability, availability and features of our products and services while maintaining a scalable and cost effective architecture. Our proprietary technologies are designed to work with technologies from other companies, including our partners, competitors, and other third parties. Similarly, our services are designed to operate with a variety of wireless communications protocols. We expect to continue to develop additional proprietary technology where feasible and to purchase or license technology where cost-effective. Our technology efforts focus on the following areas:

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Wireless technology. One of our objectives is to continue to maintain our technological independence from wireless protocols and platforms, enabling our customers to communicate with our Secure Data Management Center in the way or ways which best suit their needs.

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Access and Internet technology. The delivery of our services is complex in part because it involves the continuous collection, storage and processing of data from a potentially large number of remote assets in the field as well as processing requests from users accessing our Secure Data Management Center. To manage the throughput of customer information and to deliver our services to our customers, we use secure Internet connections between our Secure Data Management Center and users accessing our services as well as the wireless networks transmitting customer information. We plan to further enhance access to customer data and our services by further developing our access alternatives.

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Information technology. We have an information technology organization dedicated to maintaining and enhancing our Secure Data Management Center. By managing our services at our Secure Data Management Center, we relieve our customers of the development and operations burden of managing services resulting from the integration of location technologies, wireless communications protocols, the Internet, access technologies and software applications. Our Secure Data Management Center is located in Montreal, Canada. From our Secure Data Management Center, we maintain variable-speed capacity connections to the Internet and dedicated connections to the wireless networks we use. In the event of a power failure, our systems are powered by a backup power supply.

Our core technology is readily applicable as a credit, asset, and/or protection management solution. Because there is a large, readily available market for telematics applications for automotive products, management has positioned its initial product development effort toward this industry. We have two core solutions which are:

1. Credit Chip, is a small device installed in-line with a rented, leased or financed vehicle's starter circuitry. It allows the credit grantor to disable starting of the vehicle if the customer's account is in default. Addressing and disabling a vehicle is as simple as logging onto our secure website, entering a username and password, selecting the customer account, and then clicking on "Disable." In respect of "Right to cure" laws, an audible warning may also be enabled to advise the customer of the impending shut-down, giving them a 1, 2 or 3-day grace period.

2. Shadow 100 is one of the most cost effective vehicle tracking devices on the market today. It provides the user with a location map, in real-time via the Internet right on their computer screen. Users can locate a targeted vehicle and additional features can include defining a geo-fencing area, which will flag the device to automatically send its coordinates when the unit either enters or exits this area, and even to optionally command it to wirelessly enable or disable a credit link on the vehicle's starter. As well, the user may download a 30-day location history, by using a handheld wireless data collector. The locations may afterwards be uploaded from the data collector to their PC, to be viewed on a multi-event map, and each location is stamped with a time and date.

Business and institutional users of our security solutions are expected to find a variety of compelling benefits. We believe that many of these benefits result in operational efficiencies or competitive advantages. Benefits of using our solutions would include the following:

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Efficient tool to enforce payment of lease and loans: When an account requires attention, a credit grantor using our solutions can simply log onto our Secure Data Management Center (SDMC) to wirelessly send an instruction to deny operation of the targeted vehicle or other equipment. Since the operation can be easily restored once the account is in good standing, prompt reactions to delinquency make our solutions a strong tool to persuade accounts to stay current.

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Increased market opportunities: Our solutions, by acting as an "electronic co-signer," can provide increased market opportunities by allowing credit to be extended to a broader, higher-risk, customer base.

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Improve the productivity attained from mobile equipment and assets: Using our solutions, users can use location, mapping landmarks and path-sequencing features to maximize the time spent completing work orders. Users can also monitor productivity from using our solutions in many ways, i.e. by an increase in the number of jobs equipment or an asset can complete per day or by an increase in revenue earned by equipment per day.

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Decrease the costs of operations: Using our solutions, customers can reduce the cost of operating remote assets. For instance, users can use our solutions to automatically monitor and schedule maintenance activities for assets in the field. Users can also experience decreases in their costs from using our solutions in many other ways, including a decrease in the cost incurred for insuring mobile assets.

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Users can improve responsiveness to their customers: Using our solutions, users can be more responsive to their customers through more efficient dispatching. For example, users can utilize our location-on-demand feature to assign a pending work order to the closest or best-equipped mobile assets to provide the quickest response that meets the end-customer's demands.

Our technology efforts focus on creating new services and enhancing the reliability, availability and features of our products and services while maintaining a scalable and cost effective architecture. Our proprietary technologies are designed to work with technologies from other companies, including our partners, competitors, and other third parties. Similarly, our services are designed to operate with a variety of wireless communications protocols. We expect to continue to develop additional proprietary technology where feasible and to purchase or license technology where cost-effective.

Markets and Customers

We believe that our products and solutions provide significant value to our customers by decreasing the costs and increasing the efficiency of their operations. We are targeting our products to businesses in the following markets:

-	Insurance
-	Car dealerships
-	Telecommunications
-	Construction
-	Facilities/waste management
-	Field service
-	Transportation (freight and passenger)
-	Courier/delivery
-	Distribution
-	Security
-	Cable/ Broadband Utilities

As of June 15, 2005, the sales and marketing team related to our C-Chip business unit consisted of different consultants, resellers, agents and distributors. We are currently adding personnel to our sales and marketing team. The marketing department of our C-Chip business unit is expected to undergo a wide variety of activities, such as awareness and lead generation programs and product management. These activities will include Internet promotions, public relations, seminars, direct mail, trade shows, and co-marketing and co-branding with potential partners.

Our Current Sensor Based Monitoring Solutions

In March, we acquired Avensys, a monitoring solutions company with a leading edge technology in fiber based sensing applications combined with an established market position in the monitoring of different environmental conditions.

In a simplified manner, Fiber Bragg Grating (FBG), which is the basis of Avensys technology, is a fiber that has been modified to reflect a specific wavelength. This technology can be used to produce various optical components, and can also be applied to produce a new generation of sensors. The physical principle behind FBG sensor is that a change in strain, stress, or temperature will alter the wavelength of the light reflected in the fiber and the latter can be monitored. The property variations can be detected and correlated to the corresponding environmental factors, which is the fundamental mechanism for how FBG operates as sensing element. By using specialized coating materials, this principle can also be extended to measure various chemicals and contaminants. Avensys has completed a first research and development program which will allow the upcoming launch of a line of sensors for physical variables. Furthermore, Avensys is at the forefront of future optical technologies to monitor chemicals and contaminants using fiber sensors.

The benefits of using Avensys FBG optical sensors for physical variables (temperature, humidity, pressure, strain, vibration, etc.) are significant. Conventional technologies require frequent maintenance and calibration and are sensitive to electromagnetic and radio interference. For example, sensors installed on a bridge must be maintained and calibrated regularly and can be seriously damaged when lightning strikes. By comparison, optical sensors do not need calibration or maintenance for a minimum of 25 years, and would not be affected by lightning. They therefore constitute a replacement technology with significant advantages. Additionally, multiple FBG sensors can be installed on a single fiber, which offers additional advantages for point to multipoint applications, which is almost always the case for geotechnical and environment solutions where Avensys is mostly active. As an example, a series of different sensors can be installed on a single fiber strand in a tunnel structure to measure different variables, and the interrogator that reads the measurements can be located kilometers away.

Looking forward, the next generation of sensors on which Avensys is currently working for chemical and contaminant measurements, will in effect offer real-time, dynamic measurements that can only be obtained through laboratory testing with today's technology.

Our current line of sensors for physical variables is the following:

1) HumiditySenseTM - Based on the polyimide recoating process, our Humidity SenseTM has applied polyimide over grating region. As polyimide has a tendency to absorb moisture from air and, hence, to expand incrementally to release tension built into the coated fiber, this tension release will cause grating's wavelength to increase and this can be monitored with precision.

2) StrainSenseTM - Our Strain SenseTM is embedded fiber grating into a composite bar that is buried in concrete structures. The composite bar's length is specially designed to ensure enough friction force to prevent slippage of the bar inside concrete structure. With these sensing enabled bars, users can monitor at any time mechanical deformation of a critical infrastructures such as bridges, highway and dams. Embedded sensors will provide the most accurate measurement of stress and strain. Our StrainSenseTM has been used commercially for several years in civil structures.

3) PressureSenseTM - Based on a scheme of alloy diaphragm deformation under the pressure of liquid or gas which modifies the grating's wavelength, our PressureSenseTM can monitor pressure or liquid with precision.

4) TemperatureSenseTM - Packaging is a key factor for turning grating into temperature sensors. Our TemperatureSenseTM is based on our proprietary twingrating packaging technology where one grating operates as humidity or pressure sensing element, and the other one as temperature sensor. With such design, one sensing device can detect and monitor both temperature and humidity

Avensys also manufactures and sells specialized components that are building blocks of fiber sensors. These are:

1) Phase masks - The basic components used in conjunction with a laser to generate FBG

2) Fibre Bragg Gratings for optical filters and telecommunication applications;

3) Optical sensors components for third party OEM or private labeling

Avensys also offers different products that our research and development team have developed over the years. Our current integrated solutions offerings cover a large spectrum of the monitoring value chain. They include:

Our Integrated Solutions

1) ThermoScopeTM - This product is a HACCP (Hazard Analysis Critical Control Points) certified BACnet (Building Automation and Control Networks) based surveillance system that regulates and manages refrigeration. The system records information transmitted by its multiple sensors and continuously transmits data to a central point which are then treated by a specialized software application. The information gathered includes all standards for the system: temperature guidelines, humidity rates and possible concentrations of ammonia in cold rooms. BACnet is the leading non proprietary standard for in-building controls. This integrated system is aimed at the agriculture and food processing industry.

2) PolyscopeTM - Based on the same principle as ThermoScopeTM, this system is a generic platform designed to manage any in-building sensing application.

3) SignalPage IITM - This is an integrated alarm system for human assets management which allows surveillance of facilities, such as hospitals, retirement homes, etc., counting up to 744 rooms. This sophisticated system consists of a main panel to which up to 31 addressable modules can be connected. Every module communicates with the main panel via a serial link which allows cabling and installation to be easier and at a lower cost. In addition to security, the SignalPage IITM allows surveillance of high pressure detectors of tanks' level controls or other systems. This product is aimed at the health market segment.

Future Developments

Our research and development team is composed of 20 engineers & scientists; including 6 Ph.D's in their respective domain of expertise. Since June 2003, we have initiated different projects in partnership with Queen's University, Laurentian University and Dalhousie University.

We are also a leading partner in a consortium named Intelligent Advanced Environmental Monitoring System (IAEMS). IAEMS is a research and development project allied to the Intelligent Manufacturing Systems (IMS) international project titled Advanced Environmental Monitoring System (AEMS). AEMS is itself an international consortium working on the development of complementary technologies in the monitoring field, including among other: Toshiba and Shimizu of Japan, developing a bilipid-membrane-based sensor for contaminants including heavy metals; Oak Ridge National Labs in the USA, developing a "biochip" technology for detection of biological contaminants, and; Cranfield Institute, in the U.K., developing a "whole cell biosensor" for detection of contaminants based on toxicity to model cells.

These projects involve substantial challenges, including:

-	Measuring parameters that have never before been detectible outside of a laboratory setting.
-	New architectures for Data Loggers and Telemetry
-	Using pattern recognition and neural networks to characterize the data as it comes in, automatically checking validity and reliability.
-	Automated calibration and diagnostics
-	Full integration with decision support systems and active alert warning systems.

Closer to commercialization, we are in the final testing stage for a water level bubbler, a very advanced, extremely precise water level measurement sensor device for hydrological applications, namely for water basins management and flood warning system. This product was developed in participation with Hydro Quebec who is expected to use our system to measure and monitor precisely the water level in its many hydro-electrical water reservoirs. Our system can also be used in industrial applications to remotely measure level of liquids in tanks and reservoirs.

Avensys is also working on the development of a high speed fiber grating sensor interrogation system which can be attractive in many applications, especially for impact experiments, and vibration and seismic studies. The interrogation system that we are developing is a sensor system with a fast sampling frequency. Such a high speed does not exist on the market at the present time.

Markets and Customers

From a focus on the development, manufacturing and marketing of components and products enabling the monitoring of different environmental conditions based on fiber sensing technology, our vision for the future is to design and market monitoring devices & instrumentation and offer complete, turnkey integrated monitoring solutions branded under the appellation "SenseYourWorldTM". To provide end to end monitoring solutions to our customers, we intend to have a foothold and be involved in all parts of turnkey monitoring solutions, including:

1)	The provisioning of physical devices to measure desired conditions - the Monitoring Technologies;
2)	An overall physical architecture to bring the data to a central point - the Data Acquisition process;
3)	A software layer to analyze and process the information - the Data Applications; and,
4)	An access to software tools and reports needed for a specific application - the Data Access & Reporting process.

To enable us to offer end to end monitoring solutions to our customers, our proprietary technologies are designed to work with technologies from other companies, including our partners, competitors, and other third parties. Similarly, our services are designed to operate with a variety of communications protocols. We intend to continue to develop additional proprietary technology where feasible and to purchase or license technology where cost-effective.

We believe we are now considered a key player in the environment monitoring market with a significant foothold in the structure & geotechnical market segments. We are among a few world players in the market for Fiber Bragg Grating (FBG) technology and we believe our cost structure is one of the lowest in the industry. In fact, some of our competitors in distributed fiber based sensing technology actually purchase optical components from us. To offer complete end to end security monitoring solutions, we intend to leverage our existing customer base which includes over 1000 established accounts. A sample of our customer base includes:

Components and Sensors
3m Canada	City of Toronto	IGA Supermarkets
Abitibi-Consolidated	Daishowa Marabeni Inc.	Irving Oil
Agri-Food Canada	Department of Agriculture	INRS-Institut Armand-Frappier
Agropur	Department of Fisheries And Oceans	Labatt Breweries of Canada
Alcan Aluminium Ltee	Department of National Defence	Merk Frost Canada
B.C. Environmental	Department of The Environment	Metro and Richelieu
Basf Canada	Dofasco Inc.	Ontario's Ministry of Environment & Energy
Bombardier Inc.	GE Canada Inc.	Nestle
Bowater Pulp And Paper	Gouvernment Du Quebec	Nova Scotia Power
Bristol-Myers Squibb	Health Canada	Domtar
Cascades Carton Plat	Hydro Quebec	Federal Public Works & Government Services
Bookham

Integrated Monitoring Solutions
National water level management (Poland)	Optical network (US National Defence) Refrigeration controls (IGA)
Flood prevention (China)	Ammonia levels monitoring (Versacold)
Flood prevention (Guyanna)	Water level measurements (Hydro Quebec)
Landslide prevention (Hong Kong)	Air quality surveillance (Environment Qc)

Our market is very fragmented with a large number of specialized small-to-medium sized engineering firms offering custom design hardware-software solutions. Custom-designed monitoring systems will typically measure one specific condition and are all, in most part, incompatible. In this context, end-users will need to purchase separate components from different vendors to address various monitored parameters and, as of now, have limited options to acquire needed data in a seamless integrated solution. This is where we shine the most; distributed sensing applications or the ability to monitor and manage different environmental conditions with a single fiber.

In addition to our core environmental market, the markets that we intend to target with end to end monitoring solutions include:

-	Geotechnical - Bridges, roads, civil structures, etc.
-	Industrial - Plants, oil & gas, mining, power generation, etc.
-	Others - Aerospace, semiconductors, nuclear

The above markets are amongst those which would benefit the most from our distributed fiber monitoring technologies. Further, our end to end monitoring approach where the ultimate customer solution is an actual outsourcing of its global monitoring needs, would provide other significant benefits, including, important economies of scale related to the installation and maintenance of monitoring services as our customers would not pay for the physical infrastructure, but for the acquisition of data. Considering that often half of the cost of monitoring systems is directly related to the installation and maintenance of the equipment, our packaging of end to end monitoring solutions to customers could translate into significant benefits for them, whilst generating recurring, profitable revenue streams for us.

As of June 15, 2005, our Avensys business unit' s sales and marketing team consisted of fifteen (15) full-time employees in three locations, different consultants, resellers, agents and distributors. We are currently adding personnel to our sales and marketing team. Our marketing department is expected to undergo a wide variety of activities, such as awareness and lead generation programs and product management. These activities will include Internet promotions, public relations, seminars, direct mail, trade shows, and co-marketing and co-branding with potential partners.

Manufacturing

We outsource the manufacture of all of our web-based security products to third parties. Raw components for our web-based products are readily available from wholesale and retail electronics parts suppliers such as Arrow Electronics, Avro, Microchip, Aromat, American Zettler, Future Electronics, Digikey, and US Electronics. The housings for the units require custom molds which are contracted to third parties for production. We have an agreement in place with an ISO 9002-certified manufacturer in the Montreal region. We carry minimal inventory of our web-based products. We outsource the manufacture of products based upon orders we receive. For large orders, our current lead-time for delivery is about 4 to 6 weeks.

We rely partly on our third party manufacturers for quality control. Internally, we conduct a series of tests to ensure that delivered products are reliable and suitable. We ship the products to our customers from our corporate headquarters. With these controls and procedures in place, we believe we have the ability to identify defects before products are shipped. We are keenly aware that any omission or the inability to detect defects before products are shipped could result in the rejection of products, damage our reputation, lower revenues, divert development resources, as well as increase costs in customer service, support and warranty claims.

The manufacturing of Fiber Bragg Grating (FBG) components and sensors is done in house. Avensys benefits from a very well equipped clean room for optical manufacturing with over 30 professionals involved directly in the manufacturing division. An internal program for ISO 9001 certification was undertaken in 2004, with a full certification expected in 2005.

Warranties

All of our web-based products are offered with a warranty. Our current policy is to offer a warranty of one year on all of our web-based products sold. Our policy for manufactured products varies between 3 months and one year, depending on the product.

Insurance

Currently, we have insurance coverage of $1,000,000 for web-based security products: $1,000,000 for general liability and coverage for our fixed assets. CSA has insurance coverage of $1,000,000 for services and $1,000,000 for general liability and coverage of its fixed assets. CLI has insurance coverage of $3,000,000 for services and $1,000,000 for general liability and coverage of its fixed assets. Avensys has insurance coverage of $3,000,000 for its fiber based products and $1,000,000 for general liability and coverage of its fixed assets.

Government Regulation

Our businesses in the security service industry are subject to various federal, state, local and foreign laws and regulations. Two of our subsidiaries hold security licenses from, and their security services are regulated by, a local government agency. Both are in good standing. We also use some data from outside sources, including data from third party vendors and various government and public records services, in performing our security services. The use of this data is regulated by certain laws and regulations. To date, applicable laws and regulations have not interfered materially with the manner in which we obtain information and conduct our operations, including our access to data used in our business. However, changes in these laws and regulations or the adoption of new laws or regulations, particularly those relating to privacy, could interfere with our method of operations and access to data and, as a result, could materially adversely affect our business.

In addition to regulations applicable to businesses in general, our web-based products are subject to certification by the Federal Communications Commission in the US and by the Department of Communications in Canada. Our first generation of web-based products are all in the process of obtaining such certification for the US and Canadian markets. Other web-based products are expected to undergo the certification process once all pre-commercialization tests are completed. Further, wireless carriers who supply us with airtime enabling our services are also subject to regulation by the Federal Communications Commission in the US and the Canadian Radio-Television and Telecommunications Commission in Canada.

Manufactured products are subject to various industry and government certifications, all of which need to be obtained before commercial launch.

Competition

The market for our security services is subject to intense competition. Although a large part of the market is provided by important multinationals, the vast majority of security related services are provided by thousands of small entities, all offering a range of limited services. In the province of Quebec where our security services are essentially rendered, while we may from time to time compete with the larger multinationals, we compete mostly with firms such as Garda World, Kolossal, Sec-Pro and many other smaller entities.

Competition is based on reputation, relationship with customers, quality of services and, to some extent, prices. We believe we have an advantage over our competitors in terms of reputation, relationship with our customers and the quality of our services.

In each of the market segments we intend to position our web-based products, we compete primarily on the basis of functionality, ease of use, quality, price, service availability, effectiveness and financial strength. All our target markets are highly competitive. As the demand by businesses for wireless communications tools enabling the management of remote assets increases, the quality, functionality and extent of competitors' products and services is expected to progress with new competitors flooding our markets, possibly further lowering prices of products and services. In addition, we expect that the widespread adoption of industry standards may make it easier for new market entrants or existing competitors to improve their existing products and services or offer some or all of the products and services we offer or may offer in the future, possibly at lower prices than ours. This would harm the competitive advantages that our products and services currently enjoy.

In the market for credit management solutions in the automotive sector, we compete with products currently marketed by OnTime, PassTime, and PayTeck. All of these competitors offer different versions of an "egg timer" whereby a code must be manually entered using a keypad to enable a physical device connected to the vehicle's starter. The process enables the use of the vehicle for a certain period of time. Although the device does not rely on wireless network coverage to function, a code must be given and manually entered after each payment has been made. These devices work well but involve significant management time and expense. Our basic product offers a significant price advantage over these manual devices and, in management's opinion, is a much more sophisticated solution as it is totally transparent to users.

In the market for asset management solutions, our SHADOW competes with many different offerings. This market is highly fragmented. Among others, we currently compete with @Road, Intertrak, Global Tracking, AirIQ, Earthtrak, Datacom, Vigil, WebTech and QUALCOMM, just to name a few. Relative to our solutions, our direct competitors tend to offer extensive and high-priced solutions. Other potential competitors in the future could include other wireless Internet companies, such as Openwave Systems and Research in Motion; companies working on emergency 911 solutions, such as True Position; companies with solutions that integrate location, wireless communications and call centers, such as General Motors with the OnStar system; and companies that provide wireless, location-relevant applications, such as SignalSoft. We do not know to what extent network developers and wireless operators will seek in the future to provide solutions enabling the management of remote assets, but this is a market that is already competitive and expected to become even more competitive in the future.

In the environmental monitoring market, competition is diverse and the industry is very fragmented with many companies offering highly specialized products or solutions. We compete primarily on the basis of reliability, effectiveness, functionality, ease of use, quality, price, service availability and financial strength. All our target markets are highly competitive. As the demand by businesses for environmental monitoring solutions increases, the reliability, effectiveness and extent of competitors' products and solutions is expected to improve with new competitors entering our markets, possibly further lowering prices of products and solutions. In addition, we expect that the widespread adoption of industry standards may make it easier for new market entrants or existing competitors to improve their existing products and services or offer some or all of the products and services we offer or may offer in the future, possibly at lower prices than ours. This could harm the competitive advantages that our products and solutions currently enjoy.

In the market for integrated environmental monitoring solutions, our competitors are mostly large engineering firms. These firms have generally far greater resources than we do. Yet, engineering firms that we compete with tend to offer integrated point-to-point monitoring solutions, whereas our focus is on providing our customers distributed environmental monitoring solutions. In the market for fiber based sensors, our competitors are also numerous, but this market is more concentrated as the top seven firms account for about a third of the total market. Point-to-point fiber sensing is a relatively mature market and some key industry participants are Luxtron, Luna Innovations and FISO. In the market for distributed Fiber Bragg Grating sensors, our competitors would include Blue Road Research, Atek, AOS, Micron Optics and Smart Fibres. The market for distributed Fiber Bragg Grating sensors is an emerging market still subject to intense R&D. While we consider the products and solutions of our competitors to be of quality, we believe we have clear competitive advantages, especially from a cost perspective. Other significant players in our markets would include: ABB, AOS GmbH, CiDRA, Dynisco, Fibre Dynamics, Herga, Micron Instruments, MTI Instruments, Ocean Optics, Omnisens, Optrand, Philtec, RJC Enterprises, Sensa, Smartec and Takaoka.

Intellectual Property

We rely on a combination of patent, trade secret, trademark and copyright laws, and nondisclosure and other contractual provisions to protect our proprietary technology. Currently, we have three patents pending and we intend to file other patent applications when there is justification to proceed in such a way. As part of our confidentiality procedures, we generally enter into nondisclosure agreements with our employees, consultants, distributors and partners and limit the dissemination and access to our technical documentation and other proprietary information. Avensys holds a registered patent for Fiber Optic Grating Temperature Compensation Device and Method. It bears serial number 09/471238 in the United States, and serial number CA 2293080 in Canada.

Employees

As of June 15, 2005, we had two hundred forty-five (245) employees on the payrolls of C-Chip, CSA, CLI and Avensys and we retained several full-time and part-time consultants. Our employees are not unionized. We believe relationships with our employees and consultants are good.

Legal Proceedings

In the course of normal business, the Company may be subject to threat of litigation, claims and assessments. Management does not believe that unfavourable decisions in any pending procedures or threat of procedures or any amount it might be required to pay will not have a material adverse impact on our financial condition.

On April 11, 2005, the Company dismissed the President of Canadian Security Agency (2004) Inc. While there is no litigation at this time, we understand that the former officer may take action against the Company arguing dismissal without cause. The Company intends to contest the case vigorously and, in the event of an unfavourable outcome, the amount of any damages is not expected to have a material adverse impact on our financial condition.

In May 2005, a potential distributor with whom the Company was contemplating to conclude a formal agreement has indicated that they intend to claim the reimbursement of certain sales and marketing expenses that they incurred in a pre-marketing feasibility study for one of the Company's products. In the event of an unfavourable outcome, the amount of any damages is not expected to have a material adverse impact on the Company's financial condition.

DESCRIPTION OF PROPERTIES

We currently lease approximately 4,122 square feet for administration and product development. Our main office is located at 4710 St-Ambroise, Suite 224A, Montreal, Quebec, Canada. The base rent for the current premises is approximately $5,449 CDN inclusive of taxes per month and is subject to annual increases equivalent to the increase in the Consumer Price Index ("CPI"). This lease expires on November 30, 2005.

The office of our wholly owned subsidiary, Canadian Security Agency (2004) Inc., is located at 760 Bourget, Suite 301, Montreal, Quebec, Canada. They currently lease approximately 1,900 square feet for administration. The base rent for the current premises is approximately CND$2,300 inclusive of taxes per month and is subject to annual increases equivalent to the increase in the Consumer Price Index ("CPI"). This lease expires in June 2010.

The office of our wholly owned subsidiary, Chartrand Laframboise Inc., is located at 2 Place Laval, Suite 350, Laval, Quebec, Canada. They currently lease approximately 6,700 square feet for administration. The base rent for the current premises is approximately CND$12,100 inclusive of taxes per month and is subject to annual increases equivalent to the increase in the Consumer Price Index ("CPI"). This lease expires on January 31, 2007.

The main office of our wholly owned subsidiary, Avensys Inc., is located at 880 Selkirk, Pointe-Claire, Quebec, Canada. They currently lease approximately 20,500 square feet for administration and production. The base rent for the current premises is approximately CND$13,670 inclusive of taxes per month and is subject to annual increases equivalent to the increase in the Consumer Price Index ("CPI"). This lease expires on July 31, 2006.

Avensys has also two sales representative offices in Canada. They currently lease approximately 3,615 square feet for administration at 1131 Derry Road East, Mississauga, Ontario Canada. The base rent for the current premises is approximately CND$2,184 inclusive of taxes per month and is subject to annual increases equivalent to the increase in the Consumer Price Index ("CPI"). This lease expires on June 30, 2006. They currently lease approximately 400 square feet for administration at 301-1493 Johnston Road, White Rock, British Columbia, Canada. The base rent for the current premises is approximately CND$500 inclusive of taxes per month and is subject to annual increases equivalent to the increase in the Consumer Price Index ("CPI"). This lease expires on January 31, 2007.

Avensys Inc. also maintains research and development facilities and development facilities. These facilities are located at 247 Boulevard Thibeau, Cap-de-la-Madeleine, Quebec, Canada They currently lease approximately 6,500 square feet and the base rent for the current premises is approximately CND$2,871 inclusive of taxes per month and is subject to annual increases equivalent to the increase in the Consumer Price Index ("CPI"). This lease expires on October 30, 2006.

We believe that additional office space will be required, and readily available, as our business grows.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Caution about Forward-Looking Statements

This management's discussion and analysis of financial condition and results of operations of C-Chip Technologies Corporation should be read in conjunction with the financial statements and notes thereto of the Company for the year ended June 30, 2004 as included in Form 10-KSB and the three month period ended March 31, 2005 as included in Form 10-QSB. Because of the nature of a relatively new and growing company the reported results will not necessarily reflect the future.

This section includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

Our Business

Our operations are positioned in the security industry and, more precisely, in the risk mitigation business. Our focus is on enterprise risk management for businesses and institutions. We offer corporations and institutions security management solutions and services enabling them to acquire market intelligence, lower business risks and improve customer services. Our security solutions and services are aimed at increasing our customers' revenues and profits.

Since our acquisition in 2003 of a new wireless, web-based set of communication tools offering users remote access and control, and the monitoring of a variety of equipment, our operations have centered on the development and the marketing of security management solutions. This has included the development of cutting edge anti-theft systems for the automotive and power sport vehicle markets, as well as web-based asset tracking and credit management systems giving credit granters the ability to monitor and control their leased or financed assets.

More recently, to ensure that we would be able to provide businesses and institutions with a wider range of services, including established security services as well as innovative technological solutions, we began implementing an aggressive acquisition strategy. We believe that the security industry offers significant opportunity for growth. Our goal is to quickly attain a leading position within this industry, through internal growth, the execution of strategic partnerships, as well as the conclusion of a number of selected acquisitions. In that regard, in the three month period ended March 31, 2005, we have been particularly active closing two material acquisitions as well as a private placement of $4,675,000 with eighteen institutional investors.

Our growth model is based on the following premise; in the security industry and the broader risk mitigation business, consolidation through an acquisition policy presents an excellent growth opportunity. There are substantial hedging opportunities in buying privately-held companies, as there is a clear discrepancy between the value assigned to publicly traded companies in that sector and what they can be purchased for on a private basis. In seeking to maximize shareholder value, our management intends to capitalize on this discrepancy. Our intent is to obtain control of the ownership of selected companies involved in the risk management industry offering established security services or innovative technological solutions enabling the remote monitoring of different assets, persons or environments.

Our long term goal is to provide services and solutions to our customers encompassing all aspect of the security industry, from the collection and transmission of information, to the treatment and analysis of the data collected. Our intent is to offer the required intervention and protection whether it pertains to assets, persons or environments. Our aim is to provide our customers turnkey results based on their security needs or desire to mitigate risks. Our plan is not to develop and market stand alone security solutions or services which can only offer our customers partial results. We aspire to offer end-to-end security solutions. In that regard, while we believe that sophisticated hi-tech solutions can provide significant benefits to our customers and must be part of any risk mitigation process, we also understand that to offer effective results in the most cost-efficient manner traditional means or services may be more warranted.

Our Services

Since 9/11 and its aftermath, world events have reinforced our opinion that the security industry offers significant opportunity for growth. As a first step, in February 2004, we purchased Canadian Security Agency (2004) Inc. (" CSA"), a private Montreal-based business established in 1984 that provides security services to corporations and public institutions. CSA has built a reputation for the quality of its services with clients in both the private and public sectors.

On February 26, 2005, to further pursue our expansion in the security service industry, through our wholly owned subsidiary, 6327915 CANADA, INC., we entered into agreements to acquire one hundred percent (100%) of the outstanding shares of 9151-3929 QUEBEC INC., ("QUEBEC") and 3826961 CANADA INC. ("CANADA"). QUEBEC and CANADA collectively owned 100% 3428249 CANADA INC which owned 100% CHARTRAND LAFRAMBOISE INC. a company specializing in the security field and 100% of 9126-7641 QUEBEC INC., a corporation specializing in the credit management and verification. Collectively, QUEBEC, CANADA, 3428249 CANADA INC., CHARTRAND LAFRAMBOISE INC., and 9126-7641 QUEBEC INC. are hereinafter collectively referred to as "CLI". In consideration for the acquisition of CLI, our Company paid, on behalf of its wholly own subsidiary, 6327915 CANADA, INC., $2,436,251

(CDN$3,000,000) in cash and we issued a debenture, convertible into 1,700,000 restricted shares of our Company's common stock at price of $0.82 per share. Including acquisition costs, total consideration paid was $3,859,611.

Founded in 1986, CLI has become a standard in the field of investigative services in Canada. CLI`s track record is outstanding and includes over one thousand satisfied clients. CLI's principal services include investigation, surveillance, undercover agents, background verification, business intelligence, security consulting and labor management conflict. CLI is one of the major partners of Investigations Canada whose expertise is available throughout Canada, with 9 partners, 25 locations and over 200 private investigation and security professionals. In its last fiscal year ended on October 31, 2004, CLI reported revenue of $5,946,000 and its profitability was above industry standard.

Our goal is to quickly attain a leading position within the security service industry, both from internal growth and through acquisitions. We have already identified different potential acquisitions in this market segment and we are currently in discussions with a number of interesting candidates to conclude a transaction. Any announcements to that effect will be made public when, in our opinion, a transaction has been secured. In a highly fragmented industry prone to consolidation, the security service industry provides our Company predictable growing revenue, positive cash flows and, above all, a well established clientele base on which we intend to leverage the sales and marketing of state-of-the-art security products and solutions.

Our Products and Solutions

Early in our corporate life, to allow increased security and control the usage of remote equipment, our effort were largely focused on the development and marketing of risk management solutions. Today, we have products and solutions which use integrated wireless communications, RFID technology, transaction processing, software applications and the Internet, and when location is required, Global Positioning System (GPS) technology to enable users to efficiently access, control, manage and monitor remote assets.

Because there is a large, readily available market for telematics applications for automotive products, we have positioned our initial product development effort toward this industry. Our web-based asset tracking and credit management systems have been designed to offer credit granters the ability to monitor and control their leased or financed assets. We are currently beginning to market a comprehensive offering to the automotive sector with solutions encompassing the credit, asset and protection management industry.

Although our revenue base from our credit and asset management solutions is still marginal, our Company is very much committed to this business segment as we foresee significant growth ahead for M2M (machine to machine, mobile to machine) solutions with applications in the security industry. Further, our current technology is based on a platform that can be adapted to a wide number of products, including office equipment, industrial machinery and consumer electronics products. Future research & development projects will be aimed at expanding the products in which our current security management solutions can be embedded.

On February 28, 2005, to expand our offering of monitoring solutions, we acquired all of the issued and outstanding common stock of Avensys Inc.("Avensys"), a corporation incorporated under the Quebec Companies Act part IA. Our Company issued 10,400,002 restricted shares of our common stock in exchange for 15,746,369 shares of Avensys Inc. which constituted all of the issued and outstanding common stock of Avensys. The transaction was valued at $7,800,000. Further, our Company agreed to pay CDN$385,000 to holders of options of Avensys and then cancelled the stock options. The beneficiaries of the options have received $187,592 (CDN$231,000) as of the date hereof and will receive $124,970 (CDN$154,000) on or before December 31, 2005. The balance of the purchase price due not later than December 31, 2005 will accrue interest as from the date of closing at a rate of twelve percent (12%) per year calculated daily and payable monthly and any unpaid interest will carry interest at the same rate.

The shares issued in exchange for the Avensys shares are restricted shares and have been deposited in escrow and will be released to the shareholders as follows: a first portion representing twenty percent (20%) of the issued shares will be released to the stockholders four (4) months following the closing of the transaction, a second portion representing twenty percent (20%) of the issued shares will be released to the stockholders six (6) months after the closing of the transaction, a third portion representing twenty percent (20%) of the issued shares will be released to the stockholders nine (9) months after the closing of the transaction, a fourth portion representing twenty percent (20%) of the issued shares will be released to the stockholders twelve (12) months after the closing of the transaction and the last portion representing the remaining twenty percent (20%) of the issued shares will be released to the stockholders eighteen (18) months after the closing of the transaction.

Avensys is a leader in risk management monitoring solutions for commercial and industrial buildings, infrastructures and various environments. The reputation of Avensys has been built on years of experience in solving environmental monitoring problems, from micro scale in-building sensing systems to the real time monitoring of physical variables or chemical levels to macro scale wireless landslide and flood warning systems in different countries. Avensys combines skills, staff and the knowledge to integrate multiple monitoring technologies to deliver real-time, automated, cost-efficient data to business users requesting increased market intelligence. Avensys offers leading edge intellectual property, being a world leader in the development of fiber based sensors. This technology presents significant growth opportunities in the coming years, both from Avensys' current customer base and from indirect channels enabling worldwide distribution.

Avensys' distributed fiber based sensing technology offers multiple variable sensors all installed on a single fiber strand. Sensors can be interrogated remotely from different means of communications, are insensitive to EMI/RFI and lightning, do not require electricity, can sustain very high temperatures and are ideal for hostile or corrosive environments. The main market segments which Avensys' distributed fiber based sensing technology is particularly suited for include the environmental, geotechnical, industrial, aerospace, nuclear and semiconductor vertical markets. Avensys benefits from an excellent reputation, a strong clientele and a revenue base last year of over CDN$13 million to create market traction for its products and solutions.

From a focus on the development, manufacturing and marketing of components and products enabling the monitoring of different environmental conditions based on fiber sensing technology, our vision for the future is to design and market monitoring devices & instrumentation and offer complete, turnkey integrated monitoring solutions branded under the appellation "SenseYourWorldTM ". To provide end to end monitoring solutions to our customers, we intend to have a foothold and be involved in all parts of turnkey monitoring solutions, including:

1)	The provisioning of physical devices to measure desired conditions - the Monitoring Technologies;

2)	An overall physical architecture to bring the data to a central point - the Data Acquisition process;

3)	A software layer to analyze and process the information - the Data Applications; and,

4)	An access to software tools and reports needed for a specific application - the Data Access & Reporting process.

With our acquisition of Avensys, we believe that we can now be considered a key player in the environment monitoring market with a significant foothold in the structure & geotechnical market segments. We are among a few world players in the market for Fiber Bragg Grating (FBG) technology and we believe our cost structure is one of the lowest in the industry. In fact, some of our competitors in distributed fiber based sensing technology actually purchase optical components from us. To offer complete end to end security monitoring solutions, we intend to leverage our existing customer base which includes over 1000 established accounts.

Of lesser importance in terms of required disbursement, in January 2005, we proceeded with the acquisition of the assets of Markus 360, a software solution offering asset management applications. The assets acquired relating to Markus 360 included the Source Code, the intellectual property, the trademark and all customers. In parallel, we entered into an agreement with Multi-Hexa Laval Inc. for the distribution of Markus 360. Initially developed for transport companies, Markus 360 offers a simple solution for the management and control of assets. Easy to use, Markus 360 provides businesses and institutions with an instantaneous global view of their equipment and other fixed or moveable assets such as tools and inventory, on or off premises, even in transit. It provides users with a detailed inventory display and offers the history of any goods, tools or equipment, by employee, department or project. As consideration for Markus 360, we paid $125,000 which was satisfied by the issuance of 164,474 restricted common shares. We further agreed to pay a royalty of 10% on future gross sales of the software, up to a maximum of $812,084 (CDN$1,000,000) over a 5 year period from the closing.

To enable this expansion of our horizon and revenue base, in February 2005, we entered into a Purchase Agreement with eighteen institutional and accredited investors under the terms of which we issued units consisting of an aggregate of $4,675,000 of our Company's 9.0% Senior Secured Convertible Notes, Series A, which are convertible into shares of our common stock at a conversion price of $0.65 per share. Under the terms of the 9.0% Senior Secured Convertible Notes, Series A, principal on the Notes shall be paid in 20 equal monthly installments, with each payment equal to 5% of the principal amount, commencing on June 23, 2005 and continuing on the same day of each month thereafter to the Holder on the tenth date immediately preceding the Principal Payment Date. All payments of principal by us shall be made at our option in cash or, with 10 business day' s prior notice, in common stock of our Company valued at 85% of the average closing bid price of the security in the most recent five trading days prior to a Valuation Date. Further, as part of the Purchase Agreement, investors were issued warrants, which if exercised, will provide $5,304,252 as follows:

i)	5,394,131 warrants exercisable at $0.75 each and expiring in February 2010.

ii)	1,798,077 warrants exercisable at $0.70 each and expiring in February 2006.

Significant milestones were accomplished in the three month period ended March 31, 2005. Although it may not be readily apparent as our recent acquisitions occurred toward the end of the current quarter, our revenue base has grown exponentially and, as important, our sources of revenue have expanded significantly. Looking to conclude other complementary acquisitions in our field of expertise, we believe we are on the right path to become a true leader in the security industry.

Results of Operations

Our revenues for the three and nine months ended March 31, 2005 were $2,117,690 and $3,306,581, respectively. For the same period, our product revenue accounted for respectively $1,417,154 and $1,612,496 compared to $420,726 and $568,762 last year. Our service revenues were $700,536 and $1,694,085 for the three and nine months ended March 31, 2005. This compared to none for the same period last year. Gross margin for the three and nine months ended March 31 2005 were $654,441 and $1,022,484 respectively compared to $147,942 and $229,531 for the same period last year. Our net loss for the three and nine months ended March 31, 2005 was $1,707,825 and $2,987,908 compared to $698,027 and $3,009,759 for the same period last year.

Operating expenses for the three and nine months ended March 31, 2005 were $2,326,082 and $3,963,658 compared to $837,510 and $1,793,358 for the same period last year. Selling, General and Administration expenses for the three and nine months ended March 31 2005, which exclude stock based compensation of $479,338 and $990,897, were $1,091,645 and $1,928,999 compared to $527,423 and $1,172,394 in the same period last year, also excluding stock based compensation of $133,022 and $297,606 last year. The above reflected increased marketing, consulting and professional expenses in the quarter ended March 31, 2005. Research and development expenses for the three and nine months ended March 31 2005 were $246,850 and $442,475 compared to $132,479 and $190,540 for the same period last year.

Our results for the three and nine months ended March 31, 2005 includes the results of recently acquired CLI, from February 28, 2005 to March 31, 2005, and the results of Avensys from February 28, 2005 to March 31, 2005.

Financial Condition, Liquidity and Capital Resources

We are involved in the risk mitigation business. Through our different business units, our aim is to provide services and solutions to our customers encompassing all aspects of the security industry, from the collection and transmission of information, to the treatment and analysis of the data collected, all to offer the required intervention and protection whether it pertains to assets, persons or the environments. So far, our operations have been financed primarily from cash on hand, from the sale of common shares or of convertible debentures and from limited revenue from the sales of products and services.

As of March 31, 2005, we had working capital of $1,460,303 compared to $1,567,254 at June 30, 2004. As of that same date, our current assets were $6,800,154 compared $2,417,537 at June 30, 2005. The increase in our current assets during the period was largely the result of an increase in accounts receivable ($2,897,597 vs $237,384), other receivables ($1,036,892 vs $0) and inventories ($962,114 vs $155,680). As of March 31, 2005, our current liabilities were $5,339,851 compared to $850,283 at June 30, 2004. The increase in our current liabilities during the period was largely the result of an increase in accounts payable ($1,395,655 vs $165,362), utilization of our line of credit ($1,511,724 vs $0) and accrued liabilities ($1,714,215 vs $232,705). Of the amounts owed by us December 31 2004, a total of $242,892 ($230,726 at June 30 2004) was due to related parties.

Net cash used for operations during the nine months ended March 31 2005 was $1,962,904 compared to $990,484 in the prior year. Capital assets of $37,953 were acquired during the period (2004 - $13,122). Acquisitions of companies represented $2,689,195 during the period compared to $0 last year. Operations and capital additions, for the nine months ended March 31, 2005 were funded from cash on hand of $1,561,020 (2004 - $8,505), payment received on Note receivable of $29,353 (2004 - $0), proceeds from a senior convertible note of $4,675,000 (2004 - $0) and proceeds from exercise of stock options of $197,311 (2004 - $108,319).

As of March 31, 2005, our total assets were $21,647,056, compared with assets of $3,053,936 at June 30, 2004. The increase in our total assets was primarily attributable to the acquisitions of CLI and Avensys as well as the completion of private placement of $4,675,000 in the quarter ended March 31, 2005.

In January, 2005, we completed the acquisition of assets of Markus 360, an asset management software solution designed to control and monitor the movement of assets within one or many premises. The purchase price of $125,000 was satisfied by the issuance of 164,474 restricted shares of our common stock. The purchase agreement requires us to pay the seller a royalty of 10% of future gross revenue of the software, up to a maximum of $812,084 (CND$1,000,000), over a 5 year period. Markus 360 has been integrated into our C-Chip business unit.

In February, 2005, we completed the acquisition of Chartrand Laframboise Inc, and all businesses related to it, including Commercial Business Bureau Inc. The purchase price was $2,436,251 (CND$3,000,000) and a $1,380,543 (CND$1,700,000) convertible debenture with a coupon of 9% and a 5 year maturity date. At the option of the holders, the debenture is convertible into 1,700,000 shares of our common stock at price of $0.82 per share.

In March 2005, we acquired all of the issued and outstanding common stock of Avensys. We issued 10,400,000 restricted shares of our common stock in exchange for 15,746,369 shares of Avensys Inc. which constituted all of the issued and outstanding common stock of Avensys Inc. Further, we agreed to pay $312,652 (CDN$385,000) to holders of options of Avensys, Inc. and then cancelled the options. The beneficiaries of the options have received $187,592 (CDN$231,000) as of the date hereof and will receive $124,970 (CDN$154,000) on or before December 31, 2005. The balance of the purchase price due not later than December 31, 2005 will accrue interest as from the date of closing at a rate of twelve percent (12%) per year calculated daily and payable monthly and any unpaid interest will carry interest at the same rate.

The shares issued in exchange for the Avensys shares are restricted shares and have been deposited in escrow and will be released to the shareholders as follows:

-	A first portion representing twenty percent (20%) of the issued shares will be released to the stockholders four (4) months following the closing of the transaction;

-	a second portion representing twenty percent (20%) of the issued shares will be released to the stockholders six (6) months after the closing of the transaction;

-

A third portion representing twenty percent (20%) of the issued shares will be released to the stockholders nine (9) months after the closing of the transaction, a fourth portion representing twenty percent (20%) of the issued shares will be released to the stockholders twelve (12) months after the closing of the transaction; and,

-	The last portion representing the remaining twenty percent (20%) of the issued will be released to the stockholders eighteen (18) months after the closing of the transaction.

In February 2005, we entered into a Purchase Agreement with eighteen institutional and accredited investors under the terms of which we issued Units consisting of an aggregate of $4,675,000 of our Company's 9.0% Senior Secured Convertible Notes, Series A, which are convertible into shares of our common stock at a conversion price of $0.65 per share. Under the terms of the 9.0% Senior Secured Convertible Notes, Series A, principal on the Notes shall be paid in 20 equal monthly installments, with each payment equal to 5% of the principal amount, commencing on June 23, 2005 and continuing on the same day of each month thereafter to the Holder on the tenth date immediately preceding the Principal Payment Date. All payments of principal by us shall be made at our option in cash or, with 10 business days prior notice, in common stock of our company valued at 85% of the average closing bid price of the security in the most recent five trading days prior to a Valuation Date. Further, as part of the Purchase Agreement, investors were issued warrants, which if exercised, will provide $5,304,252 as follows:

i)	5,394,131 warrants exercisable at $0.75 each and expiring in February 2010.

ii)	1,798,077 warrants exercisable at $0.70 each and expiring in February 2006.

Related to the completion of the above private placement, we agreed to issue warrants to the placement agents, which if exercised, will provide $472,694 as follows:

i)	336,635 warrants exercisable at $0.00001 each and expiring in February 2010.

ii)	215, 385 warrants exercisable at $0.65 each and expiring in February 2010.

iii)	323, 076 warrants exercisable at $0.75 each and expiring in February 2010

iv)	107, 692 warrants exercisable at $0.70 each and expiring in February 2006

v)	20,000 warrants exercisable at $0.75 each and expiring three (3) following the effectiveness of the current registration statement.

In the year ended June 30, 2004, we issued common stock for net cash proceeds of $3,394,591 and issued common stock for payment of expenses of $261,534. In the nine months ended March 31, 2005, we issued common stock for net cash proceeds of $197,311, all from exercise of stock options.

Stock options outstanding at June 30, 2004 totaled 2,742,500 at a weighted average exercise price of $0.40 and have a weighted average remaining contractual life of 4.26 years for potential proceeds of approximately $1,097,000. Excluding the warrants issued in relation to the private placement mentioned above, common share purchase warrants issued with the private placements of common shares during the year ended June 30 2004, and outstanding at March 31, 2005 will, if exercised, provide $ 6,665,945 as follows:

i)	3,873,637 warrants exercisable at $1.00 each; with expiration dates ranging from August 2005 through February 2006; and,

ii)	2,538,462 warrants exercisable at $1.10 each and expiring in April 2006.

Until we are able to finance ourselves from profitable operations we will continue to rely on cash on hand, advances from related parties and debt and equity issues.

Plan of Operation For the Next Twelve Months

In January, 2003, we acquired from Capex Investments Limited ("Capex") all assets and intellectual property related to a new wireless, web-based set of communication tools offering users complete access, remote control, and monitoring of a variety of equipment. The technology we acquired allows selective enabling, disabling (on/off) of targeted equipment, and other commands at will, from anywhere to almost anywhere in North America. Essentially, the products and solutions derived from this technology are aimed at financial institutions and leasing companies to mitigate risks and to enforce schedule of payment of borrowers and lessees of certain equipment. This technology is herein referred to as the C-Chip technology.

In February 2003, to better reflect our new business activities, we changed our name to C-Chip Technologies Corporation. During 2003, we completed development, designed prototypes, and commenced the production of prototypes and commercialization of our initial product offerings. In February 2004, we purchased 100% of Canadian Security Agency (2004) Inc. ("CSA"), a private Montreal-based business established in 1984 that provides security services to large corporate accounts, including courier and trucking companies. As consideration for the purchase of CSA, we issued 1,600,000 restricted common shares to 9129-2763 Quebec Inc.

In January 2005, we proceeded with the acquisition of Markus 360, an asset management application software. The assets acquired relating to Markus 360 included the Source Code, the intellectual property, the trademark and all customers. In parallel, we entered into an agreement with Multi-Hexa Laval Inc. for the distribution of Markus 360. Initially developed for transport companies, Markus 360 offers a simple solution for the management and control of assets. Easy to use, Markus 360 provides businesses and institutions with an instantaneous global view of their equipment and other fixed or moveable assets such as tools and inventory, on or off premises, even in transit. It provides users with a detailed inventory display and offers the history of any goods, tools or equipment, by employee, department or project.

In February 2005, through our wholly owned subsidiary, 6327915 CANADA, INC., we entered into agreements to acquire all outstanding shares of Chartrand Laframboise Inc. ("CLI."). Founded in 1986, CLI has become a standard in the field of investigative services in Canada. CLI`s track record is outstanding and includes over one thousand satisfied clients. CLI's principal services include investigation, surveillance, undercover agents, background verification, business intelligence, security consulting and labor management conflict. CLI is one of the major partners of Investigations Canada whose expertise is available throughout Canada, with 9 partners, 25 locations and over 200 private investigation and security professionals. It its last fiscal year ended on October 31, 2004, CLI reported revenue of CND$8.2 million and its profitability was above industry standard.

In March 2005, we acquired all of the issued and outstanding common stock of Avensys Inc.("Avensys"), Avensys is a leader in risk management monitoring solutions for commercial and industrial buildings, infrastructures and various environments. The reputation of Avensys has been built on years of experience in solving environmental monitoring problems, from micro scale in-building sensing systems to the real time monitoring of temperature, humidity, pressure or chemical levels to macro scale wireless landslide and flood warning systems in different countries. Through integrated solutions and services branded under the name SenseYourWorldTM, Avensys combines skills, staff and the knowledge to integrate multiple monitoring technologies to deliver real-time, automated, cost-efficient data to business users requesting increased market intelligence. With over 1000 established customers in North America, Europe and Asia, Avensys benefits from an excellent reputation as well as a strong clientele base to create market traction for its products and solutions. Avensys has offices in Montreal, Toronto, Vancouver and an R&D laboratory in Trois-Rivières. In its last fiscal year, ended May 31, 2004, Avensys reported revenue of CDN$13.4 million and was profitable.

Today, everyone, individuals, businesses and all levels of government are now extremely conscious of security at all levels. Whether it is to check the background of a new hire, potential associate, supplier, or to track, protect or monitor assets, personnel for safety or productivity reasons, or monitor the structural conditions or environmental conditions of infrastructures, buildings, or of air, soil or water to mitigate risks, all aspects of security are being sought. The security business has 3 key aspects which are:

1.	The collection and transmission of the information or data;
2.	The treatment and analysis of the information or data; and,
3.	The provisioning of the protection and intervention required.

Our goal is to provide services and solutions to our customers encompassing all aspect of the security industry, from the collection and transmission of information, to the treatment and analysis of the data collected, all to offer the required intervention and protection whether it pertains to assets, persons or environments. Our aim is to provide our customers a turnkey result based on their security needs or desire to mitigate risks. Our plan is not to develop and market standalone security solutions or services which can only offer our customers partial results, we aspire to offer end to end security solutions. In that regard, while we believe that sophisticated hi-tech solutions can provide significant benefits to our customers and must be part of any risk mitigation process, we also understand that to offer effective results in the most cost-efficient manner traditional means or services may be more warranted.

Our growth model is simple; in the security industry and the broader risk mitigation business, consolidation through an acquisition policy presents an excellent growth opportunity. There are substantial hedging opportunities in buying privately-held companies, as there is a clear discrepancy between the value assigned to publicly traded companies in that sector and what they can be purchased for on a private basis. In seeking to maximize shareholder value, our management intends to make the most of this discrepancy. Our intent is to obtain control of the ownership of selected companies involved in the risk management industry offering established security services or innovative technological solutions enabling the remote monitoring of different assets, persons or environments.

Since our acquisition in 2003 of a new wireless, web-based set of communication tools offering users remote access and control, and the monitoring of a variety of equipment, our operations have centered on the development and the marketing of security management solutions. This has included the development of cutting edge anti-theft systems for the automotive and power sport vehicle markets, as well as web-based asset tracking and credit management systems giving credit granters the ability to monitor and control their leased or financed assets. More recently, to ensure that we would be able to provide businesses and institutions a wider range of services, including established security services as well as innovative technological solutions, we began implementing an aggressive acquisition strategy. We believe that the security industry offers significant opportunity for growth. Our goal is to quickly attain a leading position within this industry, through internal growth, the execution of strategic partnerships as well as the conclusion of a number of selected acquisitions.

Until our newly acquired assets become self-funding, we will continue to fund our operations through the issuance of common stock as well as with the issuance of short and long-term debt, and loans from shareholders and directors. With the acquisition of the C-Chip technology and its further development, we have set for ourselves the goal to be recognized as a leading provider of credit, asset and security management solutions for financial and leasing institutions, insurance companies and different vertical markets touching the management of urban fleets.

MANAGEMENT

Officers and Directors

Each of our directors serves until his or her successor is elected and qualified. Each of our officers is elected by the board of directors to a term of one (1) year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. The board of directors has no nominating, auditing or compensation committees.

The name, age and position of our present officers and directors are set forth below:

Name	Age	Position Held

Stephane Solis	46	President, Chief Executive Officer and Director
Andre Monette	47	Chief Financial Officer
Robert Clarke	61	Chairman of the Board of Directors
John Fraser	60	Director and Secretary
Cherry Lim	39	Director

Background of Officers and Directors

Stephane Solis began his career in 1985 with Midland Doherty Inc., a predecessor of Merrill Lynch Canada Inc., as a Research Analyst in the communications and media sector. In 1990, he joined a Montreal subsidiary of Lombard Odier, one of the largest private banks in Switzerland, where he provided investment advice on Canadian companies to a select clientele. In 1993 he co-founded GLS Capital Inc., an institutional research boutique specializing in the information technology sector. In 1995, Mr. Solis sold GLS Capital Inc. to Yorkton Securities Inc. and joined Yorkton's corporate finance team and managed the company's operations in Montreal. At Yorkton, Mr. Solis was focused on the financing, both private and public, of emerging companies, mostly in the information technology sector. In 1998, he joined Groome Capital.com Inc. to work in corporate finance. Since mid 2000, Mr. Solis has been consultant to a number of small and emerging high-tech companies. Mr. Solis joined C-Chip in November 2000, first as consultant, then in March 2001 as its Chief Financial Officer and, since January 2003 as its President and Chief Executive Officer. Mr. Solis has been an officer of the Company since January 2003. He is also a Director of Equilar Capital Corporation since March 2001. Between May 2001 and August 2001, Mr. Solis was Director of Innofone.com (OTCBB: INNF).

Andre Monette began his career in September 1979 with Raymond, Chabot, Martin, Pare & Associes, as an auditor. In April 1984 he joined the North-American subsidiaries of Lombard Odier & Cie private bankers, Geneva, Switzerland and as a Senior Manager and he carried out, until September 2002, various functions within the Group. From 1985 to 2002, he served as Vice President of Finance and Administration of Lombard Odier Company of Canada, a holding company offering administrative and information technology services to affiliated companies. From 1989 to 2002, he also served as President, Chief Executive Officer and Director of Transatlantic Securities Company, a registered securities broker/dealer member of The New York Stock Exchange. He was in

2002, Treasurer of Lombard Odier Trust Company, an investment adviser providing portfolio management to private clients and securities custody. From 1999 to 2002, he was Treasurer of Lombard Odier Holdings (US) Inc. which had two wholly-owned subsidiaries, Lombard, Odier, Inc, an investment adviser registered with the SEC and Lombard, Odier, Securities Inc, a broker-dealer intermediary registered with the SEC and NASD. From October 2002 to December 2003 he was self-employed. In January 2004 he joined Caisse de Depot et de Placement du Quebec, a financial institution, as an operational Risk Manager. Mr. Monette was unemployed from October 2004 to January 2005. Mr. Monette is a Chartered Accountant and a Chartered Financial Analyst. He received is Bachelor in Business Administration from the Ecole des Hautes Etudes Commerciales de Montreal.

Since June 2000, Robert Clarke has been Chairman and Chief Executive Officer of 7bridge Capital, a private venture capital group based in Hong Kong. Since October 1998, Mr. Clarke has been Chairman of the Board of Directors of Asia Payment Systems, Inc. (OTCBB: APYM) During the last five years, Mr. Clarke has served as a Director and as President and Chief Executive Officer at various times of ePhone Telecom Inc. (OTCBB: EPHO) as follows: He served as the Chairman of the Board of Directors from April 1999 until July 21, 2000 and again from December 1, 2000 to September 12, 2002. Mr. Clarke also served as the President and Chief Executive Officer of ePhone from June 3, 1999 to August 8, 1999, and also from March 9, 20000 until April 1, 2000 and again from December 1, 2000 to July 1, 2001. During two periods he was CEO but not President. These periods were from August 8, 1999 to March 9, 2000 and from April 1, 2001 to July 2001. He carried out the functions normally associated with the offices he held and in particular during the periods when he held the office of CEO he was responsible for the overall direction and operation of the company. From January 1997 to November 1997, Mr. Clarke was President, CEO and a Director of WaveRider Communications Inc (OTCBB: WAVC). He resigned as President in November 1997, but carried on as Director and CEO for an additional month until December 1997. Mr. Clarke was a Director and Chairman of TEK Digitel Corp. (OTCBB: TEKI) from June 1998 until September 1999, but had no executive responsibilities and was paid no compensation. During the period July 1998 to August 1999 Mr. Clarke was a director of Innofon.Com Inc. (OTCBB:INNF).

John Fraser has been Secretary and Director of the Company since January 2003. Mr. Fraser was a partner for twenty years with KPMG Canada until January 1998. For the last four years of his career with KPMG, he was Vice Chairman of the firm and responsible for the Canadian management consulting division. In January 1998, he started providing consulting services to professional services and high technology start-up firms, which services he continues to provide to this day, and since January 1999, under the name J G Fraser & Associates Inc. In February 2004, J G Fraser & Associates became a partner in Catalyst Consulting, a private Canadian consulting firm providing management consulting services to law firms and law departments in Canada and internationally. From July 1999 to August 2002, Mr. Fraser was a director of ePhone Telecom Inc. (OTCBB: EPHO). Mr. Fraser has been an officer and a director of Asia Payment Systems, Inc. (OTCBB: APYM) since September 2002. From June 2000 to May 2003, Mr. Fraser was a director of Walters Forensic Engineering, a public engineering firm based in Toronto, Canada. (CDNX: YWL). He is a director of 7bridge Capital, a private venture capital group based in Hong Kong. He is also a director and Chairman of Hincks Dellcrest, a non-profit organization located in Toronto, Canada.

Cherry Lim has extensive professional experience in manufacturing and Telecommunications in Asia. She began her career in manufacturing, and before migrating to Singapore worked with a Hong Kong based conglomerate assisting the top management in the operation of manufacturing facilities in the region and in negotiating various technology transfer projects to Mainland China. Since 1990 she has worked in telecoms, first for SingTel in Singapore and then Deustsche Telekom in Hong Kong; and in 1996 she joined eGlobe, Inc. At eGlobe, which she left as Director, Business Development in 2000, she was responsible for spearheading and fostering partnerships with major Telcos and ISPs in the Asia Pacific region. Ms. Lim is now President of 7bridge Systems (HK) Limited, a Hong Kong based telecommunications company.

Audit Committee Financial Expert

We do not have an audit committee financial expert. We do not have an audit committee financial expert because we believe the cost related to retaining a financial expert at this time is prohibitive. Further, because we are only beginning our commercial operations, at the present time, we believe the services of a financial expert are not warranted.

Conflicts of Interest

The only conflict that we foresee is that our officers and directors devote time to projects that do not involve us.

EXECUTIVE COMPENSATION

The following table sets forth information with respect to compensation paid by us to our officers and directors during the three most recent fiscal years. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any.

The following table sets forth information with respect to compensation paid by us to our officers and directors during the three most recent fiscal years.

Summary Compensation Table

Long Term Compensation

Annual Compensation	Awards	Payouts

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
				Other
				Annual	Restricted	Securities
				Compen	Stock	Underlying	LTIP	All Other
Name and Principal		Salary	Bonus	sation	Award(s)	Options /	Payouts	Compens
Position [1]	Year	($)	($)	($)	($)	SARs (#)	($)	ation ($)

Stephane Solis	2004	67,164	0	6,644	0	0	0	0
President and Chief	2003	18,775	0	2,086	0	500,000	0	0
Executive Officer	2002	0	0	0	0	0	0	0

Andre Monette	2004	0	0	0	0	0	0	0
Treasurer and Chief	2003	0	0	0	0	0	0	0
Financial Officer	2002	0	0	0	0	0	0	0
hired Feb.28, 2005

Ben Leboe	2004	0	0	0	0	0	0	38,750
Treasurer and Chief	2003	0	0	0	0	200,000	0	8,340
Financial Officer	2002	0	0	0	0	0	0	0
resigned Feb.28, 2005

Robert Clarke	2004	0	0	0	0	0	0	0
Chairman of the	2003	0	0	0	0	250,000	0	0
Board of Directors	2002	0	0	0	0	0	0	0

John Fraser	2004	0	0	0	0	0	0	0
Secretary &	2003	0	0	0	0	200,000	0	0
Director	2002	0	0	0	0	0	0	0

Cherry Lee	2004	0	0	0	0	0	0	0
Director	2003	0	0	0	0	200,000	0	0
	2002	0	0	0	0	0	0	0

Claude Pellerin	2004	0	0	0	0	0	0	36,950
Vice President	2003	0	0	0	0	100,000	0	18,955
(resigned B 2004)	2002	0	0	0	0	0	0	0

Mike Muzylowski	2004	0	0	0	0	0	0	0
President & Director	2003	0	0	0	0	0	0	0
(resigned - 2002)	2002

Carlo Civelli	2004	0	0	0	0	0	0	0
Secretary & Director	2003	0	0	0	0	0	0	0
(resigned - 2002)	2002

Option/SAR Grants

There are no stock option, retirement, pension, or profit sharing plans for the benefit of our officers and directors, other than our 2003 and 2004 Incentive Stock Option Plans. Under these Plans, the board of directors is vested with discretionary authority to grant options to persons furnishing services to us. On June 30, 2004, the end of our most recent fiscal year, there were 10,000,000 shares in the plans. 1,661,418 shares have been issued as a result of the exercise of options, 2,742,500 options were outstanding and 5,321,082 shares remained in the plan.

Option Grants to Officers in the Last Fiscal Year

We did not grant any options to our Officers during the last fiscal year.

Aggregated option/SAR Exercised by Officers and Directors in Last Fiscal Year and FY-End Option/SAR Values

Number of Securities Underlying Unexercised Options/SARs at FY-End (#)	Value of Unexercised In-the-Money Options/SARs at FY-End ($)

Name	Shares Acquired on Exercised (#)	Value Realized ($)	Exercisable	Unexercisable	Unexercisable	Exercisable

Stephane Solis	0	0	500,000	$	$315,000
Benjamin Leboe	70,000	50,000	130,000	$	$81,900
Claude Pellerin	100,000	75,250	0	$	$0
Robert Clarke	70,000	38,500	180,000	$	$113,400
John Fraser	95,000	71,750	105,000	$	$66,150
Cherry Lim	80,000	53,200	120,000	$	$75,600

Future Compensation

For the fiscal year ending June 30, 2005, we currently pay Stephane Solis, our president and chief executive officer, a base salary equivalent to CAD$300,000 per year. We are currently in negotiation with Mr. Solis to determine his bonus plan. As part of his remuneration, Mr. Solis has been awarded 500,000 options with an exercise price of US$0.68 for the fiscal year ending June 30, 2005.

For the fiscal year ending June 30, 2005, we currently pay Andre Monette, our chief financial officer, a base salary equivalent to CAD$144,000 per year. We are currently in negotiation with Mr. Monette to determine his bonus plan. As part of his remuneration, he has been awarded 150,000 options with an exercise price of US$0.81 for the twelve month period ending February 14, 2006.

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance to occur over a period longer than one fiscal year, whether such performance is measured by reference to our financial performance, our stock price, or any other measure other than our 2003 and 2004 Incentive or Nonqualified Stock Option Plans.

Compensation of Directors

Directors have been compensated as described herein. Non-executive directors have been awarded 300,000 options with an exercise price of US$0.68 for the fiscal year ending June 30, 2005, as follows:

Robert Clarke	150,000
John Fraser	75,000
Cherry Lim	75,000

Directors are reimbursed for expenses incurred for Company business. No cash compensation has been paid for their duties as directors. The Company is reviewing this practice and may pay per diem amounts in fiscal 2005.

Indemnification

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

PRINCIPAL AND SELLING SHAREHOLDERS

The following table sets forth, as of June 1, 2005, the total number of shares owned beneficially by each of our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what their ownership will be assuming completion of the sale of all shares in this offering. The stockholders listed below have direct ownership of his/her shares and possess sole voting and dispositive power with respect to the shares. The address for each person is our address at 4710 St. Ambroise, Suite 227, Montreal, Quebec, Canada H4C 2C7.

Direct Amount
Name of Beneficial	of Beneficial		Percent
Owner	Owner	Position	of Class [7]

Stephane Solis	925,000	[1]	President, Chief Executive Officer and Director	1.69%

Andre Monette	37,500		Treasurer and Chief Financial Officer	0.06%

Robert Clarke	6,013,060	[2]	Chairman of the Board of Directors	11.01%

John Fraser	226,250	[3]	Secretary and Director	0.41%

Cherry Lim	56,250	[4]	Director	0.10%

All officers and directors as a Group (5 Persons)	7,2150,560	[5]		13.27%

Cede & Co, NY	35,843,712			65.63%
Securities Depository

[1]	Includes 50,000 shares of common shares and an unexercised options to acquire 875,000 shares.
[2]	Includes 5,900,560 shares of common stock held indirectly by controlled company Capex Investments Inc., and an unexercised option to acquire 112,500 shares.
[3]	Includes 170,000 shares of common stock and an unexercised option to acquire 48,750 shares.
[4]	The foregoing figure consists of unexercised option to acquire 56,250 shares.
[5]	Includes 6,120,560 shares of common stock and an unexercised option to acquire 1,130,000 shares.
[6]	The foregoing figure consists of unexercised options t acquire 37,500 shares
[7]	Includes unexercised options

Selling Warrant Holder

The following sets forth the name of each Class A Warrant holder, the number warrants owned by each holder and the expiration date of the warrant. One warrant and $1.00 entitles a warrant holder to acquire one share of common stock. The Class A Warrants are exercisable as follows:

Name of beneficial owners	Numbers of Warrants Owned	Expiration date
V.P. Bank	70,000	8/26/2005
Oleg Kharlanov	450,001	9/21/2005
Prospect Fund L.P.	181,818	9/22/2005
Capex Investments Ltd.	909,090	9/30/2005
Dennis L. Pinkerton Trust	181,818	10/1/2005
Credit Lyonnais (Suisse) SA	727,273	10/14/2005
Gerard Caviston	50,000	11/24/2005
Michael J. Maloney	18,182	11/25/2005
Michael R. Hamblett	100,000	11/24/2005
Gordon Gregoretti	20,000	11/24/2005
Gortec Co. Ltd.	20,000	12/1/2005
Basso Equity Opportunity Holding Fund Ltd.	100,000	12/12/2005
SRG Capital LLC	136,364	12/15/2005
Anthony Spatacco	36,364	12/16/2005
MarketWise Trading Inc.	200,000	02/17/2006
Republic Aggressive Growth Inc.	181,818	02/17/2006
Basso Multi-Strategy Holding Fund Ltd.	100,000	02/18/2006

Basso Holdings Ltd.	100,000	02/18/2006
Rock Capital Partners LLC	200,000	02/19/2006
Mystic Partners LLC	90,909	02/19/2006
TOTAL	3,873,637

The following sets forth the name of each Series A Warrant holder, the number warrants owned by each holder and the expiration date of the warrant. One warrant and $1.10 entitles a warrant holder to acquire one share of common stock. The Series A Warrants are exercisable as follows:

Name of beneficial owners	Numbers of A Warrants Owned	Expiration date
Gamma Opportunity Capital Partners, LP	769,231	April 28, 2006
Longview Fund, LP	615,385	April 28, 2006
Enable Growth Partners, L.P.	153,846	April 28, 2006
AS Capital Partners LLC	100,000	April 28, 2006
Alpha Capital AG	300,000	April 28, 2006
Republic Aggressive Growth, Inc.	215,385	April 28, 2006
Gryphon Master Fund, L.P.	384,615	April 28, 2006
TOTAL	2,538,462

The following sets forth the name of each Series E Warrant holder, the number warrants owned by each holder and the expiration date of the warrant. One warrant and $0.75 entitles a warrant holder to acquire one share of common stock. The Series E Warrants are exercisable as follows:

Name of beneficial owners	Number of warrants E owned	Expiration date
Enable Growth Partners, LP	230,769	February 16, 2010
Truk International Fund, LP	27,692	February 16, 2010
Truk Opportunity Fund, LP	433,847	February 16, 2010
Professional Traders Fund, LLC	144,231	February 16, 2010
TCMP3 Partners	173,077	February 16, 2010
DKR Soundshore Oasis, Holding Fund, Ltd	576,923	February 16, 2010
Nite Capital, LP	403,846	February 16, 2010
Platinum Partners Value Arbitrage Fund, LP	461,538	February 16, 2010
Ellis International	317,308	February 16, 2010
Whalehaven Capital Fund Limited	230,769	February 16, 2010
Double U Master Fund, LP	230,769	February 16, 2010
Vicus Capital Master Fund	288,462	February 16, 2010
JGB Capital, LP	288,462	February 16, 2010
Tracy D. Belkin	230,769	February 16, 2010
Alpha Capital, AG	461,538	February 16, 2010

Monarch Capital Fund, LTD.	461,538	February 16, 2010
Silver Oaks Investments, Inc.	144,231	February 16, 2010
Design Investments, Ltd.	288,362	February 16, 2010
TOTAL	5,394,131

The following sets forth the name of each Series F Warrant holder, the number warrants owned by each holder and the expiration date of the warrant. One warrant and $0.70 entitles a warrant holder to acquire one share of common stock. The Series F Warrants are exercisable as follows:

Name of beneficial owners	Number of warrants F owned	Expiration date
Enable Growth Partners, LP	76,923	February 16, 2006
Truk Opportunity Fund, LP	9,231	February 16, 2006
Truk International Fund, LP	144,616	February 16, 2006
Professional Traders Fund, LLC	48,077	February 16, 2006
TCMP3 Partners	57,692	February 16, 2006
DKR Soundshore Oasis, Holding Fund, Ltd	192,308	February 16, 2006
Nite Capital, LP	134,615	February 16, 2006
Platinum Partners Value Arbitrage Fund, LP	153,846	February 16, 2006
Ellis International	105,769	February 16, 2006
Whalehaven Capital Fund Limited	76,923	February 16, 2006
Double U Master Fund, LP	76,923	February 16, 2006
Vicus Capital Master Fund	96,154	February 16, 2006
JGB Capital, LP	96,154	February 16, 2006
Tracy D. Belkin	76,923	February 16, 2006
Alpha Capital, AG	153,846	February 16, 2006
Monarch Capital Fund, LTD.	153,846	February 16, 2006
Silver Oaks Investments, Inc.	48,077	February 16, 2006
Design Investments, Ltd.	96,154	February 16, 2006
TOTAL	1,798,077

The following sets forth the name of each Series IBI Warrant holder, the number warrants owned by each holder and the expiration date of the warrant. One warrant and $0.00001 entitles a warrant holder to acquire one share of common stock. The Series IB1 Warrants are exercisable as follows:

Name of beneficial owners	Number of warrants IB1 owned	Expiration date
Sima Yakoby	69,000	February 14, 2010
Jason Lyons	52,250	February 14, 2010
Bruce Jordan	15,000	February 14, 2010

Richard H. Kreger	43,750	February 14, 2010
J. Rory Rohan	51,443	February 14, 2010
Famalom, LLC	48,750	February 14, 2010
Deecembra D. Diamond	39,000	February 14, 2010
Daedalus Consulting, Inc.	9,750	February 14, 2010
Michael Hamblett	3,846	February 14, 2010
Anthony J. Spatacco Jr.	1,923	February 14, 2010
Starboard Capital Markets	1,923	February 14, 2010
TOTAL	336,635

The following sets forth the name of each Series IB2 Warrant holder, the number warrants owned by each holder and the expiration date of the warrant. One warrant and $0.65 entitles a warrant holder to acquire one share of common stock. The Series IB2 Warrants are exercisable as follows:

Name of beneficial owners	Number of warrants IB2 owned	Expiration date
Bruce Jordan	15,000	February 14, 2010
Richard H. Kreger	43,750	February 14, 2010
J. Rory Rohan	51,443	February 14, 2010
Famalom, LLC	48,750	February 14, 2010
Deecembra D. Diamond	39,000	February 14, 2010
Daedalus Consulting, Inc.	9,750	February 14, 2010
Michael Hamblett	3,846	February 14, 2010
Anthony J. Spatacco Jr.	1,923	February 14, 2010
Starboard Capital Markets	1,923	February 14, 2010
TOTAL	215,385

The following sets forth the name of each Series IB3 Warrant holder, the number warrants owned by each holder and the expiration date of the warrant. One warrant and $0.75 entitles a warrant holder to acquire one share of common stock. The Series IB3 Warrants are exercisable as follows:

Name of beneficial owners	Number of warrants IB3 owned	Expiration date
Bruce Jordan	22,500	February 14, 2010
Richard H. Kreger	60,892	February 14, 2010
J. Rory Rohan	72,429	February 14, 2010
Famalom, LLC	67,848	February 14, 2010
Deecembra D. Diamond	54,291	February 14, 2010
Daedalus Consulting, Inc.	13,578	February 14, 2010
Michael Hamblett	11,538	February 14, 2010

Anthony J. Spatacco Jr.	5,769	February 14, 2010
Starboard Capital Markets	5,769	February 14, 2010
Lowenstein Sandler, PC	20,000	February 14, 2010
TOTAL	323,076

The following sets forth the name of each Series IB4 Warrant holder, the number warrants owned by each holder and the expiration date of the warrant. One warrant and $0.70 entitles a warrant holder to acquire one share of common stock. The Series IB4 Warrants are exercisable as follows:

Name of beneficial owners	Number of warrants IB4 owned	Expiration date
Bruce Jordan	7,500	February 14, 2006
Richard H. Kreger	21,876	February 14, 2006
J. Rory Rohan	25,718	February 14, 2006
Famalom, LLC	24,376	February 14, 2006
Deecembra D. Diamond	19,500	February 14, 2006
Daedalus Consulting, Inc.	4,876	February 14, 2006
Michael Hamblett	1,923	February 14, 2010
Anthony J. Spatacco Jr.	962	February 14, 2010
Starboard Capital Markets	962	February 14, 2010
TOTAL	107,692

The following sets forth the name of each Series IB5 Warrant holder, the number warrants owned by each holder and the expiration date of the warrant. One warrant and $0.75 entitles a warrant holder to acquire one share of common stock. The Series IB5 Warrants are exercisable as follows:

Name of beneficial owners	Number of warrants IB5 owned	Expiration date
Richard H. Kreger	4,730	February 14, 2006
J. Rory Rohan	4,730	February 14, 2006
FAMALOM, LLC	5,270	February 14, 2006
Deecembra D. Diamond	4,216	February 14, 2006
Daedalus Consulting, Inc	1,054	February 14, 2006
TOTAL	20,000

Total of all warrants                   8,194,996

Selling Convertible Note Series A Holders

The following sets forth the name of each holder and the number of shares underlying each Series A Convertible Note. Subject to the amortization terms, the Series A Convertible Notes are convertible into common stock at a fixed conversion price. Conversion of the stated value of the Note and accrued interest may occur prior to the maturity date, at the option of the holder, any time after the Securities and Exchange Commission declares our SB-2 registration statement effective (the "Conversion Dates"). The Note shall amortize monthly (1/18th per month) beginning six months from closing and ending on the anniversary of the twenty-fourth (24th) month after closing. We may satisfy the amortization provision in cash and/or registered common stock based on a ten percent (15%) discount to the market price. The Notes contain a prepayment option. Beginning any time after the SEC declares the SB-2 registration effective, if the closing bid price of our common stock equals or exceeds $2.00 for a period of ten consecutive trading days, and our common stock has an average trading volume in excess of 100,000 shares per day for those same ten prior trading days, we may force the Series A Note holders to convert into registered common shares based on a fixed conversion price. We are obligated to file this Form SB-2 registration statement and use our best efforts to have it declared effective within one hundred and fifty days after the closing. In the event the registration statement has not been declared effective within one hundred twenty (120) days of the closing, we will pay to the Note holders liquidated damages equal to 1.5% of the amount invested and shall pay to the Investors liquidated damages equal to 1.5% of the amount invested for each subsequent 30-day period, up to a maximum of a 10.0% total penalty. If the registration statements is not declared effective within two hundred seventy (270) days, 25% of the Series E Warrants shall become cashless warrants and 100% of the Series F Warrants shall become cashless warrants. For any equity or equity linked private financing consummated within twelve months after the closing, the holders of the Notes shall have a pro-rata right, along with the holders of the Series A Note, to purchase all or part of the private financing. The investors shall have ten trading days to respond. A carve out of this provision will be granted to us for the issuance of stock for situations involving strategic partnerships, acquisition candidates and public offerings. For the twenty-four month period after the closing, if the Company consummates a private equity or equity-linked financing, the Investors may exchange any remaining Notes at their Stated Value for the securities in the New Financing.

Subject to there being a minimum of $2,500,000 of the stated value of the Notes outstanding at the time of the contemplated issuance referred to in this term, we will not issue any securities or financial instruments that rank pari pasu or senior to the Notes without the approval of at least one half (50%) of the remaining note holders. A carve out of four million dollars ($4,000,000) shall be granted to us for non-equity linked bank debt. The conversion price of the Notes and the exercise price of the warrants shall be subject to adjustment for issuances of common stock (other than issuances related to this financing) at a purchase price of less than the conversion price or exercise price, such that the conversion price or exercise price shall be adjusted using a weighted average price based on such new issuances subject to customary adjustments.

In the event of a change of control transaction (third party acquiring greater than 50% in voting rights in one or a series of related transactions) the holders may elect to have the notes redeemed by the Company at face value plus all accrued interest. We will satisfy the redemption request in cash or common shares at our option

Midtown Partners & Co., LLC., an SEC and NASD registered broker dealer acted as the placement agent for the Notes. Midtown Partners & Co., LLC is located in Boca Raton, Florida. A commission of up to 7% of the gross proceeds from the placement will be paid to the placement agent and other participating entities.

As part of the transaction described above. As collateral security for the payment and performance of our obligations under the Notes that are being issued pursuant to the Purchase Agreement and certain related obligations, (i) we have granted to the collateral agent, for the benefit of the investors, a security interest in collateral, pursuant to the terms and conditions of a (a) Pledge and Security Agreement issued by 6327915 Canada Inc., 6340211 Canada Inc. and 6327931 Canada Inc. in favor of the collateral agent and (b) Pledge and Security Agreement issued by Canadian Security Agency (2004) Inc. in favor of the collateral agent and (ii) three of our subsidiaries, Canadian Security Agency (2004) Inc., 6327931 Canada Inc. and 6327915 Canada Inc. are each executing a guaranty and granting to the collateral agent, for the benefit of the investors, a security interest in the collateral pursuant to the terms of the Security Agreement.

Name of beneficial owners	Face Amount of Notes	Number of Shares

Enable Growth Partners, LP	$200,000	307,692
Truk International Fund, LP	$ 24,000	36,923
Truk Opportunity Fund, LLC	$376,000	578,462
Professional Traders Fund, LLC	$125,000	192,308
TCMP3 Partners	$150,000	230,769
DKR Soundshore Oasis, Holding Fund, Ltd.	$500,000	769,231
Nite Capital, LP	$350,000	538,462
Platinum Partners Value Arbitrage Fund, LP	$400,000	615,385
Ellis International	$275,000	423,077
Whalehaven Capital Fund Limited	$200,000	307,692
Double U Master Fund, LP	$200,000	307,692
Vicus Capital Master Fund	$250,000	384,615
JGB Capital, LP	$250,000	384,615
Tracey Belkin	$200,000	307,692
Alpha Capital, AG	$400,000	615,385
Monarch Capital Fund, LTD.	$400,000	615,385
Silver oaks Investments, Inc.	$125,000	192,308
Design Investments, Ltd.	$250,000	384,615
TOTAL	$4,675,000	7,192,308

Selling Shareholders

The shares are being registered to permit public secondary trading of the shares, and the selling stockholders, or their pledgees, donees, transferees or other successors-in interest, may offer all or any portion of the shares for resale from time to time. See "Plan of Distribution."

The following table sets forth the name of each selling shareholder, the total number of shares owned prior to the offering, the percentage of shares owned prior to the offering, the number of shares offered, and the percentage of shares owned after the offering, assuming the selling shareholder sells all of his shares.

Name	Total number of shares owned prior to offering	Percentage of shares owned prior to offering	Number of shares being offered	Percentage of shares owned after the offering assuming all of the shares are sold in the offering
Lacoste International	155,000	0.28%	155,000	0
6329241 Canada Inc.	61,214	0.11%	61,214	0
6329241 Canada Inc.	216,213	0.40%	216,213	0
B-Dev Sales Force Inc.	378,000	0.69%	378,000	0
Martin & Associés	32,260	0.06%	32,260	0
Mutli-Hexa Laval Inc.	164,474	0.30%	164,474	0
Charles Finkelstein	159,458	0.29%	159,458	0
170689 Canada inc.	127,220	0.23%	127,220	0
Denis LaRue	66,047	0.12%	66,047	0
Guy Girard	651,829	1.19%	651,829	0
Placement Inter inc	927,653	1.70%	927,653	0
Denis Levesque	209,407	0.38%	209,407	0
Phillip H Goodman	579,945	1.06%	579,945	0
P. Abbat Canada inc	127,220	0.23%	127,220	0
Guillaume Abbatiello	66,047	0.12%	66,047	0
Marc Samson	66,047	0.12%	66,047	0
Investor Company ITF A/C 14X456A	118,885	0.22%	118,885	0
Lucie Johnson	388,101	0.71%	388,101	0
Martin Arribi	50,275	0.09%	50,275	0
Pierre Didier	12,536	0.02%	12,536	0
Laurent Gilbert	41,689	0.08%	41,689	0
Marthe Morin	29,325	0.05%	29,325	0
Me Gaétan White	16,723	0.03%	16,723	0
Angelo Tremblay	4,187	0.01%	4,187	0
Roger Desy	145,092	0.27%	145,092	0
Roger Cossette	20,461	0.04%	20,461	0
Richard Tremblay	20,501	0.04%	20,501	0
Phillip Setlakwe	20,461	0.04%	20,461	0
Jacques Lagacé	20,475	0.04%	20,475	0
3096-6410 Québec inc	32,773	0.06%	32,773	0
Jean Labrecque	16,380	0.03%	16,380	0
Michel Fournier	19,814	0.04%	19,814	0
Mohamed Yahyaoui	16,512	0.03%	16,512	0
Hengtai Yu	6,605	0.01%	6,605	0
Tuong Thuy Nguyen	16,512	0.03%	16,512	0
David Perron	26,419	0.05%	26,419	0
Olivier Fraysse	16,512	0.03%	16,512	0
Louise Labbé	9,907	0.02%	9,907	0

Yannick Le Devehat	33,023	0.06%	33,023	0
Jules Vachon	1,981	0.00%	1,981	0
Janine Vachon	1,981	0.00%	1,981	0
Club 2020 SNC	1,321	0.00%	1,321	0
Pauline Gadbois	1,321	0.00%	1,321	0
Lydia Lim	6,605	0.01%	6,605	0
Gervais Boulet	121,087	0.22%	121,087	0
Les Entreprises Jean-Guy Grondin Inc.	133,194	0.24%	133,194	0
9092-8508 Québec Inc	137,231	0.25%	137,231	0
Profilec inc	121,087	0.22%	121,087	0
Corporation financière Bencap	121,086	0.22%	121,086	0
FIDUCIE DESJARDINS-AsTrustee of Sodémex II	242,172	0.44%	242,172	0
Placement MIB inc	242,172	0.44%	242,172	0
Le Deck Global Holding ltd.	234,685	0.43%	234,685	0
Société Financière Mirelis	196,160	0.36%	196,160	0
D.A.S. International inc	108,978	0.20%	108,978	0
IMBA Capital inc.	60,543	0.11%	60,543	0
Glossway inc.	66,047	0.12%	66,047	0
Dominion Investments	1,123,606	2.06%	1,123,606	0
Western Ridge International Ltd	301,872	0.55%	301,872	0
Newgrowth International Inc.	619,190	1.13%	619,190	0
Francine Delisle-Téolis	528	0.00%	528	0
Roger Téolis	263,660	0.48%	263,660	0
Omnimetrix Ltd	264,188	0.48%	264,188	0
9106-4758 Québec inc	185,771	0.34%	185,771	0
Richard Carter	785,225	1.44%	785,225	0
IML MANPOWER	33,023	0.06%	33,023	0
Hassan Kassi	343,444	0.63%	343,444	0
INNOVATECH QUEBEC	558,761	1.02%	558,761	0
Fond Action	680,000	1.25%	680,000	0
Gestion Capital 04 de Developpement inc	132,094	0.24%	132,094	0
Sylvain Gagné	8,072	0.01%	8,072	0
Michel Filiatreault	8,072	0.01%	8,072	0
Andrew Robb	40,362	0.07%	40,362	0
Normand Laberge	60,543	0.11%	60,543	0
Gilles Lefebvre	5,247	0.01%	5,247	0
Frederico Del Peschio	113,747	0.21%	113,747	0
Giovanni Cavalero	29,354	0.05%	29,354	0
Caisse de dépôt et de placement du Québec	66,047	0.12%	66,047	0
Richard Laberge	181,629	0.33%	181,629	0
TOTAL	12,673,288	23.21%	12,673,288	0

Future Sales of Shares

As of June 15, 2005, a total of 54,609,302 shares of common stock are issued and outstanding. Of the 54,509,302 shares outstanding, 12,673288 are being offered for sale by the selling shareholders in this offering.

Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 100,000,000 shares of common stock, $0.00001 par value per share. The holders of our common stock:

*	have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;
*	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
*	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and
*	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock that are the subject of this offering, when issued, will be fully paid for and non-assessable. We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the state of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Non-Cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

Cash Dividends

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants

Currently there are 14,607,095 share purchase warrants outstanding, as follows:

i)	3,873,637 warrants exercisable at $1.00 each, with expiration dates ranging from August 2005 through February 2006.
ii)	2,538,462 warrants exercisable at $1.10 each and expiring in April 2006.
iii)	5,737,207 warrants exercisable at $0.75 each, with expiration dates ranging from three (3) months following the effectiveness date of the registration statement through February 2010.
iv)	1,905,769 warrants exercisable at $0.70 each and expiring in February 2006.
v)	215,385 warrants exercisable at $0.65 each and expiring in February 2010.
vi)	336,635 warrants exercisable at $0.00001 each and expiring in February 2010.

If the warrant holder does not exercise the warrant within said time period, the warrant will expire and be of no value.

Anti-Takeover Provisions

There are no Nevada anti-takeover provisions that may have the affect of delaying or preventing a change in control.

Reports

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-KSB, 10-QSB, and 8-K. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

Stock transfer agent

Our stock transfer agent for our securities is Pacific Stock Transfer Company, 500 East Warm Springs Road, Las Vegas, Nevada 89119 and its telephone number is (702) 361-3033.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

As part of interim financing by shareholders, we have purchased management services from Capex Investments Limited, the vendor in our asset purchase transaction. Capex and related parties also paid certain operations expenses directly and advanced funds for working capital. The amounts due are non-interest bearing, unsecured, and have no fixed terms of repayment. The amount due to related parties, including Capex, as of March 31, 2004 was $242,892. Capex Investments Limited is controlled by members of our board of directors.

EXPERTS

Our financial statements for the period ending June 30, 2004, included in this prospectus have been audited by Manning Elliott, Chartered Accountants, 11th Floor, 1050 West Pender Street; Vancouver, British Columbia, Canada V6E 3S7, as set forth in their report included in this prospectus.

LEGAL MATTERS

Conrad C. Lysiak, Attorney at Law, 601 West First Avenue, Suite 503, Spokane, Washington 99201, telephone (509) 624-1475 has acted as our legal counsel.

FINANCIAL STATEMENTS

Our fiscal year end is June 30. We will provide audited financial statements to our stockholders on an annual basis.

Our audited financial statements for the years ending June 30, 2004 and 2003 (audited) as well for the three and nine month periods ending March 31, 2005 (unaudited) immediately follow:

Index

Consolidated Balance Sheets	F-1

Consolidated Statements of Operations	F-2

Consolidated Statements of Cash Flows	F-3

Notes to the Consolidated Financial Statements	F-4

Independent Auditors' Report	F-34

Consolidated Balance Sheets	F-35

Consolidated Statements of Operations	F-36

Consolidated Statements of Cash Flows	F-37

Consolidated Statement of Stockholders' Equity (Deficit)	F-38

Notes to the Consolidated Financial Statements	F-22

C-Chip Technologies Corporation
(formerly a Development Stage Company)
Consolidated Balance Sheets
(expressed in U.S. dollars)

	March 31 2005 $ (unaudited)	June 30, 2004 $ (audited)
ASSETS
Current Assets
Cash and cash equivalents	1,331,483	1,561,020
Accounts receivable, net of allowance for doubtful accounts of $86,876 and $5,805, respectively	2,897,597	237,384
Other receivables (Note 6)	1,036,892	-
Inventories	962,114	155,680
Note receivable from a related party (Note 8(b))	388,546	417,899
Prepaid expenses	183,522	45,554

Total Current Assets	6,800,154	2,417,537

Long-term Investments (Note 9(d))	82,672	-
Property and Equipment (Note 7)	795,537	82,274
Intangible Assets (Note 4)	4,142,898	447,125
Goodwill (Note 4)	9,384,622	107,000
Deferred Financing Costs	441,173	-
Total Assets	21,647,056	3,053,936

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable	1,395,654	165,362
Bank loan (Note 9)	279,514	221,490
Line of credit	1,511,724	-
Accrued liabilities (Note 6)	1,714,215	232,705
Current portion of long-term debt	195,852	-
Due to related parties (Note 8(a))	242,892	230,726

Total Current Liabilities	5,339,851	850,283

Deferred Income Taxes	3,531	-
Long-term Debt (Note 10)	3,392,249	-
Non-controlling Interest	17,063	-

Total Liabilities	8,752,694	850,283

Contingencies and Commitments (Notes 1 and 15)

Stockholders' Equity

Common Stock, 100,000,000 shares authorized with a par value of $0.00001; 52,443,863 and 39,595,803 shares issued and outstanding, respectively	524	396

Additional Paid-in Capital	22,585,696	8,536,780

Deferred Compensation	-	(25,974)

Accumulated Other Comprehensive Income (Loss)	(386,541)	9,860

Deficit	(9,305,317)	(6,317,409)

Total Stockholders' Equity	12,894,362	2,203,653

Total Liabilities and Stockholders' Equity	21,647,056	3,053,936

(The Accompanying Notes are an Integral Part of the Consolidated Financial Statements)

C-Chip Technologies Corporation
(formerly a Development Stage Company)
Consolidated Statements of Operations
(expressed in U.S. dollars)
(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	March 31,		March 31,
	2005 $	2004 $	2005 $	2004 $
Net Revenue

Product	1,417,154	420,726	1,612,496	568,762
Service	700,536	-	1,694,085	-

Total Revenue	2,117,690	420,726	3,306,581	568,762

Cost of Revenue

Product	956,487	272,784	1,061,086	339,231
Service	506,792	-	1,223,010	-

Total Cost of Revenue	1,463,279	272,784	2,284,096	339,231

Gross Margin	654,411	147,942	1,022,485	229,531

Operating Expenses

Depreciation and amortization	121,500	44,586	214,538	132,818
Selling, general and administrative	1,091,645	527,423	1,928,999	1,172,394
Acquired in-process research and development	386,749	-	386,749	-
Research and development	246,850	132,479	442,475	190,540
Stock based compensation (1)	479,338	133,022	990,897	297,606

Total Operating Expenses	2,326,082	837,510	3,963,658	1,793,358

Loss from Operations	(1,671,671)	(689,568)	(2,941,173)	(1,563,827)

Other (Income) and Expenses

Financial expense	62,156	8,459	72,736	10,856
Other income	(27,089)	-	(27,089)	-
Debenture accretion	8,734	-	8,734	16,625
Discount on conversion of debt	-	-	-	1,418,451

Net Loss Before Income Tax Benefit	(1,715,472)	(698,027)	(2,995,555)	(3,009,759)

Income Tax Benefit	(7,732)	-	(7,732)	-

Net Loss Before Non-controlling Interest	(1,707,740)	(698,027)	(2,987,823)	(3,009,759)

Non-controlling Interest	85	-	85	-

Net Loss	(1,707,825)	(698,027)	(2,987,908)	(3,009,759)

Comprehensive Loss (Note 14)	(1,813,386)	(695,355)	(3,384,308)	(3,007,087)

Net Loss Per Share - Basic and Diluted	(0.04)	(0.02)	(0.07)	(0.09)

Weighted Average Shares Outstanding	41,300,000	34,450,000,	40,400,000	31,820 ,000

(1) Stock based compensation is excluded from the following:
Selling, general and administration	479,338	133,022	990,897	297,606

(The Accompanying Notes are an Integral Part of the Consolidated Financial Statements)

C-Chip Technologies Corporation
(formerly a Development Stage Company)
Consolidated Statements of Cash Flows
(expressed in U.S. dollars)
(Unaudited)

	For the Nine Months Ended March 31,
	2005 $	2004 $
Cash Flows To Operating Activities
Net loss	(2,987,908)	(3,009,759)
Adjustments to reconcile net loss to cash
Stock based compensation	990,897	297,606
Expenses settled with issuance of common shares	-	203,200
Discount on conversion of debt	-	1,418,451
Depreciation and amortization	214,538	132,818
Amortization deferred financing costs	624	-
In-process research and development	386,749	-
Non-controlling interest	85	-
Accretion of debenture	8,734	16,625
Changes in operating assets and liabilities
(Increase) decrease in accounts receivable	(891,386)	4,652
(Increase) in prepaid revenue	-	(3,482)
Decrease (increase) in inventory	164,473	(66,410)
(Increase) in other receivable	(23,037)	-
Decrease (increase) in prepaid and other assets	41,881	(32,548)
Increase in accounts payable and accrued liabilities	131,442	48,365
Net Cash Used In Operating Activities	(1,962,908)	(990,482)
Cash Flows From Investing Activities
Acquisition of companies, net of cash acquired	(2,689,195)	-
Bank indebtedness assumed in business acquisition	-	(283,740)
Purchase of property and equipment	(37,953)	(13,122)
Payment received on note receivable	29,353	-

Net Cash Used in Investing Activities	(2,697,795)	(296,862)

Cash Flows From Financing Activities
Increase (decrease) in related party payables	12,166	(19,281)
Deferred financing costs related to Senior Convertible Debenture	(413,681)	-
Proceeds from Senior Convertible Debenture	4,675,000	-
Financing costs related to issuance of common shares	-	(82,319)
Borrowing on bank credit line	323,456	-
Proceeds from issuance of common shares, net	-	1,630,499
Proceeds from exercise of stock options	197,311	108,319
Net Cash Provided by Financing Activities	4,794,252	1,637,218

Effect of Exchange Rate Changes on Cash	(363,086)	-

(Decrease) Increase in Cash	(229,537)	352,546
Cash - Beginning of Period	1,561,020	8,505
Cash - End of Period	1,331,483	361,051

Non-Cash Financing and Investing Activities
Issuance of common shares for Avensys business acquisition	7,967,908	468,000
Issuance of convertible debt for CLI business acquisition	1,380,543	-
Issuance of common shares for technology acquisition	125,000	-
Issuance of stock options for debt settlement	119,043	-
Supplemental Disclosures
Interest paid	18,375	25,350
Income taxes paid	-	-

(The Accompanying Notes are an Integral Part of the Consolidated Financial Statements)

C-Chip Technologies Corporation
(formerly a Development Stage Company)
Notes to Consolidated Financial Statements
March 31, 2005
(Expressed in U.S. Dollars)

1.	Nature of Operations and Continuance of Business

The Company was incorporated in the State of Nevada on June 26, 2000 as Keystone Mines Limited.

On January 7, 2003 the Company acquired assets and intellectual property. It then changed its business focus to the development of security technology and changed its name to C-Chip Technologies Corporation.

On February 17, 2004, the Company acquired Canadian Security Agency (2004) Inc., (" CSA" ) a company providing guard and security services. (Refer to Note 4).

The Company was previously a development stage company as defined by Statement of Financial Accounting Standard No. 7, " Development Stage Companies" .. The Company has achieved significant revenue from acquired companies as described below. The companies acquired during the three months ended March 31, 2005 have significant operations which involve security services and products.

On February 28, 2005, C-Chip Technologies Corporation (the "Company") acquired through its wholly owned subsidiary corporation, 6327915 Canada, Inc., 100% of the outstanding shares of 9151-3929 Quebec Inc., ("Quebec") and 3826961 Canada Inc. ("Canada"). Quebec and Canada collectively own 100% 3428249 Canada Inc. 3428249 Canada Inc. owns 100% Chartrand Laframboise Inc. a company specializing in the security field and 100% of 9126-7641 Quebec Inc., a corporation specializing in the credit management and verification. Collectively, Quebec, Canada, 3428249 Canada Inc., Chartrand Laframboise Inc., and 9126-7641 Quebec Inc. are hereinafter collectively referred to as "CLI". (Refer to Note 3(a)).

On February 28, 2005 the Company acquired Avensys Inc. (" Avensys" ), a company incorporated under Part IA of the Companies Act (Quebec) in Canada. Avensys is a leader in risk management monitoring solutions for commercial and industrial buildings, infrastructures and various environments.

The Company' s assets and operations at March 31, 2005 are located in Quebec, Canada.

The Company' s shares trade on the NASD OTC Bulletin Board under the symbol CCHI.

The Company has experienced significant operating losses since inception. These consolidated financial statements do not include any adjustments to the recoverability and classification of recorded assets amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company has funded itself through issuance of shares or by loans from shareholders and/or directors. During the next twelve months the Company plans to fund its operations through cash on hand, the sale of security services and the sale of products. If profitable operations are not achieved, additional financing will be required to pursue the Company' s business plan. These factors raise substantial doubt regarding the Company' s ability to continue as a going concern.

C-Chip Technologies Corporation
(formerly a Development Stage Company)
Notes to Consolidated Financial Statements
March 31, 2005
(Expressed in U.S. Dollars)

2.	Summary of Significant Accounting Policies

	a)	Fiscal Year

The Company' s fiscal year-end is June 30.

	b)	Basis of Accounting

These financial statements are prepared in conformity with accounting principles generally accepted in the United States and are presented in US dollars.

	c)	Principles of Consolidation

These consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. Consolidated companies include: a) 100% of Avensys and its subsidiary, Fizians Inc. of which Avensys owns 70% of its outstanding shares. b) 100% of 6327915 Canada, Inc., 9151-3929 Quebec Inc., 3826961 Canada Inc., 3428249 Canada Inc., Chartrand Laframboise Inc. and 9126-7641 Quebec Inc., (collectively the " CLI Group" ) c) 100% of Canadian Security Agency (2004) Inc. Operating results for the CLI Group and Avensys are included from the date of acquisition of February 28, 2005. All inter-company accounts and transactions have been eliminated.

	d)	Cash and Cash Equivalents

The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

	e)	Long-Lived Assets

In accordance with SFAS No. 144, " Accounting for the Impairment or Disposal of Long-Lived Assets" , the Company tests long-lived assets or asset groups for recoverability when events or changes in circumstances indicate that their carrying amount may not be recoverable. Circumstances which could trigger a review include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors; accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and current expectation that the asset will more likely than not be sold or disposed significantly before the end of its estimated useful life.

Recoverability is assessed based on the carrying amount of the asset and its fair value which is generally determined based on the sum of the undiscounted cash flows expected to result from the use and the eventual disposal of the asset, as well as specific appraisal in certain instances. An impairment loss is recognized when the carrying amount is not recoverable and exceeds fair value.

C-Chip Technologies Corporation
(formerly a Development Stage Company)
Notes to Consolidated Financial Statements
March 31, 2005
(Expressed in U.S. Dollars)

2.	Summary of Significant Accounting Policies (continued)

	f)	Foreign Currency Transactions/Balances

The Company's reporting currency is the U.S. dollar and its functional currency is the Canadian dollar. Occasional transactions occur in U.S. dollars, and management has adopted SFAS No. 52, " Foreign Currency Translation" .. Assets and liabilities denominated in foreign currencies are translated into U.S. dollars at rates of exchange in effect at the balance sheet date. Average rates for the year are used to translate revenues and expenses. Resulting translation gains and losses are accumulated in a separate component of stockholders' equity as accumulated other comprehensive income or loss.

	g)	Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

	h)	Recent Accounting Pronouncements

In December 2004, FASB issued SFAS No. 153, " Exchanges of Nonmonetary Assets - An Amendment of APB Opinion No. 29" .. The guidance in APB Opinion No. 29, " Accounting for Nonmonetary Transactions" , is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. The guidance in that Opinion, however, included certain exceptions to that principle. SFAS No. 153 amends Opinion No. 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The provisions of SFAS No. 153 are effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Early application is permitted and companies must apply the standard prospectively. The adoption of this standard is not expected to have a material effect on the Company' s results of operations or financial position.

In December 2004, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standard (SFAS) No. 123R, " Share Based Payment" .. SFAS 123R is a revision of SFAS No. 123 " Accounting for Stock-Based Compensation" , and supersedes APB Opinion No. 25, " Accounting for Stock Issued to Employees" and its related implementation guidance. SFAS 123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity' s equity instruments or that may be settled by the issuance of those equity instruments.

C-Chip Technologies Corporation
(formerly a Development Stage Company)
Notes to Consolidated Financial Statements
March 31, 2005
(Expressed in U.S. Dollars)

2.	Summary of Significant Accounting Policies (continued)

	h)	Recent Accounting Pronouncements (continued)

SFAS 123R focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS 123R does not change the accounting guidance for share-based payment transactions with parties other than employees provided in SFAS 123 as originally issued and Emerging Issues Task Force Issue No. 96-18, " Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services" .. SFAS 123R does not address the accounting for employee share ownership plans, which are subject to AICPA Statement of Position 93-6, " Employers' Accounting for Employee Stock Ownership Plans" .. SFAS 123R requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award - the requisite service period (usually the vesting period). SFAS 123R requires that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. The scope of SFAS 123R includes a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. Public entities (other than those filing as small business issuers) will be required to apply SFAS 123R as of the first interim or annual reporting period that begins after June 15, 2005. Public entities that file as small business issuers will be required to apply SFAS 123R in the first interim or annual reporting period that begins after December 15, 2005. For nonpublic entities, SFAS 123R must be applied as of the beginning of the first annual reporting period beginning after December 15, 2005. The Company is evaluating the impact of adopting this standard on the Company' s results of operations and financial position.

In March 2005, the SEC staff issued Staff Accounting Bulletin No. 107 ("SAB 107") to give guidance on the implementation of SFAS No. 123R. The Company will consider SAB 107 during the implementation of SFAS No. 123R.

	i)	Financial Instruments and concentrations

Financial instruments include cash, bank loans, accounts receivable, note receivable, accounts payable, accrued liabilities, and related party payables. The fair values approximate their carrying values due to the immediate or short-term maturity of these financial instruments.

C-Chip Technologies Corporation
(formerly a Development Stage Company)
Notes to Consolidated Financial Statements
March 31, 2005
(Expressed in U.S. Dollars)

2.	Summary of Significant Accounting Policies (continued)

	j)	Net Loss Per Share

The Company computes net loss per share in accordance with SFAS No. 128, " Earning per Share" (SFAS 128). SFAS 128 requires presentation of both basic and diluted net loss per share (EPS) on the face of the income statement. Basic net loss per share is computed by dividing the net loss for the year by the weighted average number of shares of common stock outstanding during the year. Diluted net loss per share is computed by dividing the net loss for the period by the weighted average number of shares of common stock and potential common stock outstanding during the period, if dilutive.

	k)	Stock-Based Compensation

The Company has elected to apply the intrinsic value method of accounting in accordance with Accounting Principles Board Opinion No. 25, " Accounting for Stock Issued to Employees" (APB 25). Under the intrinsic value method of accounting, compensation expense is recognized if the exercise price of the Company' s employee stock options is less than the market price of the underlying common stock on the date of grant. Stock-based compensation for employees is recognized on the straight-line basis over the vesting period of the individual options. Stock options granted to non-employees are accounted for under Statement of Financial Accounting Standards No. 123 " Accounting for Stock-Based Compensation" (SFAS 123), which establishes a fair value based method of accounting for stock-based awards, and recognizes compensation expense based on the fair value of the stock award or fair value of the goods and services received, whichever is more reliably measurable. Under the provisions of SFAS 123, companies that elect to account for stock-based awards in accordance with the provisions of APB 25 are required to disclose the pro forma net income (loss) that would have resulted from the use of the fair value based method under SFAS 123.

During the three and nine month periods ended March 31, 2005, the Company granted 1,466,600 and 3,121,556 stock options, respectively, pursuant to a non-qualified stock option plan at exercise prices ranging from $0.00001 to $0.933 per share. Stock options granted to non-employees totalled 1,126,556 of which 956,556 have vested. Stock options granted to employees vest over a period of one year.

The fair value of the options granted during the periods was estimated at the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions: risk free interest rate of 3.59%, expected volatility of 143.73%, an expected option life of 3.39 years and no expected dividends. The weighted average fair value of options granted was $0.67 per share. Had the Company determined compensation cost based on the fair value at the date of grant for its employee stock options, the net loss would have increased by $418,596 and $935,043, for the three and nine months ended March 31, 2005, respectively.

C-Chip Technologies Corporation
(formerly a Development Stage Company)
Notes to Consolidated Financial Statements
March 31, 2005
(Expressed in U.S. Dollars)

2.	Summary of Significant Accounting Policies (continued)

	k)	Stock-Based Compensation (continued)

During the three and nine-month periods ended March 31, 2005, the Company recognized stock-based compensation for non-employees in the amount of $479,338 and $842,897, respectively. The Company also recognized stock based compensation of 148,000 related to contingent consideration for the acquisition of Canadian Security Agency (2004) Inc. (Refer to Note 3(c)).

The following table illustrates the effect on net loss per share as if the fair value method had been applied to all grants of stock options:

	Three months ended March 31,		Nine months ended March 31,
	2005 $	2004 $	2005 $	2004 $

Net loss - as reported	(1,707,825)	(698,027)	(2,987,907)	(3,009,759)
Add: Stock-based compensation expense included in net loss - as reported	479,338	133,022	990,897	297,606
Deduct: Stock-based compensation expense determined under fair value method	(897,934)	(246,573)	(1,925,940)	(630,097)

Net loss - pro forma	(2,126,421)	(811,578)	(3,922,950)	(3,342,250)

Net loss per share (basic and diluted) - as reported	(0.04)	(0.02)	(0.07)	(0.09)

Net loss per share (basic and diluted) - pro forma	(0.05)	(0.02)	(0.10)	(0.10)

l)	Revenue Recognition

The Company' s C-Chip technology is still in the development stage and has generated limited commercial sales of products. The Company developed prototypes for testing by potential customers, which were billed for a portion of the costs incurred. Commercial product sales are recorded when shipped as part of a sales agreement, usually by customer purchase order. Certain product sales contain a small charge for after sales service for up to one year; such amounts are deferred and recognized as revenue when earned. Products carry a one-year replacement warranty and the level of actual warranty expense has not been material.

The Company recognizes revenue in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 104 (" SAB 104" ), " Revenue Recognition in Financial Statements." Revenue is recognized only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the service is performed, and collectibility is reasonably assured.

C-Chip Technologies Corporation
(formerly a Development Stage Company)
Notes to Consolidated Financial Statements
March 31, 2005
(Expressed in U.S. Dollars)

2.	Summary of Significant Accounting Policies (continued)

	l)	Revenue Recognition (continued)

Sales of security services commenced on the acquisition of Canadian Security Agency (2004) Inc. on February 17, 2004. Clients are provided security services with revenue recognized as services are performed.

The CLI Group recognizes revenue for service contracts as the services are performed using a proportional performance model. Revenues from investigation contracts are reported on the percentage of completion method of accounting using measurements of progress toward completion appropriate for the work performed. Progress is generally based upon man-hours or costs incurred based upon the appropriate method for the type of job.

Avensys Inc. recognizes revenues when goods are shipped and the risks and rewards have transferred to customers. Revenues are recorded net of rebates, discounts and sales returns. Avensys and its 70% owned subsidiary, specialize in developing, manufacturing and installing control and monitoring remote security solutions.

The Company continually monitors timely payments and assesses any collection issues. The allowance for doubtful accounts is based on the Company' s detailed assessment of the collectibility of specific customer accounts. Any significant customer accounts that are not expected to be collected are excluded from revenues.

	m)	Property and Equipment

Property and equipment are recorded at cost, less accumulated depreciation. The Company provides for depreciation using the following methods and applying rates estimated to amortize the cost over the useful life of the assets:

Computer equipment	Straight-line and declining balance	30%-33 1/3%
Furniture and fixture	Straight-line and declining balance	20%
Leasehold improvements	Straight-line	5 to 8 years
Surveillance equipment	Declining balance	30%
Communication equipment	Declining balance	20%
Laboratory equipment	Straight-line and declining balance	20%
Automotive equipment and software	Declining balance	30%
Machinery and office equipment	Declining balance	20%

n)	Inventory

Inventory consists of finished products available for sale to customers and components. Inventory is valued at the lower of cost and net realizable value. Cost is determined on a weighted average cost basis.

C-Chip Technologies Corporation
(formerly a Development Stage Company)
Notes to Consolidated Financial Statements
March 31, 2005
(Expressed in U.S. Dollars)

2.	Summary of Significant Accounting Policies (continued)

	o)	Intangible Assets

An acquired intangible asset that represents technology that has reached technological feasibility is capitalized at cost. Intangible assets with definite lives are reported at cost, less accumulated amortization. The Company does not have any identified intangible assets with a finite life. Acquired in-process research and development is charged to operations in the period of acquisition. The Company provides for amortization on a straight-line basis over the following periods:

Customer lists	10 years
Licenses, patents and trademarks	4-6 years
Non-compete agreements	4 years

p)	Acquired Goodwill

Goodwill represents the excess of the purchase price of acquired assets over the fair values of the identifiable assets acquired and liabilities assumed. Pursuant to SFAS No. 141, the Company does not amortize goodwill, but tests for impairment of goodwill on an annual basis and at any other time if events occur or circumstances indicate that the carrying amount of goodwill may not be recoverable. Circumstances that could trigger an impairment test include but are not limited to: a significant adverse change in the business climate or legal factors; an adverse action or assessment by a regulator; unanticipated competition and loss of key personnel. Goodwill is tested for impairment using present value techniques of estimated future cash flows; or using valuation techniques based on multiples of earnings. If the carrying amount of goodwill exceeds the implied fair value of that goodwill, an impairment loss is charged to operations.

q)	Deferred financing costs:

Costs relating to long-term debt are deferred and amortized over the term of the related debt facilities.

r)	Research and development expenses and tax credits

Research and development expenses are expensed as they incurred. Research and development tax credits are accounted for as a reduction of the income tax provision during the year in which the costs are incurred, provided that the Company is reasonably certain that the credits will be received. The investment tax credits must be examined and approved by the tax authorities and it is possible that the amounts granted will differ from the amounts recorded.

C-Chip Technologies Corporation
(formerly a Development Stage Company)
Notes to Consolidated Financial Statements
March 31, 2005
(Expressed in U.S. Dollars)

2.	Summary of Significant Accounting Policies (continued)

	s)	Contingent consideration

In connection with the Company' s acquisition of Canadian Security Agency (2004) Inc., if certain future internal performance goals are later satisfied, the aggregate consideration for the acquisition will be increased. Such additional consideration, if earned, will be paid in the form of additional shares of the Company' s common stock now held in escrow. Any additional consideration paid will be allocated between goodwill, stock-based compensation expense and deferred compensation. The measurement, recognition and allocation of contingent consideration are accounted for using the following principles:

Measurement and Recognition

In accordance with SFAS No. 141, Business Combinations (" SFAS 141" ), contingent consideration is recorded when a contingency is satisfied and additional consideration is issued or becomes issuable. The Company records the additional consideration issued or issuable in connection with the acquisition when a specified internal performance goal is met. For additional consideration paid in stock, the Company calculates the amount of additional consideration using the closing price of its common stock on the date the performance goal is satisfied.

Amount Allocated to Goodwill

In accordance with EITF No. 95-8, Accounting for Contingent Consideration Paid to the Shareholders of an Acquired Enterprise in a Purchase Business Combination (" EITF 95-8" ) and FIN 44, the portion of additional consideration issuable to holders of unrestricted common stock and fully vested options as of the acquisition date is recorded as additional purchase price, as the consideration is unrelated to continuing employment with the Company. Such portion is allocated to goodwill.

Amount Allocated to Stock-Based Compensation Expense

In accordance with EITF 95-8, the intrinsic value associated with additional consideration related to stock or options that vest between the acquisition date and the date at which the contingency is satisfied is recorded as an immediate charge to stock-based compensation expense because the consideration is related to continuing employment with the Company.

Amount Allocated to Deferred Compensation

Additional consideration related to options and restricted stock that remain unvested when the contingency is satisfied is recorded as deferred compensation expense under EITF 95-8 and FIN 44, as such consideration will only be earned to the extent that the holder of such options or restricted stock continues to be employed by the Company and meets the vesting requirements. The amount recorded as deferred compensation is based upon the intrinsic value of the restricted stock and unvested options at the date at which the contingency is satisfied. The Company amortizes such deferred compensation over the remaining vesting period of the underlying restricted stock and unvested options. In the event that a holder does not fully vest in the restricted stock or unvested options, the unamortized portion of deferred compensation is eliminated.

C-Chip Technologies Corporation
(formerly a Development Stage Company)
Notes to Consolidated Financial Statements
March 31, 2005
(Expressed in U.S. Dollars)

2.	Summary of Significant Accounting Policies (continued)

	t)	Income Tax

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted SFAS No. 109 as of its inception and has incurred net operating losses. Pursuant to SFAS 109 the Company is required to compute tax asset benefits for net operating losses carried forward. Potential benefit of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

	u)	Shipping and Handling Costs

The Company' s shipping and handling costs are included in cost of sales.

	v)	Reclassifications

Certain reclassifications have been made to the prior period' s financial statements to conform to the current period' s presentation.

	w)	Interim Financial Statements

These interim unaudited financial statements have been prepared on the same basis as the annual financial statements and in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the Company's financial position, results of operations and cash flows for the periods shown. The results of operations for such periods are not necessarily indicative of the results expected for a full year or for any future period.

3.	Business Combinations

On February 28, 2005, the Company acquired two businesses. These acquisitions have been accounted for using the purchase method and the consolidated financial statements include the results of operations for these businesses from the date of acquisition. In accordance with SFAS No. 141 > ' Business Combinations' ' , the Company allocated the purchase price to the tangible and intangible assets acquired and liabilities assumed, including in-process research and development, based on their estimated fair values. The excess purchase price over those fair values is recorded as goodwill. The fair values assigned to tangible and intangible assets acquired and liabilities assumed are based on an independent valuation analysis using estimates and assumptions provided by management, and other information compiled by management, including valuations that utilize established valuation techniques appropriate for the security industry. In accordance with SFAS No. 142, " Goodwill and Other Intangible Assets" , goodwill and purchased intangibles with indefinite lives are not amortized but will be reviewed at least annually for impairment. Purchased intangibles with finite lives will be amortized on a straight-line basis over their respective estimated useful lives.

2005

C-Chip Technologies Corporation
(formerly a Development Stage Company)
Notes to Consolidated Financial Statements
March 31, 2005
(Expressed in U.S. Dollars)

3.	Business Combinations (continued)

	a)	CLI

In February 2005, the Company acquired, through its wholly owned subsidiary corporation, 6327915 Canada, Inc., all of the outstanding shares of 9151-3929 Quebec Inc., ("Quebec") and 3826961 Canada Inc. ("Canada"). Quebec and Canada collectively own 100% of 3428249 Canada Inc. 3428249 Canada Inc. owns 100% of Chartrand Laframboise Inc. a company specializing in the security field and 100% of 9126-7641 Quebec Inc., a corporation specializing in the credit management and verification. Quebec, Canada, 3428249 Canada Inc., Chartrand Laframboise Inc., and 9126-7641 Quebec Inc. (hereinafter collectively referred to as "CLI") were purchased for a total consideration of $3,859,611 including acquisition costs of $42,817. The acquisition costs were accounted for as a purchase price adjustment to goodwill.

The purchase price was $2,436,251 (CND$3,000,000) in cash and a $1,380,543 (CND$1,700,000) Secured Convertible Debenture with interest of 9% payable quarterly and maturing in five years. At the option of the holders, but not before the sixth month following the closing date, the debenture is convertible into 1,700,000 shares of the Company' s common stock at price of $0.82 per share. The debenture is secured by the universality of all of the moveable property of the wholly-owned subsidiary, 3428249 Canada Inc.

CLI' s principal services include investigation, surveillance, undercover agents, background verification, business intelligence, security consulting and labor management conflict.

The purchase price was allocated to the following assets and liabilities:

$

Current assets	578,224
Property and equipment	192,340
Non-compete agreement	574,133
Customer lists	380,811
Current liabilities	(341,280)
Bank indebtedness	(43,809)
Long-term debt - current portion	(74,829)
Long-term debt	(5,411)
Other liabilities	(19,757)
Excess purchase consideration (goodwill)	2,576,372

3,816,794

The purchase price allocation is preliminary and subject to change if the Company obtains additional information concerning the fair values of certain tangible assets and liabilities of CLI. During the three months ended March 31, 2005, the Company adjusted the net tangible assets acquired and increased goodwill by approximately $235,000 due to purchase price adjustments.

C-Chip Technologies Corporation
(formerly a Development Stage Company)
Notes to Consolidated Financial Statements
March 31, 2005
(Expressed in U.S. Dollars)

3.	Business Combinations (continued)

Net Tangible Assets

The acquisition cost has been allocated to the assets and liabilities according to their estimated fair value at the acquisition date.

Amortizable Intangible Assets

The customer list consists of information about customers such as their name, contact information, order history and demographic information. The income approach using a discounted cash flow approach was used to estimate the fair value of the customer list, more specifically, the multi-period excess earnings method. This method is predicated on the theory that the value of an asset or investment is the present value of future cash flows discounted at a rate commensurate with the time value of money and the underlying risks of the subject investment. The Company is amortizing the fair value of the customer list on a straight-line basis over the remaining estimated useful life of ten years.

The non-compete agreements represent an agreement by the seller to refrain from competing with the Company. The agreement normally restrict the seller from competing in the same line of business for a certain period of time. The comparative business valuation method was used to estimate the fair value. This approach assumes that in the absence of such agreement, the sellers would be free to compete and take business away, thus reducing sales and profitability. The Company is amortizing the fair value of the non-compete agreements on a straight-line basis over the remaining estimated life of four years.

	b)	Avensys Inc.

On February 28, 2005, the Company completed its acquisition of Avensys Inc. (" Avensys" ). The acquisition resulted in the issuance of 10,400,002 restricted shares of the Company' s common shares having a fair value of $0.75 per share and a total value of $7,800,000 (before discounting as discussed below) in exchange for 15,746,369 shares of Avensys which constituted all of the issued and outstanding common stock of Avensys. The Company also purchased and cancelled all of the outstanding Avensys stock options for a total of $312,652 (CND$385,000). The beneficiaries of the options received $187,592 (CND$231,000) on February 28, 2005 and will receive the balance of $124,970 (CND$154,000) on or before December 31, 2005. The Company issued 427,432 restricted shares of common stock as a finder's fee to an unrelated party. The Company incurred direct costs associated with the acquisition of $45,000 (CND$55,413). The total value of the cancelled stock options, finders fee and direct costs were accounted for as purchase price adjustments to goodwill. The 10,400,002 restricted shares are to be released from escrow over the next eighteen months. As a result the value of restricted stock paid was discounted in the amount of $166,414.

C-Chip Technologies Corporation
(formerly a Development Stage Company)
Notes to Consolidated Financial Statements
March 31, 2005
(Expressed in U.S. Dollars)

3.	Business Combinations (continued)

b)	Avensys Inc. (continued)

Avensys offers leading edge fiber optics sensor technology to monitor a variety of environments, including air, water, soil as well as buildings and infrastructures. Avensys specializes in providing solutions to monitor different types of environments, solving environmental monitoring problems, from micro scale in-building sensing systems to macro scale wireless landslide and flood warning systems in different countries, covering air, water and soil as well as the security of materials and infrastructures, employing a wide range of technologies including Optical Fiber Sensing Technology.

The purchase price was allocated to the following asset and liabilities:

$

Current assets	3,499,635
Fixed assets	523,898
Customer list	701,621
Other assets	101,511
Current liabilities	(2,358,108)
License agreements	2,085,357
In-process research and development	386,749
Bank Indebtedness	(1,202,483)
Long-term debt - current portion	(122,829)
Long-term debt	(1,453,966)
Other liabilities	(16,678)
Goodwill	5,488,879

7,633,586

The purchase price allocation is preliminary and subject to change if the Company obtains additional information concerning the fair values of certain tangible assets and liabilities of Avensys.

Net Tangible Assets

The acquisition cost has been allocated to the assets and liabilities according to their estimated fair value at the acquisition date.

C-Chip Technologies Corporation
(formerly a Development Stage Company)
Notes to Consolidated Financial Statements
March 31, 2005
(Expressed in U.S. Dollars)

3.	Business Combinations (continued)

	b)	Avensys Inc. (continued)

Amortizable Intangible Assets

Customer list represents information about customers such as their name, contact information, order history and demographic information. The income approach using a discounted cash flow method was used to estimate the fair value of the customer list, more specifically, the multi-period excess earnings method. This method is predicated on the theory that the value of an asset or investment is the present value of future cash flows discounted at a rate commensurate with the time value of money and the underlying risks of the subject investment. The Company is amortizing the fair value of the customer list on a straight-line basis over the remaining estimated useful life of ten years.

License agreements represent a combination of processes, patents, and trade secrets that were used for existing and in-process technology. These intangible assets were valued using the income approach method. This method estimates fair value based on the earnings and cash flow capacity of an asset. The Company is amortizing the fair value of these assets over the remaining estimated useful life of six years on a straight-line basis.

Acquired In-process Research and Development

Of the total purchase price, $386,749 has been allocated to in-process research and development (" IPR&D" ) and was charged to operations in March 2005. Projects that qualify as IPR&D represent those that have not yet reached technological feasibility and which have no alternative future use. Technological feasibility is defined as being equivalent to a beta-phase working prototype in which there is no remaining risk relating to the development. At the time of acquisition, Avensys had multiple IPR&D efforts under way for certain current and future product lines. These efforts included physical sensors, interrogation units, chemical sensors and limnimeters. In applying the discounted cash flow method, the value of the acquired technology was estimated by discounting to present value the free cash flows expected to be generated by the products with which the technology is associated, over the remaining economic life of the technology. To distinguish between the cash flows attributable to the underlying technology and the cash flows attributable to other assets available for generating product revenues, adjustments were made to provide for a fair return to property and equipment, working capital, and other assets that provide value to the product lines.

C-Chip Technologies Corporation
(formerly a Development Stage Company)
Notes to Consolidated Financial Statements
March 31, 2005
(Expressed in U.S. Dollars)

3.	Business Combinations (continued)

	b)	Avensys Inc. (continued)

Pro Forma Results

The following pro forma financial information presents the consolidated results of operations of the Company and the CLI Group and Avensys acquisitions as if they had occurred as of the beginning of the periods presented. The unaudited pro forma financial information is not intended to represent or be indicative of the consolidated results of operations or financial condition of the Company that would have been reported had the acquisition been completed as of the dates presented, and should not be taken as representative of the future consolidated results of operations or financial condition of the Company.

	Three months ended		Nine months ended
	March 31,		March 31,
(in thousands, except per share amounts)	2005	2004	2005	2004
	$	$	$	$

Net revenues	3,946	4,053	11,837	11,464
Net loss	2,129	1,104	4,839	3,457
Net loss per share (basic and diluted)	(0.04)	(0.02)	(0.09)	(0.08)

c)	Canadian Security Agency (2004) Inc.

On February 17, 2004 the Company acquired all the issued and outstanding shares of Canadian Security Agency (2004) Inc. (" CSA" ) in exchange for 1,600,000 restricted common shares of the Company. CSA is in the business of providing guard and security services in Montreal, Canada. Pursuant to the terms of the acquisition agreement, 600,000 shares were released on closing and 1,000,000 shares were held in escrow as contingent consideration related to revenue targets and repayment of a note receivable. The note receivable, originally in the amount of $473,271, is due from the seller on or before February 17, 2005. The released shares were recorded at their fair value of $468,000. The Company used the purchase method of accounting for the CSA acquisition as at February 17, 2004 based on management' s best estimate of fair values.

C-Chip Technologies Corporation
(formerly a Development Stage Company)
Notes to Consolidated Financial Statements
March 31, 2005
(Expressed in U.S. Dollars)

3.	Business Combinations (continued)

	c)	Canadian Security Agency (2004) Inc. (continued)

The purchase price was allocated to the following assets and liabilities:

$

Note receivable	473,271
Accounts receivable	149,328
Advances from the Company	(203,897)
Property and equipment	8,347
Bank indebtedness	(93,567)
Accounts payable	(74,488)
Accrued liabilities	(176,846)
Goodwill	385,852

468,000

The Company performed an annual impairment assessment of the carrying value of the goodwill recorded in connection with the CSA acquisition in June 2004 as required under SFAS No. 142. In accordance with SFAS 142, the implied fair value of goodwill was determined in the same manner as that which is utilized to estimate the amount of goodwill recognized in a business combination.

The Company estimated the fair value of its CSA reporting unit primarily using the discounted cash flow method. The discounted cash flows for CSA were based on discrete five year financial forecasts developed by management for planning purposes and consistent with those distributed to the Company' s Board of Directors.

Upon completion of the June 2004 annual impairment assessment, the Company determined the carrying value of the CSA reporting unit exceeded its estimated fair value. As a result, the Company charged operations with a goodwill impairment loss of $278,852 in the final quarter of fiscal 2004.

The primary factors resulting in the impairment charge were: (i) the loss of some customers due to consolidation in the industry and new ownership of CSA which affected both the Company' s operations at that time and its expectations with respect to future revenue, (ii) lower revenue growth projections based on performance to date.

Accounting for Contingent Consideration

In connection with its acquisition of Canadian Security Agency (2004) Ltd., the Company reserved additional shares of its common stock for issuance to a former shareholder of the acquired company upon satisfaction of certain future internal performance goals.

C-Chip Technologies Corporation
(formerly a Development Stage Company)
Notes to Consolidated Financial Statements
March 31, 2005
(Expressed in U.S. Dollars)

3.	Business Combinations (continued)

	c)	Canadian Security Agency (2004) Inc. (continued)

The following table presents activity in the Company' s common stock reserved for issuance upon satisfaction of future internal performance goals related to the purchase of CSA:

Shares #

Balance at June 30, 2004	700,000
Shares reserved for certain future internal performance goals	-
Shares earned - valued at $148,000	(200,000)
Shares cancelled	-

Balance at March 31, 2005	500,000

The following table presents the allocation of contingent consideration earned in connection with the satisfaction of the internal performance goals of CSA and payment received to reduce the note receivable (Refer to Note 7(b)):

$

Allocation of contingent consideration earned	148,000

Goodwill	-
Stock-based compensation expense	148,000
Deferred compensation	-

Total	148,000

See Note 2(s) for a detailed explanation of the accounting policy relating to the measurement, recognition and allocation of contingent consideration.

4.	Asset Acquisition

On January 21, 2005, the Company acquired the assets related to Markus 360 including the Source Code, the intellectual property, the trademark and all customers. The purchase price was $125,000 paid with 164,474 restricted common shares of the Company. In parallel, the Company entered into a distribution agreement with Multi-Hexa Laval Inc. which will receive 10% royalties of each gross sale of the software up to a maximum of $812,084 (CND$1,000,000) for the Intellectual property. The Company conceded an hypothec on all the rights related to the software, up to an amount of $243,625 (CND$300,000) in royalties and will need to be executed within the five years following the closing date. In case of default all the rights in the software will retrocede to Multi-Hexa Inc. without compensation.

C-Chip Technologies Corporation
(formerly a Development Stage Company)
Notes to Consolidated Financial Statements
March 31, 2005
(Expressed in U.S. Dollars)

5.	Goodwill and Purchased Intangible Assets

The following table presents details of the Company' s purchased intangible assets with definite lives:

	Cost $	Accumulated Amortization $	March 31, 2005 Net Book Value $ (unaudited)	June 30, 2004 Net Book Value $ (audited)

Licenses, patents and trademarks	2,197,241	101,974	2,095,267	52,290
Technology	699,285	287,120	412,165	394,835
Non-compete agreements	574,133	12,000	562,133	-
Customers lists	1,082,433	9,100	1,073,333	-

Total other assets	4,553,092	410,194	4,142,898	447,125

Amortization during the period			173,610	162,520

Amortization expense of purchased intangible assets included in operating expenses are as follows:

	Three months ended March 31, $		Nine months ended March 31, $
	2005	2004	2005	2004
	$	$	$	$

Amortization expense of purchased intangibles	92,350	40,630	173,610	121,890

The estimated future amortization expense of purchased intangible assets with definite lives for the next five years is as follows:

2005	$199,570
2006	794,920
2007	754,485
2008	632,400
2009	574,933
Thereafter	1,186,590

$4,142,898

C-Chip Technologies Corporation
(formerly a Development Stage Company)
Notes to Consolidated Financial Statements
March 31, 2005
(Expressed in U.S. Dollars)

5.	Goodwill and Purchased Intangible Assets (continued)

The changes in the carrying amount of goodwill during the nine months ended March 31, 2005 is as follows:

Balance as of June 30, 2004	$107,000
Goodwill acquired during the period	9,277,622

Total	$9,384,622

There were no impairment indicators during the three months ended March 31, 2005.

6.	Balance Sheet Details

	March 31, 2005 $ (unaudited)	June 30, 2004 $ (audited)

Other Receivables

Grants receivable	59,881	-
Investment tax credits receivable	928,670	-
Prepaids	18,300	-
Other	30,041	-

	1,036,892	-

Accrued Liabilities

Payroll and benefits	605,906	125,785
Deferred revenues	19,638	-
Sales taxes payable	267,759	64,521
Income taxes payable	33,186	-
Other liabilities	787,726	42,399

	1,714,215	232,705

C-Chip Technologies Corporation
(formerly a Development Stage Company)
Notes to Consolidated Financial Statements
March 31, 2005
(Expressed in U.S. Dollars)

7.	Property and Equipment

	Cost $	Accumulated Amortization $	March 31, 2005 Net Book Value $ (unaudited)	June 30, 2004 Net Book Value $ (audited)

Automotive equipment	34,253	16,286	17,967	-
Computers	612,693	466,910	145,783	40,532
Communication equipment	50,946	32,493	18,453	-
Furniture and fixtures	402,059	322,492	79,567	9,215
Laboratory equipment	404,667	151,484	253,183	-
Leasehold improvements	75,956	44,753	31,203	3,551
Machinery and office equipment	320,118	157,880	162,238	28,976
Software	77,846	39,996	37,850	-
Surveillance equipment	125,559	99,973	25,586	-

	2,104,097	1,332,267	771,830	82,274

Office equipment under capital leases	38,426	14,719	23,707	-

Total property and equipment	2,142,523	1,346,986	795,537	82,274

Depreciation during the period			51,452	14,936

8.	Related Party Transactions/Balances

The Company has received management services from officers and shareholders. These related parties also paid certain operating expenses on behalf of the Company and advanced funds for working capital. The total amount due to officers and/or shareholders at March 31, 2005 is $242,892 (June 30, 2004: $230,726). The amounts due are non-interest bearing, unsecured, and have no fixed terms of repayment.

The note receivable from a related party is unsecured, non-interest bearing and was due on or before February 17, 2005. The note receivable was due from the original owner and current President of Canadian Security Agency (2004) Inc., and is delinquent subsequent to the period end. The Company expects to collect the note in full.

9.	Bank Loans

CSA has bank indebtedness of $307,781 (CND$372,292) at March 31, 2005 within a Corporate Credit Line facility in the amount of CND$400,000, fluctuating with cash flow and collection of accounts receivable. Interest is charged at Canada bank prime plus 2% per annum. The facility is secured by a movable hypothec over accounts receivable and inventory of CSA; unlimited personal guarantee by the former sole owner of CSA, supported by collateral second mortgage on his personal residence and subrogation of the shareholder loan and salary bonus.

C-Chip Technologies Corporation
(formerly a Development Stage Company)
Notes to Consolidated Financial Statements
March 31, 2005
(Expressed in U.S. Dollars)

9.	Bank Loans (continued)

Chartrand-Laframboise Inc. (" Chartrand" ) has a credit agreement for an authorized amount of $364,550 (CND$320,000), renewable yearly. Any utilized portion bears interest at the Bank' s prime rate plus 1,25% and is secured by a general assignment of Chartrand' s accounts receivable and Chartrand is required to respect certain financial ratios. As at March 31, 2005, there was an outstanding amount of $46,442 (CND$56,176) and Chartrand is in compliance with all financial ratios.

Avensys Inc. has designated the accounts receivable and inventories to guarantee the line of credit. The line of credit, for an authorized amount of $1,104,000 (CND$1,360,000), bears interest at the prime rate plus 1.5% and is renegotiable annually. A letter of credit for $62,000 (CND$76,500) has been granted to a creditor from the amount authorized.

The Company has access to a bridging loan for Scientific Research and Experimental Development tax credits for an authorized amount of $621,000 (CND$765,000) that bears interest at the prime rate plus 1.25%. A movable hypothec on accounts receivable and tax credits as well as a guarantee from Investissements Quebec guarantee the non-renewable loan.

An irrevocable letter of credit for $82,672 (CND$100,000) has also been issued to an individual who has personally guaranteed a loan of the Company. A term deposit is designated as a guarantee for this same amount.

Under credit agreements the Company must meet certain current and debt ratios. The financial institution has indicated its tolerance during the coming period with regards to Avensys not meeting some of these ratios as at March 31, 2005. The Company is in compliance with all other financial ratios.

	March 31, 2005 $ (unaudited)	June 30, 2004$ (audited)

Debentures 9%, maturing February 2010 (Note 12(b))	1,405,423	-

Unsecured, 12% Convertible debenture $661,376 (CND$800,000), convertible at the option of the holder at any time for a price equal to the lesser of the Class " A" share or the issue price of the Class " A" shares during the last round of financing before the shares of the subsidiary are registered on a recognized stock exchange, maturing in September 2007, net of discount related to beneficial conversion feature of $59,711	601,665	-

Unsecured, 15% Convertible debenture $930,060 (CND$1,1250,000), convertible at the option of the holder at any time for a price equal to the lesser of the Class " A" share or the issue price of the Class " A" shares during the last round of financing before the shares of the subsidiary are registered on a recognized stock exchange, net of discount related to beneficial conversion feature of $84,317	847,084	-

C-Chip Technologies Corporation
(formerly a Development Stage Company)
Notes to Consolidated Financial Statements
March 31, 2005
(Expressed in U.S. Dollars)

10. Long-Term Debt (continued)

Redeemable preferred shares	199,239	-

Senior Secured Convertible Notes (Note 12a)	9,734	-

Mortgage loan secured by the universality of tangible and intangible movables, $335,649 (CND$406,000), prime rate plus 2.75%, payable in monthly instalments of $5,787 (CND$7,000) starting July 2005, maturing in May 2010	335,648	-

Note payable, $45,304 (CND$54,800), interest at prime rate currently at 4.25%, maturing in April 2005	45,304	-

Note payable, without interest, payable in monthly instalments of $691, maturing in April 2007	14,282	-

Note payable, $8,267 (CND$10,000), without interest, payable in annual instalments of $4,133 (CND$5,000), maturing 2006	8,267	-

Note payable, $13,543 (CND$16,382), without interest, maturing in March 2005	13,543

Note payable, $21,127 (CND$25,555), without interest, payable in annual instalments of $10,564 (CND$12,778), maturing in May 2006	21,127	-

The balance of purchase price of assets is without interest, payable in monthly instalments of $6,200 (CND$7,500) until March 2004, of $8,267 (CND$10,000) until March 2005 and of $5,512 (CND$6,667) until March 2006. The carrying amount was determined by discounting future cash outflows at a rate of 7.5%.	63,528	-

Obligations under capital leases, maturing at various dates until 2009, payable in instalments totalling $7,282 (CND$8,808) each year until 2007, $3,570 (CND$4,318) in 2008 and $876 (CND$1,060) in 2009.	23,257	-

	3,588,101	-

Instalments due within one year	195,852	-

	3,392,249	-

The instalments on long-term debt for the next five years are $158,102 in 2005, $82,443 in 2006, $73,014 in 2007, $72,747 in 2008 and $63,657 in 2009.

C-Chip Technologies Corporation
(formerly a Development Stage Company)
Notes to Consolidated Financial Statements
March 31, 2005
(Expressed in U.S. Dollars)

10.	Long-Term Debt (continued)

In accordance with Emerging Issues Task Force Issue 98! 5, "Accounting for Convertible Securities with a Beneficial Conversion Features or Contingently Adjustable Conversion Ratios" (EITF 98! 5) and EITF 00-27, "Application of Issue No. 98-5 to Certain Convertible Instruments", the Company recognized an imbedded beneficial conversion feature present in the convertible debenture. The Company allocated a portion of the proceeds equal to the intrinsic value of that feature to additional paid in capital. The Company recognized and measured an aggregate of $239,990 of the proceeds, which is equal to the intrinsic value of the imbedded beneficial conversion feature, to additional paid in capital and a discount against the convertible debenture.

The debt discount attributed to the beneficial conversion feature is amortized over the convertible debenture's maturity period as interest expense.

11.	Convertible Debentures

	a)	Senior Secured Convertible Notes

On February 16, 2005, the Company issued Senior Secured Convertible Notes Series A (" Notes" ) and Series E and F Warrants (See Note 13(b)) for an aggregate principal amount of $4,675,000.

In accordance with EITF 98-5 " Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios" and with EITF 00-27 " Application of Issue No. 98-5 to Certain Convertible Instruments" , the Company allocated $1,863,870 to the Warrants Series E, $339,456 to the Warrants Series F and recognized an embedded beneficial conversion feature of $2,470,674 accounted for as additional paid in capital and an equivalent discount against the Notes. The carrying amount of the Notes will be increased monthly by periodic accretion under the interest method. The Company remains obligated for the entire contractual balance of the Notes of $4,675,000.

These Notes bear interest at 9% per year from February 16, 2005 until the first principal payment date and 7% per year after this date. Principal on these Notes shall be paid in twenty (20) equal monthly instalments of $233,750. Interest on these Notes shall be payable on the last day of June and December of each year commencing on June 30, 2005.

All payments of interest shall be made, at the option of the Company, (a) in cash; (b) by the issuance of additional Series A Notes in the principal amount equal to the interest payment due; or (c) in shares of common stock of the Company valued at 90% of the average price of such security in the most recent five trading days (" Market Price" ).

C-Chip Technologies Corporation
(formerly a Development Stage Company)
Notes to Consolidated Financial Statements
March 31, 2005
(Expressed in U.S. Dollars)

11.	Convertible Debentures (continued)

	a)	Senior Secured Convertible Notes (continued)

All payments of principal shall be made, at the option of the Company, (a) in cash with a premium equal to 10% of the cash amount paid; or (b) in shares of common stock of the Company valued at 85% of the Market Price.

All payments made by the issuance of shares will be acceptable only if the issuance of the shares of the Company has first been registered with the Securities and Exchange Commission.

The holders of these Notes have the right, at their option at any time, to convert some or all of the Notes including the principal amount and the amount of any accrued but unpaid interest into a number of common shares of the Company valued initially at $0.65 per share, subject to certain adjustments as described in the purchase agreement.

In connection with the placement of these Notes, the Company issued Warrant Series: 1B1, 1B2, 1B3, 1B4, and 1B5 granting the right to acquire up to 881,538 shares of the Company' s common stock at prices ranging from $0.01 to $0.75 per share (see Note 13(b)) and expiring from three months following the date of their Registration until February 16, 2010.

The Company valued the warrants at $389,340 and recognized this amount to additional paid in capital of Warrants Series 1B1, 1B2, 1B3, 1B4, and 1B5 and as deferred issue expenses for the Notes and issue expenses for the Warrants Series E and F.

To secure payment of the principal amount of the Notes and the interest thereon, the Company hypothecated, in favour of the notes holders, the universality of all of the immovable and movable assets, corporeal and incorporeal, present and future of the Company.

The purchase agreement of these Notes contain certain covenants (a) related to the conduct of the business of the Company and its subsidiaries; (b) related to creation or assumation of lien other than liens created pursuant to the Security Documents and Permitted Liens, as defined in the purchase agreement; (c) for so long as at least $2,500,000 principal amount of these Notes remain outstanding, the Company shall not, without the consent of holders representing at least 50% of the then outstanding principal amount, create, incur, guarantee, issue, assume or in any manner become liable in respect of any indebtedness, other than permitted indebtedness or issue other securities that rank senior to these Notes provided however that the Company may have outstanding bank debt.

	b)	Secured Convertible Debentures

On February 14, 2005, the Company issued Debentures of an aggregate principal amount of $1,380,543, related to the acquisition of the CLI Group.

C-Chip Technologies Corporation
(formerly a Development Stage Company)
Notes to Consolidated Financial Statements
March 31, 2005
(Expressed in U.S. Dollars)

11.	Convertible Debentures (continued)

	b)	Secured Convertible Debentures (continued)

These Debentures bear interest at 9% per year from February 14, 2005. Principal on these Notes shall be paid on February 14, 2010. Interest on these debentures shall be payable on the first day beginning of quarter, commencing on May 1, 2005.

The holders of these Debentures have the right, at their option at any time, to convert in part or all of the Debentures into a total number of 850,000 common stock of the Company valued initially at $0.82 per share.

To secure payment of the principal amount of the debentures and the interest thereon, the Company hypothecated, in favour of the Debenture holders, the universality of all of the movable assets, corporeal and incorporeal, present and future of its wholly-owned subsidiary 3828249 Canada Inc.

The purchase agreement of these debentures contain certain covenants related to the conduct of the business of the Company and its subsidiaries.

12.	Common Stock

During the three months ended March 31, 2005, the Company issued 250,000 common shares for total proceeds of $50,000 from the exercise of stock options. Also 546,600 stock options were exercised after issuance to settle debt in the amount of $54,405.

In January 2005, the Company issued 164,474 common shares for the purchase price of Markus 360 (Note 4).

In March 2005, the Company issued 10,400,002 restricted common shares having a value of $7,633,586 for the acquisition of Avensys Inc. The Company issued 432,427 common shares valued at $324,320 as finder' s fee related to the acquisition of Avensys Inc. (Note 3b).

During the three months ended December 31, 2004, the Company issued 809,282 common shares for total proceeds of $131,292 from the exercise of stock options.

During the three months ended September 30, 2004, the Company issued 245,274 common shares for total proceeds of $16,001 from the exercise of stock options.

C-Chip Technologies Corporation
(formerly a Development Stage Company)
Notes to Consolidated Financial Statements
March 31, 2005
(Expressed in U.S. Dollars)

13.	Stock Options and Warrants

	a)	Stock Options

i)

During the three month period ended March 31, 2005, the Company granted 511,600 stock options to consultants pursuant to a non-qualified stock option plan at exercise prices ranging from $0.00001 to $0.80 of $0.00001 per share. A total of 546,600 stock options were issued for settlement of debt of $54,435 and 170,000 common shares were cancelled during this period. Stock options granted vest immediately.

The Company granted 955,000 stock options to employees pursuant to a non-qualified stock option plan at exercise prices ranging from $0.20 to $0.82 per share. A total of 250,000 stock options were exercised for proceeds of $50,000 during the period. Stock options granted to employees vest over a period of one year.

ii)

During the three month period ended December 31, 2004, the Company granted 349,682 stock options to consultants pursuant to a non-qualified stock option plan at exercise prices ranging from $0.00001 to $0.75 per share. A total of 809,282 stock options were exercised for proceeds of $131,292 and 15,000 common shares were cancelled during this period. Stock options granted vest immediately.

iii)

During the three month period ended September 30, 2004, the Company granted 1,040,000 stock options to employees pursuant to a non-qualified stock option plan at exercise prices ranging from $0.20 to $0.91 per share. An employee exercised a total of 40,000 stock options during the period. Stock options granted to employees vest over a period of one year.

iv)

During the three month period ended September 30, 2004, the Company issued 265,274 stock options to non-employees of which 165,274 vested immediately at exercise prices ranging from $0.0001 to $0.68 per share. A total of 80,274 stock options were issued to vendors to settle outstanding payables in the amount of $64,608. During the period 205,274 stock options were exercised by non-employees. Stock-based compensation to non-employees in the amount of $178,452 was charged to operations.

	b)	Warrants

Common share purchase warrants issued in February 2005 with the private placement of the Senior Secured Convertible Notes Series A (" Notes" ) and outstanding at March 31, 2005 are as follows:

C-Chip Technologies Corporation
(formerly a Development Stage Company)
Notes to Consolidated Financial Statements
March 31, 2005
(Expressed in U.S. Dollars)

13.	Stock Options and Warrants

	b)	Warrants (continued)

		i)	5,394,131 Series E warrants exercisable at $0.75 each and expiring in February 2010.
		ii)	1,798,077 Series F warrants exercisable at $0.70 each and expiring in February 2006.
		iii)	336,635 Series IB1 warrants exercisable at $0.00001 each and expiring in February 2010.
		iv)	215, 385 Series IB2 warrants exercisable at $0.65 each and expiring in February 2010.
		v)	323, 076 Series IB3 warrants exercisable at $0.75 each and expiring in February 2010.
		vi)	107, 692 Series IB4 warrants exercisable at $0.70 each and expiring in February 2006.
vii)

20,000 Series IB5 warrants exercisable at $0.75 each and expiring three (3) months following the effectiveness of a Registration Statement to be filed with the Securities and Exchange Commission and expiring in February 2006.

Common share purchase warrants issued with the private placements of common shares during the year ended June 30 2004, and outstanding at March 31, 2005 are as follows:

		i)	3,873,637 warrants exercisable at $1.00 each; with expiration dates ranging from August 2005 through February 2006.
		ii)	2,538,462 warrants exercisable at $1.10 each and expiring in April 2006.

14.	Comprehensive Income (Loss)

The Company's accumulated other comprehensive income (loss) consists of the accumulated net unrealized gains or losses on foreign currency translation adjustments. At March 31, 2005 the Company had an accumulated foreign currency translation loss of $386,541.

The components of comprehensive loss are as follows:

	For the Three Months Ended March 31,		For the Nine Months Ended March 31,
	2005 $ (unaudited)	2004 $ (unaudited)	2005 $ (unaudited)	2004 $ (unaudited)

Net loss	(1,707,825)	(698,027)	(2,987,907)	(3,009,759)

Foreign currency translation adjustment	(105,561)	2,672	(396,401)	2,672

Comprehensive loss	(1,813,386)	(695,355)	(3,384,308)	(3,007,087)

C-Chip Technologies Corporation
(formerly a Development Stage Company)
Notes to Consolidated Financial Statements
March 31, 2005
(Expressed in U.S. Dollars)

15.	Contingencies and Commitments

The Company has entered into long-term lease agreements expiring at various dates until 2010 which call for lease payments of $942,169 for the rental of building and automotive equipment. Minimum lease payments for the next five years are $152,897 (CND$185,006) in 2005, $357,430 (CND$432,491) in 2006, 179,238 (CND$216,879) in 2007, $114,565 (CND$138,624) in 2008, $100,012 (CND$121,014) in 2009 and $84,636 (CND$102,410) in 2010.

The Company is also required to pay royalties varying from 1% to 4% on future sales of certain products. Royalties recorded during March 2005 total $9,512.

Legal Proceedings

In the course of normal business, the Company may be subject to threat of litigation, claims and assessments. Management does not believe that unfavourable decisions in any pending procedures or threat of procedures or any amount it might be required to pay will not have a material adverse impact on our financial condition.

On April 11, 2005, the Company dismissed the President of Canadian Security Agency (2004) Inc. While there is no litigation at this time, we understand that the former officer may take action against the Company arguing dismissal without cause. The Company intends to contest the case vigorously and, in the event of an unfavourable outcome, the amount of any damages is not expected to have a material adverse impact on our financial condition.

In May 2005, a potential distributor with whom the Company was contemplating to conclude a formal agreement has indicated that they intend to claim the reimbursement of certain sales and marketing expenses that they incurred in a pre-marketing feasibility study for one of the Company' s products. In the event of an unfavourable outcome, the amount of any damages is not expected to have a material adverse impact on the Company' s financial condition.

16.	Segment Disclosures

The Company adopted SFAS No. 131, " Disclosure About Segments of an Enterprise and Related Information" , during the current year resulting from the acquisition of CSA in February 2004. Reporting segments are based upon the Company' s internal organization structure, the manner in which the Company' s operations are managed, the criteria used by the Company' s chief operating decision-maker to evaluate segment performance, the availability of separate financial information, and overall materiality considerations. Due to the acquisitions of the CLI Group and Avensys Inc. during the current quarter, the Company is revaluating its reportable operating segments. Currently the Company' s Chief Operating Decision Maker (" CDM" ) identifies only product and services revenues and related cost of sales in evaluating the Company' s overall performance.

No single customer accounted for 10% or more of consolidated revenue.

C-Chip Technologies Corporation
(formerly a Development Stage Company)
Notes to Consolidated Financial Statements
March 31, 2005
(Expressed in U.S. Dollars)

17.	Subsequent Events

In April 2005, the Company issued 680,000 common shares in settlement of a portion of the unsecured 15% convertible debenture having nominal value of $517,703 (CND$637,500). A gain of $439,811 was credited to paid-in capital. The remainder of the unsecured debenture was replaced by a new unsecured debenture convertible into common shares and maturing September 1, 2007.

In April 2005, the Company issued 426,667 common shares in a settlement of the unsecured 12% convertible debenture having a nominal value of $324,833 (CND$400,000).

In June 2005, the Company announced the signing of a " Master Agreement on Technological and Business Development" with iMetrik Inc. a Quebec-based company. According to the terms of the agreement, iMetrik will provide service to the Company' s existing product line in the vehicle tracking business, provide sales and marketing support in the United States, as well as customer support service to the Company' s customers. All intellectual property rights and all proprietary materials owned by a party shall continue to be owned by such party.

Independent Auditors' Report

To the Stockholders
of C-Chip Technologies Corporation
(A Development Stage Company)

We have audited the accompanying consolidated balance sheets of C-Chip Technologies Corporation (A Development Stage Company) as of June 30, 2004 and 2003 and the related consolidated statements of operations, cash flows and stockholders' equity for the period from June 26, 2000 (Date of Inception) to June 30, 2004 and the years ended June 30, 2004 and 2003. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the Standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the aforementioned consolidated financial statements present fairly, in all material respects, the financial position of C-Chip Technologies Corporation (A Development Stage Company), as of June 30, 2004 and 2003, and the results of its operations and its cash flows for the period from June 26, 2000 (Date of Inception) to June 30, 2004, and the years ended June 30, 2004 and 2003, in conformity with accounting principles generally accepted in the United States.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has incurred significant operating losses since inception. The Company's working capital and cash flows generated from product and ervice revenues may not be sufficient to fund operations for the next twelve months. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Manning Elliott CHARTERED ACCOUNTANTS
Vancouver, Canada
October 4, 2004

C-Chip Technologies Corporation
(A Development Stage Company
Consolidated Balance Sheets
(expressed in U.S. dollars)
	June 30,	June 30,
	2004	2003
	$	$
ASSETS
Current Assets
Cash	1,561,020	8,505
Accounts receivable, net of allowance for doubtful accounts of $5,805	237,384	-
Inventory	155,680	-
Note receivable from a related party (Note 8(c))	417,899
Other current assets	45,554	11,776

Total Current Assets	2,417,537	20,281
Property and Equipment (Note 6)	82,274	59,855
Goodwill (Note 5(a))	107,000	-
Other Intangible Assets (Notes 4 and 7)	447,125	609,645
Total Assets	3,053,936	689,781

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities
Bank loan (Note 12(c))	221,490	-
Accounts payable	165,362	73,342
Accrued liabilities (Note 3)	232,705	41,500
Due to related parties (Note 8(b))	230,726	233,566
Promissory Note (Notes 4 and 9(c))	-	500,000

Total Current Liabilities	850,283	848,408

Debenture Payable (Notes 4 and 9(d))	-	922,700

Total Liabilities	850,283	1,771,108

Contingencies and Commitments (Notes 1 and 12)
Subsequent Event (Note 16)
Stockholders' Equity (Deficit)

Common Stock, 100,000,000 shares authorized with a par value of $0.00001;
39,595,803 and 25,293,960 issued and outstanding, respectively	396	253

Additional Paid-in Capital	8,536,780	645,268

Deferred Compensation	(25,974)	-

Accumulated Other Comprehensive Income	9,860	-

Deficit Accumulated During the Development Stage	(6,317,409)	(1,726,848)

Total Stockholders' Equity (Deficit)	2,203,653	(1,081,327)

Total Liabilities and Stockholders' Equity	3,053,936	689,781

(The Accompanying Notes are an Integral Part of the Consolidated Financial Statements)

C-Chip Technologies Corporation
(A Development Stage Company)
Consolidated Statements of Operations
(expressed in U.S. dollars)

	Accumulated from
	June 26, 2000
	(Date of Inception)	For the Years Ended
	to June 30,	June 30,
	2004	2004	2003
	$	$	$
Revenue
Net product revenue	210,222	210,222	-
Net service revenue	830,676	830,676	-
Total Revenue	1,040,898	1,040,898
Cost of Revenue
Product	102,487	102,487	-
Service	559,352	559,352	-
Total Cost of Revenue	661,839	661,839
Gross Margin	379,059	379,059	-
Operating Expenses
Depreciation and amortization	225,956	177,456	48,500
Selling, general and administrative	1,502,096	1,312,411	189,685
Acquired in-process research and development	650,000	-	650,000
Impairment of goodwill	278,852	278,852	-
Research and development	362,656	351,584	11,072
Salaries and benefits	606,841	545,956	60,885
Stock based compensation	875,784	856,384	19,400
Total Operating Expenses	4,502,185	3,522,643	979,542
Loss from Operations	(4,123,126)	(3,143,584)	(979,542)
Other Income and Expense
Interest expense	36,901	11,901	-
Debenture accretion	136,325	16,625	119,700
Discount on conversion of debt	1,418,451	1,418,451	-
Net Loss before discontinued operations	(5,714,803)	(4,590,561)	(1,124,242)

Loss from discontinued operations (Note 14)	(602,606)	-	(10,084)
Net Loss	(6,317,409)	(4,590,561)	(1,134,326)
Comprehensive Loss (Note 11)	(6,307,549)	(4,580,701)	(1,134,326)

Net Loss Per Share - Basic and Diluted		(0.14)	(0.02)

Weighted Average Shares Outstanding		33,450,000	74,937,000

(The Accompanying Notes are an Integral Part of the Consolidated Financial Statements)

C-Chip Technologies Corporation
(A Development Stage Company)
Consolidated Statements of Cash Flows
(expressed in U.S. dollars)
	Accumulated from
	June 30, 2000	For the Years
	(Date of Inception) to	Ended June 30,
	June 30, 2004	2004	2003
	$	$	$

Cash Flows From (To) Operating Activities
Net loss	(6,317,409)	(4,590,561)	(1,134,326)
Adjustments to reconcile net loss to cash
Acquired in-process research and development	650,000	-	650,000
Stock based compensation	572,784	553,384	19,400
Contingent consideration paid in shares	303,000	303,000	-
Expenses settled with shares	761,507	261,534	-
Discount on conversion of debt	1,418,451	1,418,451	-
Depreciation and amortization	225,956	177,456	48,500
Accretion of debenture	136,325	16,625	119,700
Goodwill impairment loss	278,852	278,852	-
Mineral properties written off	27	-	27
Changes in operating assets and liabilities
(Increase) in accounts receivable	(82,816)	(82,816)	-
(Increase) in inventory	(142,340)	(142,340)	-
(Increase) in other assets	(44,884)	(33,108)	(11,776)
Increase in accounts payable and accrued liabilities	140,577	25,734	112,902
Net Cash Used In Operating Activities	(2,099,970)	(1,813,789)	(195,573)
Cash Flows From (To) Investing Activities		-	-
Purchase of property and equipment	(28,429)	(28,429)	-
Payment received on note receivable	55,372	55,372	-
Purchase of C-Chip Technology	(40,000)	-	(40,000)
Net Cash Used in Investing Activities	(13,057)	26,943	(40,000)
Cash Flows From Financing Activities
Borrowing on bank credit line	(62,250)	(62,250)	-
Related party advances	230,726	(2,840)	232,548
Proceeds from issuance of common shares	3,156,093	3,054,973	-
Proceeds from exercise of stock options	339,618	339,618	-
Net Cash Provided By Financing Activities	3,664,187	3,329,501	232,548
Effect of Exchange Rate Changes on cash	9,860	9,860	-
Net Increase (Decrease) in Cash	1,561,020	1,552,515	(3,025)
Cash - Beginning of Year	-	8,505	11,530
Cash - End of Year	1,561,020	1,561,020	8,505

(The Accompanying Notes are an Integral Part of the Consolidated Financial Statements)

C-Chip Technologies Corporation
(A Development Stage Company)
Consolidated Statements of Cash Flows (continued)
(expressed in U.S. dollars)
	Accumulated from
	June 20, 2000	For the Years
	(Date of Inception) to	Ended June 30,
	June 30, 2004	2004	2003
	$	$	$
Non-Cash Financing and Investing Activities
Issuance of common shares for payment of expenses	761,374	261,534	-
Issuance of common shares for payment of mining claims	27	-	-
Issuance of common shares for payment of advances	133	-	-
Acquisition of assets relating to the C-Chip
Technology for:
Issuance of common stock		-	25,000
Issuance of promissory note		-	500,000
Issuance of debenture		-	803,000
Acquisition of property and equipment	67,725	-	67,725
Acquisition of intangible assets	650,275	-	650,275
Issuance of common shares for acquisition of assets	25,000	-	25,000
Issuance of common shares for acquisition of Canadian	468,000	468,000	-
Security Agency (2004) Inc.
Issuance of common shares for settlement of
promissory note	500,000	500,000	-
Issuance of common shares for convertible debenture	966,722	966,722	-
Supplemental Disclosures
Interest paid	11,901	11,901	-
Income taxes paid	-	-	-

(The Accompanying Notes are an Integral Part of the Consolidated Financial Statements)

C-Chip Technologies Corporation
(A Development Stage Company)
Consolidated Statement of Stockholders' Equity (Deficit) Accumulated from
June 26, 2000 (Date of Inception) to June 30, 2004
(Expressed in U.S. Dollars)
						Deficit
					Accumulated	Accumulated	Total
			Additional		Other	During the	Stockholders=
	Common Shares		Paid-In	Deferred	Comprehensive	Development	Equity
	# of	Amount	Capital	Compensation	Income	Stage	(Deficit)
	Shares	$	$	$	$	$	$
Balance - June 26, 2000
(Date of Inception)	-	-	-	-	-	-	-
Common stock issued for
services and payment of
advances	100,000,000	1,000	499,000	-	-	-	500,000
Net loss for the period	-	-	-	-	-	(498,923)	(498,923)
Balance, June 30, 2000	100,000,000	1,000	499,000	-	-	(498,923)	1,077
Common stock issued for cash	20,223,960	202	100,918	-	-	-	101,120
Net loss for the year	-	-	-	-	-	(56,052)	(56,052)
Balance, June 30, 2001	120,223,960	1,202	599,918	-	-	(554,975)	46,145
Net loss for the year	-	-	-	-	-	(37,547)	(37,547)
Balance, June 30, 2002	120,223,960	1,202	599,918	-	-	(592,522)	8,598
Common stock cancelled	(100,000,000)	(1,000)	1,000	-	-	-	-
Common stock issued for
purchase of assets	5,000,000	50	24,950	-	-	-	25,000
Common stock issued for cash
pursuant to a stock option	70,000	1	-	-	-	-	1
Non-employee stock based
compensation	-	-	19,400	-	-	-	19,400
Net loss for the year	-	-	-	-	-	(1,134,326)	(1,134,326)
Balance, June 30, 2003	25,293,960	253	645,268	-	-	(1,726,848)	(1,081,327)
Common stock issued for
services	788,206	8	261,526	-	-	-	261,534
Common stock issued for cash	5,503,008	55	3,054,917	-	-	-	3,054,972
Common stock issued for
promissory note	909,091	9	499,991	-	-	-	500,000
Common stock issued for
debenture	3,910,120	39	966,683	-	-	-	966,722
Discount on debenture	-	-	1,418,451	-	-		1,418,451
Common stock issued for
purchase of business	1,600,000	16	467,984	-	-	-	468,000
Common stock issued for cash
pursuant to a stock option	1,591,418	16	339,602	-	-	-	339,618
Stock based compensation	-	-	882,358	(25,974)	-	-	856,384
Translation adjustment	-	-	-	-	9,860	-	9,860
Net loss for the year	-	-	-	-	-	(4,590,561)	(4,590,561)
Balance, June 30, 2004	39,595,803	396	8,536,780	(25,974)	9,860	(6,317,409)	2,203,653

(The Accompanying Notes are an Integral Part of the Consolidated Financial Statements)

C-Chip Technologies Corporation
(A Development Stage Company)
Notes to Consolidated Financial Statements
June 30, 2004
(Expressed in U.S. Dollars)

  Nature of Operations and Continuance of Business

  The Company was incorporated in the State of Nevada on June 26, 2000 as Keystone Mines Limited.

  On January 7, 2003 the Company acquired assets and intellectual property and changed its business focus to the development of security technology and changed its name to C-Chip Technologies Corporation. On February 17, 2004, the Company expanded the scope of its business by acquiring Canadian Security Agency (2004) Inc., ("CSA" or "subsidiary") a company providing guard and security services in Montreal, Canada. See Notes 4 and 5 for these acquisitions.

  The Company's shares trade on the OTC Bulletin Board under the symbol CCHI.

  Initial product sales have commenced however the Company continues to make significant engineering improvements and remains in the development stage. The ability of the Company to emerge from the development stage with respect to its planned principal business activity is dependent upon its successful efforts to commercialize its development of products and patents on a consistent and ongoing basis, attaining profitable business operations, and/or raising additional equity financing.

  The Company has experienced significant operating losses since inception. These consolidated financial statements do not include any adjustments to the recoverability and classification of recorded assets amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company has funded itself through issuance of shares or by loans from shareholders and/or directors. During the next twelve months the Company plans to fund its operations through cash on hand, the sale of security services, the sale of products and through cost re-imbursements. If profitable operations are not achieved, additional financing will be required to pursue the Company's business plan. These factors raise substantial doubt regarding the Company's ability to continue as a going concern.

  Summary of Significant Accounting Policies

  a)     Fiscal Year

  The Company's fiscal year-end is June 30.

  b)     Basis of Accounting

  These financial statements are prepared in conformity with accounting principles generally accepted in the United States and are presented in US dollars.

  c)     Principles of Consolidation

  These consolidated financial statements include the accounts of Canadian Security Agency (2004) Inc., a wholly-owned subsidiary incorporated in Quebec, Canada, from the date of acquisition of February 17, 2004. All inter-company accounts and transactions have been eliminated.

  d)     Cash and Cash Equivalents

  The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

  e)     Advertising

  The Company charges to operations the cost of advertising as incurred which was $58,900 for the year ended June 30, 2004 (2003 - $Nil).

C-Chip Technologies Corporation
(A Development Stage Company)
Notes to Consolidated Financial Statements
June 30, 2004
(Expressed in U.S. Dollars)

  Summary of Significant Accounting Policies (continued)

  f)     Long-Lived Assets

  In accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", the Company tests long-lived assets or asset groups for recoverability when events or changes in circumstances indicate that their carrying amount may not be recoverable. Circumstances which could trigger a review include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors; accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and current expectation that the asset will more likely than not be sold or disposed significantly before the end of its estimated useful life.

  Recoverability is assessed based on the carrying amount of the asset and its fair value which is generally determined based on the sum of the undiscounted cash flows expected to result from the use and the eventual disposal of the asset, as well as specific appraisal in certain instances. An impairment loss is recognized when the carrying amount is not recoverable and exceeds fair value.

  g)     Foreign Currency Transactions/Balances

  The Company's functional currency is the Canadian dollar. Occasional transactions occur in U.S. dollars, and management has adopted SFAS No. 52, "Foreign Currency Translation". Assets and liabilities denominated in foreign currencies are translated into US dollars at rates of exchange in effect at the balance sheet date. Average rates for the year are used to translate revenues and expenses. Resulting translation gains and losses are accumulated in a separate component of stockholders' equity as accumulated other comprehensive income or loss.

  h)     Use of Estimates

  The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  i)     Recent Accounting Pronouncements

  In December 2003, the United States Securities and Exchange Commission issued Staff Accounting Bulletin No. 104, "Revenue Recognition" (SAB 104), which supersedes SAB 101, "Revenue Recognition in Financial Statements." The primary purpose of SAB 104 is to rescind accounting guidance contained in SAB 101 related to multiple element revenue arrangements, which was superseded as a result of the issuance of EITF 00-21, "Accounting for Revenue Arrangements with Multiple Deliverables." While the wording of SAB 104 has changed to reflect the issuance of EITF 00-21, the revenue recognition principles of SAB 101 remain largely unchanged by the issuance of SAB 104. The adoption of SAB 104 did not have a material impact on the Company's financial statements.

C-Chip Technologies Corporation
(A Development Stage Company)
Notes to Consolidated Financial Statements
June 30, 2004
(Expressed in U.S. Dollars)

  Summary of Significant Accounting Policies (continued)

  i)     Recent Accounting Pronouncements (continued)

  In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity". SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). The requirements of SFAS No. 150 apply to issuers' classification and measurement of freestanding financial instruments, including those that comprise more than one option or forward contract. SFAS No. 150 does not apply to features that are embedded in a financial instrument that is not a derivative in its entirety. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatory redeemable financial instruments of non-public entities. It is to be implemented by reporting the cumulative effect of a change in an accounting principle for financial instruments created before the issuance date of SFAS No. 150 and still existing at the beginning of the interim period of adoption. Restatement is not permitted. The adoption of this standard did not have a material effect on the Company's results of operations or financial position.

  j)     Financial Instruments

  Financial instruments include cash, bank loans, accounts receivable, note receivable, accounts payable, accrued liabilities, and related party payables. The fair values approximate their carrying values due to the immediate or short-term maturity of these financial instruments.

  k)     Net Loss Per Share

  The Company computes net loss per share in accordance with SFAS No. 128, "Earning per Share" (SFAS 128). SFAS 128 requires presentation of both basic and diluted net loss per share (EPS) on the face of the income statement. Basic net loss per share is computed by dividing the net loss for the year by the weighted average number of shares of common stock outstanding during the year. Diluted net loss per share is computed by dividing the net loss for the period by the weighted average number of shares of common stock and potential common stock outstanding during the period, if dilutive.

  l)     Stock-Based Compensation

  The Company has elected to apply the intrinsic value method of accounting in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25). Under the intrinsic value method of accounting, compensation expense is recognized if the exercise price of the Company's employee stock options is less than the market price of the underlying common stock on the date of grant. Stock-based compensation for employees is recognized on the straight-line basis over the vesting period of the individual options. Stock options granted to non-employees are accounted for under Statement of Financial Accounting Standards No. 123 "Accounting for Stock-Based Compensation" (SFAS 123), which establishes a fair value based method of accounting for stock-based awards, and recognizes compensation expense based on the fair market value of the stock award or fair market value of the goods and services received, whichever is more reliably measurable. Under the provisions of SFAS 123, companies that elect to account for stock-based awards in accordance with the provisions of APB 25 are required to disclose the pro forma net income (loss) that would have resulted from the use of the fair value based method under SFAS 123.

C-Chip Technologies Corporation
(A Development Stage Company)
Notes to Consolidated Financial Statements
June 30, 2004
(Expressed in U.S. Dollars)

  Summary of Significant Accounting Policies (continued)

  l)     Stock-Based Compensation (continued)

  On June 15, 2004 the Company filed a Form S-8 Registration Statement with the US Securities and Exchange Commission to register 5,000,000 shares of common stock pursuant to the Company's 2004 Nonqualified Stock Option Plan. The determination of those eligible to receive options under this plan, and the amount, type, price and timing of each stock option and the terms and conditions shall rest at the sole discretion of the Company's Compensation Committee, subject to the provisions of this plan.

  On April 22, 2003 the Company filed a Form S-8 Registration Statement with the US Securities and Exchange Commission to register 5,000,000 shares of common stock pursuant to the Company's 2003 Nonqualified Stock Option Plan (the "Plan"). The determination of those eligible to receive options under this Plan, and the amount, type, price and timing of each stock option and the terms and conditions shall rest at the sole discretion of the Company's Compensation Committee, subject to the provisions of the Plan.

  The fair value of the options granted during the period was measured at the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions:

	Year Ended
	June 30,
	2004	2003
Risk - free interest rate	2.25%	2.27%
Expected volatility	185%	197%
Expected life of stock options (in years)	1.0	1.0
Assumed dividends	None	None

  The following table illustrates the effect on net income and net loss per share as if the fair value method had been applied to all outstanding and unvested awards in each period.

	Year Ended
	June 30,
	2004	2003
	$	$
Net loss - as reported	(4,590,561)	(1,134,326)
Add: Stock-based compensation expense included in net loss - as reported	856,384	19,400
Deduct: Stock-based compensation expense determined under fair value method	(1,520,398)	(101,729)
Net loss - pro forma	(5,254,575)	(1,216,655)
Net loss per share - as reported	(0.14)	(0.02)
Net loss per share - pro forma	(0.16)	(0.02)

C-Chip Technologies Corporation
(A Development Stage Company)
Notes to Consolidated Financial Statements
June 30, 2004
(Expressed in U.S. Dollars)

  Summary of Significant Accounting Policies (continued)

  m)     Revenue Recognition

  The Company's C-Chip technology is still in the development stage and has generated limited commercial sales of products. The Company developed prototypes for testing by potential customers, which were billed for a portion of the costs incurred. The Company recorded these cost recoveries when paid as a credit to the respective expense in the statement of operations. Commercial product sales are recorded when shipped as part of a sales agreement, usually by customer purchase order. Certain product sales contain a small charge for after sales service for up to one year; such amounts are deferred and recognized as revenue when earned. Products carry a one-year replacement warranty and there is insufficient warranty experience on which to establish a warranty reserve during the development stage.

  Sales of security services commenced on the acquisition of Canadian Security Agency (2004) Inc. during fiscal 2004. Clients are provided ongoing personnel and products based upon service agreements with revenue recognized as services are performed.

  The Company continually monitors timely payments and assesses any collection issues. The allowance for doubtful accounts is based on the Company's detailed assessment of the collectibility of specific customer accounts. Any significant customer accounts that are not expected to be collected are excluded from revenues.

  The Company recognizes revenue in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 104 ("SAB 104"), "Revenue Recognition in Financial Statements." Revenue is recognized only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the service is performed, and collectibility is reasonably assured.

  n)     Property and Equipment

  Property and equipment are recorded at cost. Amortization is calculated on the declining balance method, except for the leasehold improvements where the straight-line method is used, at the following annual rates or period:

Computer equipment	30%
Furniture	20%
Leasehold improvements	5 years
Machinery and equipment	20%

C-Chip Technologies Corporation
(A Development Stage Company)
Notes to Consolidated Financial Statements
June 30, 2004
(Expressed in U.S. Dollars)

  Summary of Significant Accounting Policies (continued)

  o)     Inventory

  Inventory consists of finished products available for sale to customers and components. Inventory is valued at the lower of cost and net realizable value. Cost is determined on a weighted average cost basis.

  p)     Purchased Intangible Assets

  An acquired intangible asset that represents technology that has reached technological feasibility is capitalized at cost. Amortization is calculated using the straight-line method over four years commencing in the first quarterly period following acquisition. Acquired in-process research and development is charged to operations on acquisition.

  q)     Acquired Goodwill

  Goodwill represents the excess of the purchase price of acquired assets over the fair values of the identifiable assets acquired and liabilities assumed. Pursuant to SFAS No. 141, the Company does not amortize goodwill, but tests for impairment of goodwill on an annual basis and at any other time if events occur or circumstances indicate that the carrying amount of goodwill may not be recoverable. Circumstances that could trigger an impairment test include but are not limited to: a significant adverse change in the business climate or legal factors; an adverse action or assessment by a regulator; unanticipated competition and loss of key personnel. Goodwill is tested for impairment using present value techniques of estimated future cash flows; or using valuation techniques based on multiples of earnings. If the carrying amount of goodwill exceeds the implied fair value of that goodwill, an impairment loss is charged to operations.

  r)     Contingent Consideration

  In connection with the Company's acquisition of Canadian Security Agency (2004) Inc., if certain future internal performance goals are later satisfied, the aggregate consideration for the acquisition will be increased. Such additional consideration, if earned, will be paid in the form of additional shares of the Company's common stock now held in escrow. Any additional consideration paid will be allocated between goodwill, stock-based compensation expense and deferred compensation. The measurement, recognition and allocation of contingent consideration are accounted for using the following principles:

  Measurement and Recognition
  In accordance with SFAS No. 141, Business Combinations ("SFAS 141"), contingent consideration is recorded when a contingency is satisfied and additional consideration is issued or becomes issuable. The Company records the additional consideration issued or issuable in connection with the acquisition when a specified internal performance goal is met. For additional consideration paid in stock, the Company calculates the amount of additional consideration using the closing price of its common stock on the date the performance goal is satisfied.

  Amount Allocated to Goodwill
   In accordance with EITF No. 95-8, Accounting for Contingent Consideration Paid to the Shareholders of an Acquired Enterprise in a Purchase Business Combination ("EITF 95-8") and FIN 44, the portion of additional consideration issuable to holders of unrestricted common stock and fully vested options as of the acquisition date is recorded as additional purchase price, as the consideration is unrelated to continuing employment with the Company. Such portion is allocated to goodwill.

C-Chip Technologies Corporation
(A Development Stage Company)
Notes to Consolidated Financial Statements
June 30, 2004
(Expressed in U.S. Dollars)

  Summary of Significant Accounting Policies (continued)

  r)     Contingent Consideration (continued)

  Amount Allocated to Stock-Based Compensation Expense
   In accordance with EITF 95-8, the intrinsic value associated with additional consideration related to stock or options that vest between the acquisition date and the date at which the contingency is satisfied is recorded as an immediate charge to stock-based compensation expense because the consideration is related to continuing employment with the Company.

  Amount Allocated to Deferred Compensation
   Additional consideration related to options and restricted stock that remain unvested when the contingency is satisfied is recorded as deferred compensation expense under EITF 95-8 and FIN 44, as such consideration will only be earned to the extent that the holder of such options or restricted stock continues to be employed by the Company and meets the vesting requirements. The amount recorded as deferred compensation is based upon the intrinsic value of the restricted stock and unvested options at the date at which the contingency is satisfied. The Company amortizes such deferred compensation over the remaining vesting period of the underlying restricted stock and unvested options. In the event that a holder does not fully vest in the restricted stock or unvested options, the unamortized portion of deferred compensation is eliminated.

  s)     Income Tax

  Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted SFAS No. 109 as of its inception and has incurred net operating losses. Pursuant to SFAS 109 the Company is required to compute tax asset benefits for net operating losses carried forward. Potential benefit of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

  t)     Shipping and Handling Costs

  The Company's shipping and handling costs are included in cost of sales.

  u)     Reclassifications

  Certain reclassifications have been made to the prior year's financial statements to conform to the current period's presentation.

  Balance Sheet Details

  Accrued Liabilities

  The components of accrued liabilities were as follows:

	June 30,	June 30,
	2004	2003
	$	$
Vacation accrual	76,165	-
Accrued debenture interest	-	25,000
Accrued professional fees	-	16,500
Payroll accruals	92,435	-
Sales taxes payable	60,674	-
Other accruals	3,431	-
Total accrued liabilities	232,705	41,500

C-Chip Technologies Corporation
(A Development Stage Company)
Notes to Consolidated Financial Statements
June 30, 2004
(Expressed in U.S. Dollars)

  Acquisition of Assets

  On January 7, 2003 the Company purchased all assets and intellectual property relating to C-Chip Technology and share restructuring related thereto. The C-Chip Technology acquired is a new patent-pending wireless communications set of tools that offers complete remote control and access over targeted equipment and services. It allows selective enabling, disabling and other commands from/to anywhere in the world. The Company's initial marketing effort is focused on North America, with services expanding later to Europe and Asia. A valuation analysis was applied to determine the purchase price and its allocation in compliance with SFAS 141. The consideration paid was 5,000,000 restricted shares of common stock, having a fair value of $25,000, a non-interest bearing promissory note in the amount of $500,000 due January 31, 2003, and a convertible debenture in the amount of $2,000,000 having a fair value of $803,000. The convertible debenture matures on January 15, 2008, carrying a coupon of 2.5% payable at the option of the holder in restricted shares of common stock. On July 25, 2003, the debenture, together with accrued interest to July 25, 2003, was converted into 3,910,120 restricted common stock at a 15% discount from market, using the face value of $2,000,000. As part of the asset purchase agreement the Company also paid the vendor $40,000 for-C-Chip development expenses incurred during the acquisition period bringing the total purchase price to $1,368,000. The payment of the promissory note was extended until September 2003 at which time it was applied to acquire 909,090 units of the private placement.

  The purchase price was allocated to the following asset categories:

$

Property and equipment	67,725
Patents and trademarks	75,990
In-process research and development	650,000
C-Chip Technology	574,285
1,368,000

  The in-process research and development was charged to operations on acquisition. The remaining intangible assets, patents and trademarks and C-Chip Technology, are being amortized over four years and are evaluated annually to determine their continuing value.

C-Chip Technologies Corporation
(A Development Stage Company)
Notes to Consolidated Financial Statements
June 30, 2004
(Expressed in U.S. Dollars)

  Acquisition of Canadian Security Agency (2004) Inc.

  a)Consideration Paid

  On February 17, 2004 the Company acquired all the issued and outstanding shares of Canadian Security Agency (2004) Inc. ("CSA") in exchange for 1,600,000 restricted common shares of the Company. CSA is in the business of providing guard and security services in Montreal, Canada. Pursuant to the terms of the acquisition agreement, 600,000 shares were released on closing and 1,000,000 shares were held in escrow as contingent consideration related to revenue targets and repayment of a note receivable. The note receivable, originally in the amount of $473,271, is due from the seller on or before February 17, 2005. The released shares were recorded at their fair value of $468,000. The Company used the purchase method of accounting for the CSA acquisition as at February 17, 2004.

  Allocation of Purchase Price:

Note receivable	$473,271
Accounts receivable	149,328
Advances from the Company	(203,897)
Property and equipment	8,347
Bank indebtedness	(93,567)
Accounts payable	(74,488)
Accrued liabilities	(176,846)
Goodwill	385,852
Total Consideration	$468,000

  The Company performed an annual impairment assessment of the carrying value of the goodwill recorded in connection with the CSA acquisition in June 2004 as required under SFAS No. 142. In accordance with SFAS 142, the implied fair value of goodwill was determined in the same manner as that which is utilized to estimate the amount of goodwill recognized in a business combination.

  The Company estimated the fair value of its CSA reporting unit primarily using the discounted cash flow method. The discounted cash flows for CSA were based on discrete five year financial forecasts developed by management for planning purposes and consistent with those distributed to the Company's Board of Directors.

  Upon completion of the June 2004 annual impairment assessment, the Company determined the carrying value of the CSA reporting unit exceeded its estimated fair value. As a result, the Company charged operations with a goodwill impairment loss of $278,852.

  The primary factors resulting in the impairment charge were: (i) the loss of some customers due to consolidation in the industry and new ownership of CSA which affected both the Company's operations at that time and its expectations with respect to future revenue, (ii) lower revenue growth projections based on performance to date.

C-Chip Technologies Corporation
(A Development Stage Company)
Notes to Consolidated Financial Statements
June 30, 2004
(Expressed in U.S. Dollars)

  Acquisition of Canadian Security Agency (2004) Inc. (continued)

  b)     Accounting for Contingent Consideration

  In connection with its acquisition of Canadian Security Agency (2004) Ltd., the Company reserved additional shares of its common stock for issuance to a former shareholder of the acquired company upon satisfaction of certain future internal performance goals.

  The following table presents activity in the Company's common stock reserved for issuance upon satisfaction of future internal performance goals related to the purchase of CSA:

Shares
#
Balance at June 30, 2003	-
Shares reserved for certain future internal performance goals	1,000,000
Shares earned - valued at $303,000	(300,000)
Shares cancelled	-
Balance at June 30, 2004	700,000

  The following table presents the allocation of contingent consideration earned in connection with the satisfaction of the internal performance goals detailed in the table above:

$
Allocation of contingent consideration earned	303,000
Goodwill	-
Stock-based compensation expense	303,000
Deferred compensation	-
Total	303,000

  See Note 2(r) for a detailed explanation of the accounting policy relating to the measurement, recognition and allocation of contingent consideration.

  c)     Condensed Balance Sheet

  The following table presents details of the audited condensed balance sheet of CSA at the date of acquisition, expressed in US dollars:

February 17,
2004
$
Current Assets	154,523
Property and Equipment	8,347
Goodwill	398,837
Total Assets	561,707
Current Liabilities	646,093
Stockholders' (Deficit)	(84,386)
Total Liabilities and Stockholders' (Deficit)	561,707

C-Chip Technologies Corporation
(A Development Stage Company)
Notes to Consolidated Financial Statements
June 30, 2004
(Expressed in U.S. Dollars)

  Acquisition of Canadian Security Agency (2004) Inc. (continued)

  c)     Condensed Balance Sheet (continued)

  Pro Forma Data (unaudited)

  The pro forma data of the Company set forth below gives effect to the purchase transaction as if it had occurred at the beginning of fiscal 2004.

Pro forma net revenue	$1,920,000
Pro forma net loss	$(4,650,000)
Pro forma net loss per share	$(0.14)

  Property and Equipment

			June 30,	June 30,
			2004	2003
		Accumulated	Net Book	Net Book
	Cost	Amortization	Value	Value
	$	$	$	$
Computers	50,738	10,206	40,532	18,650
Leasehold improvements	5,075	1,524	3,551	4,567
Furniture	12,662	3,447	9,215	10,478
Machinery and equipment	37,652	8,676	28,976	26,160
Total property and equipment	106,127	23,853	82,274	59,855
Depreciation during the period			14,936	7,870

  Intangible Assets

			June 30,	June 30,
			2004	2003
		Accumulated	Net Book	Net Book
	Cost	Amortization	Value	Value
	$	$	$	$
C-Chip technology	574,285	179,450	394,835	538,395
Patents and trademarks	75,990	23,700	52,290	71,250
Total other assets	650,275	203,150	447,125	609,645
Amortization during the period			162,520	40,630

  The amortization of the remainder of the C-Chip technology, patents and trademarks is as follows:

2005	$162,500
2006	$162,500
2007	$122,125
$447,125

C-Chip Technologies Corporation
(A Development Stage Company)
Notes to Consolidated Financial Statements
June 30, 2004
(Expressed in U.S. Dollars)

  Related Party Transactions/Balances

  a)     The Company incurred $75,700 (2003 - $29,250) for professional services provided by firms in which certain officers and/or shareholders have a significant interest.

  b)     In 2003, as part of interim financing, the Company received management services from officers and shareholders. These related parties also paid certain operations expenses directly and advanced funds for working capital. The amounts due to officers and/or shareholders at June 30, 2004 is $230,726 (June 30, 2003: $233,566). The amounts due are non-interest bearing, unsecured, and have no fixed terms of repayment.

  c)     The note receivable from a shareholder is unsecured, non-interest bearing and due on or before February 17, 2005.

  Common Stock

  a)     During the year ended June 30, 2004, the Company issued 788,206 restricted common shares for services valued at $261,534 being 50% of the market price of the Company's stock as at the date the services were contracted.

  b)     During the year ended June 30, 2004, the Company issued 1,591,418 common shares for total proceeds of $339,618 from the exercise of stock options.

  c)     During the nine months ended March 31, 2004 the Company issued 3,873,637 common shares at $0.55 per share for total cash proceeds of $1,630,000, before offering costs of $82,319, and settlement of the $500,000 promissory note under a private placement of units consisting of one common share and one common share purchase warrant. The common share purchase warrants expire in two years and have an exercise price of $1.00 per share. The Company's promissory note of $500,000 was redeemed for 909,091 units as part of this issue.

  d)     In July 2003 a Debenture Payable, including accrued interest, was converted into 3,910,120 restricted common shares at a 15% discount from market, using the face value of $2,000,000. This resulted in a discount on conversion of debt in the amount of $1,418,451, which is included in additional paid-in capital.

  e)     In April 2004 the Company issued 2,538,462 common shares for total cash proceeds of $1,650,000, before offering costs of $143,209, under a private placement of units consisting of one common share and one common share purchase warrant exercisable for a period of two years at an exercise price of $1.10 per share.

  f)     In February 2004 the Company issued 1,600,000 common shares for the acquisition of Canadian Security Agency (2004) Inc.

  Stock Options and Warrants

  a)     Stock Options

  During the fiscal year ended June 30, 2003, the Company granted 20,000 stock options pursuant to the Plan at an exercise price of $0.00001 per share when the prevailing market price was $0.47 per share, and granted 50,000 stock options pursuant to the Plan at an exercise price of $0.00001 per share when the prevailing market price was $0.20 per share. These stock options vested and were exercised immediately. The Company also granted 2,425,000 stock options at an exercise price of $0.20 per share when the prevailing market price was $0.20 per share. Of these, a total of 606,250 stock options vested immediately with the remaining balance exercisable over a period of one year. The Company charged stock-based compensation expense of $19,400 to operations during the fiscal year ended June 30, 2003.

C-Chip Technologies Corporation
(A Development Stage Company)
Notes to Consolidated Financial Statements
June 30, 2004
(Expressed in U.S. Dollars)

  Stock Options and Warrants (continued)

  a)     Stock Options (continued)

  During the fiscal year ended June 30, 2004, the Company granted 2,183,918 stock options pursuant to the Plan at a weighted average exercise price of $0.47 per share when the prevailing market price was $0.47 per share. The Company charged stock-based compensation expense of $553,384 to operations relating to stock options and $303,000 relating to contingent consideration earned (refer to Note 5(b)) during the fiscal year ended June 30, 2004.

  A summary of the changes in the Company's common share purchase options is presented below:

	June 30, 2004		June 30, 2003
		Weighted		Weighted
		Average		Average
		Exercise		Exercise
	Number	Price	Number	Price
Balance, beginning of year	2,425,000	$ 0.20	-	$ -
Granted	2,183,918	0.47	2,495,000	0.19
Exercised	(1,591,418)	(0.21)	(70,000)	-
Forfeited/Expired	(275,000)	(0.20)	-	-
Balance, end of year	2,742,500	$ 0.40	2,425,000	$ 0.20

  Additional information regarding options outstanding as at June 30, 2004 is as follows:

	Outstanding			Exercisable
		Weighted	Weighted		Weighted
		average	average		average
		remaining	exercise		exercise
Exercise prices	Number of	contractual	price	Number of	price
$	shares	life (years)	$	shares	$

0.00 - 0.25	1,602,500	3.99	0.20	1,577,500	0.20
0.26 - 0.50	-	--	-	-	-
0.51 - 0.75	590,000	4.61	0.65	262,500	0.67
0.76 - 1.00	550,000	4.68	0.77	215,000	0.67
	2,742,500	4.26	0.31	2,055,000	0.32

  b)     Warrants

  Common share purchase warrants issued with the private placements of common shares during the year (see Notes 9 (c) and (e)), and outstanding at June 30, 2004 are as follows:

  i)     3,873,637 warrants exercisable at $1.00 each; with expiration dates ranging from August 2005 through February 2006.
  ii)     2,538,462 warrants exercisable at $1.10 each and expiring in April 2006.

  Comprehensive Loss

  The Company's accumulated other comprehensive income consists of the accumulated net unrealized gains or losses on foreign currency translation adjustments. At June 30, 2004 the Company had a $9,860 foreign currency translation gain.

C-Chip Technologies Corporation
(A Development Stage Company)
Notes to Consolidated Financial Statements
June 30, 2004
(Expressed in U.S. Dollars)

  Comprehensive Loss (continued)

  The components of comprehensive loss was as follows:

	Period from
	June 26, 2000
	(Date of Inception)
	to June 30,	June 30,	June 30,
	2004	2004	2003
	$	$	$
Net loss	(6,317,409)	(4,590,561)	(1,134,326)
Foreign currency translation adjustment	9,860	9,860	-
Comprehensive loss	(6,307,549)	(4,580,701)	(1,134,326)

  Contingencies and Commitments

  a)     Vehicle lease commitments are as follows:

2005	$28,684
2006	16,218
2007	12,491
2008	9,402
$66,795

  b)     The Companies lease premises for its head offices and R&D facilities located in Montreal, Canada. Total rent expense was $38,000 (2003- $ 4,000). Lease commitments of $16,265 extend to 2005.

  c)     CSA has bank indebtedness of $221,490 at June 30, 2004 within a Corporate Credit Line facility in the amount of Cnd$400,000, fluctuating with cash flow and collection of accounts receivable. Interest is charged at Canada bank prime plus 2% per annum. The facility is secured by a movable hypothec over accounts receivable and inventory of CSA; unlimited personal guarantee by the former sole owner of CSA, supported by collateral second mortgage on his personal residence and subrogation of the shareholder loan and salary bonus.

  Segment Disclosures

  The Company adopted SFAS No. 131, "Disclosure About Segments of an Enterprise and Related Information", during the current year resulting from the acquisition of CSA. Reporting segments are based upon the Company's internal organization structure, the manner in which the Company's operations are managed, the criteria used by the Company's chief operating decision-maker to evaluate segment performance, the availability of separate financial information, and overall materiality considerations.

  The C-Chip Technology segment consists of security devices. The CSA Services segment consists of security services.

C-Chip Technologies Corporation
(A Development Stage Company)
Notes to Consolidated Financial Statements
June 30, 2004
(Expressed in U.S. Dollars)

  Segment Disclosures (continued)

  Direct contribution consists of revenues less direct costs. Direct costs include specific costs of net revenues, sales and marketing expenses, and general and administrative expenses over which segment managers have direct discretionary control, such as marketing and sales programs, customer support expenses, bank charges and bad debt write-offs. Expenses over which segment managers do not currently have discretionary control, such as site operations costs, product development expenses, and general and administrative costs, are monitored by corporate management and are not evaluated in the measurement of segment performance.

	C-Chip	CSA	Consolidated
	$	$	$
Net revenues from external customers	210,222	830,676	1,040,898
Cost of net revenues	102,487	559,352	661,839
Marketing and sales expense	237,435	58,955	296,390
Administrative expense	639,109	88,060	727,169
Bad debt write-offs	17,619	1,987	19,606
Direct costs	996,650	708,354	1,705,004
Direct contribution	(786,428)	122,322	(664,106)
Operating expenses and indirect costs of net revenues			2,479,388
Income from operations			(3,143,494)
Debenture Interest, accretion and conversion			(1,437,473)
Interest expense			(9,594)
Net Loss			(4,590,561)

  The Company's long-lived assets are allocated as follows:

	2004 $	2003 $
C-CHIP	627,652	669,500
CSA	8,747	-
Total long-lived assets	636,399	669,500

  The Company has one geographic business area: North America. No single customer accounted for 10% or more of consolidated revenue.

  Discontinued Operations

  Discontinued operations consist of the Company's former activities in mineral exploration. In December 2002 the Company's Board of Directors approved the termination of mining activity and the acquisition of C-Chip Technology.

C-Chip Technologies Corporation
(A Development Stage Company)
Notes to Consolidated Financial Statements
June 30, 2004
(Expressed in U.S. Dollars)

  Income Tax

  The Company utilizes the liability method of accounting for income taxes as set forth in SFAS No. 109, "Accounting for Income Taxes". Under the liability method, deferred taxes are determined based on the temporary differences between the financial statement and tax bases of assets and liabilities using enacted tax rates. A valuation allowance is recorded when it is more likely than not that some of the deferred tax assets will not be realized. The Company has incurred net operating losses of $1,360,000 which expire starting in 2015. Pursuant to SFAS 109 the Company is required to compute tax asset benefits for net operating losses carried forward. The potential benefit of net operating losses has not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

  The Company has no domestic or foreign income tax payable and has incurred net operating losses since inception. There are no material differences between the Company's statutory rate of 34% and effective tax rates.

  The components of the net deferred tax asset and the amount of the valuation allowance are as follows:

	2004	2003
	$	$
Deferred tax assets:
Net operating loss carry forward	406,382	74,000
Impairment of goodwill	94,810	-
Accruals not currently tax deductible	83,201	-
Other	1,974	-
Total deferred tax assets	586,367	25,160
Valuation allowance	(586,367)	(25,160)
Net deferred tax assets	-	-

  In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. The amount of the deferred tax asset considered realizable could change materially in the near term based on future taxable income during the carry forward period.

  Subsequent Event

  On September 30, 2004, in connection with the acquisition of CSA, as described in Note 5(b), 200,000 common shares were released from escrow due to the achievement of certain performance targets and payment of C$90,000 of the Note Receivable. The released common shares were valued at $148,000 and will be charged to operations as stock-based compensation expense.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of the registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

1.	Article XII of the Articles of Incorporation of the company, filed as Exhibit 3.1 to our Form SB-2 registration statement.
2.	Article X of the Bylaws of the company, filed as Exhibit 3.2 to our Form SB-2 registration statement.
3.	Nevada Revised Statutes, Chapter 78.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making the company responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses of the offering (assuming all shares are sold), all of which are to be paid by the registrant, are as follows:

SEC Registration Fee	$2,268
Printing Expenses	$5,000
Accounting/administrative Fees and Expenses	$25,000
Blue Sky Fees/Expenses	$0
Legal Fees/ Expenses	$25,000
Escrow fees/Expenses	$0
Transfer Agent Fees	$0
Miscellaneous Expenses	$0
TOTAL	$57,268

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

Needs to be updated to include what we have done since last May

Since inception, the registrant has sold the following securities that were not registered under the Securities Act of 1933, as amended.

a)	In June 2000, we issued 5,000,000 shares of common stock to Hugh Grenfal and Mike Muzylowski, our founders.
b)

On December 23, 2002, we acquired all physical assets and intellectual property related to certain C-Chip technology owned by Capex Investments Limited ("Capex"), a corporation incorporated under the laws of the Republic of Mauritius. Capex was owned and controlled by Forever Profit (China) Limited. The assets acquired were used by Capex to develop and commercialize wireless solutions targeting the credit and security management industries and the emerging pay-per-use management industry. The consideration paid by us for the technology was: (1) a promissory note in the amount of $500,000 bearing no interest and payable in full on January 30, 2003; (2) 250,000 restricted shares of common stock; and, (3) a convertible debenture of $2,000,000 maturing on January 15, 2007 and carrying a coupon rate of 2.5% payable at the option of Capex into restricted shares of the registrant's common stock at a discount of 15% from the market price of the common stock. In addition, we assumed up to a maximum of $40,000 of the amounts disbursed by Capex from December 1, 2002 to closing in order for Capex to maintain on-going operations related to the C-Chip technology.

c)

The Debenture Payable including accrued interest was converted into 3,910,120 restricted common shares at a 15% discount from market, using the face value of $2,000,000.00. This resulted in a discount on conversion of debt in the amount of $1,418,451, which is included in additional paid-in capital.

d)

In January 2003 we declared a stock dividend of 19 shares of common stock for each 1 share outstanding. The record date for the stock dividend was January 20, 2003 and the shares began trading on a post-dividend basis on January 23, 2003. All per share amounts have been adjusted for the stock dividend.

e)	On January 7, 2003 we issued 5,000,000 common shares, in part for the assets acquired as described in Note 3. Subsequently a total of 100,000,000 shares were returned to treasury and cancelled.
f)

In 2003 we issued 3,000,910 common shares for total proceeds of $1,650,500 under a private placement of units consisting of 1 common share and one common share warrant. The Company's promissory note of $500,000 was redeemed for 909,090 units as part of this issue.

g)	In October and November 2003, we issued 480,000 common shares for services.
h)	In the first quarter of 2004, we issued 180,000 common shares for services.
i)	In the first quarter of 2004, we issued 872,727 common shares for total proceeds of $480,000 under a private placement of units consisting of 1 common share and one common share warrant.
j)	In February 2004, we issued 1,600,000 common shares for the purchase of 100% of Canadian Security Agency (2004) Inc.
k)	In April 2004 we issued 2,538,462 common shares of total proceeds of $1,650,000 under a private placement of shares and warrants.
l)	In May 2004 we issued 128,206 common shares for services.
m)	In June 2004 we issued 55,000 common shares for services

n)	In the third quarter of 2004 we issued 165,274 common shares for services.
o)	In the fourth quarter of 2004 we issued 194,282 common shares for services.
p)	In the first quarter of 2005 we issued 546,600 common shares for services.
q)	In January 2005 we issued 164,474 common shares for the purchase of Markus 360.
r)

In February, 2005, we entered into a Purchase Agreement with eighteen institutional and accredited investors under the terms of which the Company agreed to issue Units consisting of (i) an aggregate of $4,675,000 of the Company's 9.0% Senior Secured Convertible Notes, Series A, which are convertible into shares of the Company's Common Stock, par value $0.00001 per share for a maximum of 7,192,308 common shares, (ii) Series E warrants to purchase an aggregate of 5,394,131 shares of Common Stock (subject to adjustment) for a period of five (5) years at an exercise price of $.75 per share; and (iii) Series F warrants to purchase an aggregate of 1,798,077 shares of Common Stock for a period of one (1) year at an exercise price of $.70 per share.

s)

In February 2005, we entered into an agreement to acquire one hundred percent (100%) of CHARTRAND LAFRAMBOISE INC. (" CLI" )for which we paid three million dollars Canadian (CND$3,000,000.00) in cash and we issued a debenture, convertible into 1,700,000 shares of the Company's common stock at price of $0.82 per share.

t)

In March 2005, the Company issued 10,400,002 restricted shares of common stock for the purchase of Avensys Inc. The shares will be released to the shareholders as follows: a first portion representing twenty percent (20%) of the issued shares will be released to the stockholders four (4) months following the closing of the transaction, a second portion representing twenty percent (20%) of the issued shares will be released to the stockholders six (6) months after the closing of the transaction, a third portion representing twenty percent (20%) of the issued shares will be release to the stockholders nine (9) months after the closing of the transaction, a fourth portion representing twenty percent (20%) of the issued shares will be released to the stockholders twelve (12) months after the closing of the transaction and the last portion representing the remaining twenty percent (20%) of the issued will be released to the stockholders eighteen (18) months after the closing of the transaction.

u)	In March 2005 we issued 432,427 common shares for services linked to our purchase of Avensys.
w)

In April 2005 we issued 1,106,667 of our common shares to two institutional investors who opted to convert a debenture they held in Avensys into shares of our Company at conversion price of $0.75 per shares

x)	In April 2005 we issued 159,458 common shares for services linked to our purchase of CLI and we issued 258,000 common shares for services linked to our purchase of Avensys.
y)	In May 2005, we issued 152,260 common stock for services.
z)	In June 2005, we issued 73,300 common shares for services.

We issued the foregoing restricted securities pursuant to Reg. S of the Securities Act of 1933 if the sales took place outside the United States of America and pursuant to Section 4(2) of the Securities Act of 1933 for sales taking place in the United States. With respect to the sales pursuant to Section 4(2), all purchasers acknowledged they were sophisticated investors and have been given the same information that would be found in a Form SB-2 registration statement.

ITEM 27. EXHIBITS.

The following exhibits are incorporated herein by reference from our Form SB-2 registration statement and all amendments thereto filed with the Securities and Exchange Commission, and amendments thereto, SEC file No. 333-46884:

Exhibit No.	Document Description

3.1	Articles of Incorporation
3.2	Bylaws
4.1	Specimen Stock Certificate
10.1	Peak #1 Claim
10.2	Peak #2 Claim
10.3	Peak #3 Claim
10.4	Peak #4 Claim
10.5	Bill of Sale
99.1	Subscription Agreement

The following exhibits are incorporated herein by reference from our Form 8-K and all amendments thereto filed with the Securities and Exchange Commission on November 5, 2002:

Exhibit No.	Document Description

16.1	Letter from Williams & Webster, P.S.

The following exhibits are incorporated herein by reference from our Form 8-K and all amendments thereto filed with the Securities and Exchange Commission on December 26, 2002:

Exhibit No.	Document Description

99.1	Stock Purchase Agreement

The following exhibits are incorporated herein by reference from our Form 8-K and all amendments thereto filed with the Securities and Exchange Commission on January 2, 2003:

Exhibit No.	Document Description

10.1	Agreement to Purchase Assets
10.2	Promissory Note
10.3	Convertible Debenture

The following exhibits are incorporated herein by reference from our Form 8-K and all amendments thereto filed with the Securities and Exchange Commission on February 3, 2003:

Exhibit No.	Document Description

10.1	Agreement to Extend Promissory Note

The following exhibits are incorporated herein by reference from our Form 8-K and all amendments thereto filed with the Securities and Exchange Commission on March 7, 2003:

Exhibit No.	Document Description

10.1	Agreement to Extend Promissory Note

The following exhibits are hereby incorporated by reference from our Form 8-K filed with the Securities and Exchange Commission on March 18, 2003:

Exhibit No.	Document Description

3.1	Amended Articles of Incorporation

The following exhibits are incorporated herein by reference from our Form S-8 registration statement and all amendments thereto filed, on April 22, 2003, with the Securities and Exchange Commission, and amendments thereto, SEC file No. 333-104666:

Exhibit No.	Description

10.1	2003 Nonqualified Stock Option Plan.

The following exhibits are hereby incorporated by reference from our Form 8-K filed with the Securities and Exchange Commission on July 16, 2003:

Exhibit No.	Document Description

10.1	Agreement to extend payment of promissory note.

The following exhibits are hereby incorporated by reference from our Form 10-K filed with the Securities and Exchange Commission on September 29, 2003:

Exhibit No.	Document Description

14.1	Code of Ethics
99.1	Audit Committee Charter
99.2	Disclosure Committee Charter

The following exhibits are hereby incorporated by reference from our Form S-8 registration statement filed with the Securities and Exchange Commission on June 15, 2004, SEC file no. 333-116485:

Exhibit No.	Description

10.1	2004 Nonqualified Stock Option Plan.

The following exhibits are hereby incorporated by reference from our Form SB-2 registration statement filed with the Securities and Exchange Commission on May 9, 2005, SEC file no. 333-124742:

Exhibit No.	Document Description

5.1	Opinion of Conrad C. Lysiak
10.1	Purchase Agreement - February 16, 2005
10.2	Chartrand LaFramboise Agreement
10.3	Avensys Agreement
10.4	Series E Warrants
10.5	Series F Warrants
10.6	Series IB1 Warrants
10.7	Series IB2 Warrants
10.8	Series IB3 Warrants
10.9	Series IB4 Warrants
10.10	Series IB5 Warrants
10.11	Series A Convertible Promissory Note
23.1	Consent of Manning Elliott, Chartered Accountants
23.2	Consent of Conrad C. Lysiak

The following exhibits are filed with this Form SB-2 registration statement:

Exhibit No.	Document Description
23.1	Consent of Manning Elliott, Chartered Accountants
23.2	Consent of Conrad C. Lysiak

ITEM 28. UNDERTAKINGS.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
a.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
b.

Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Not withstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

c.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any change to such information in the registration statement.
2.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of this Form SB-2 Registration Statement and has duly caused this Form SB-2 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Montreal, Quebec, Canada on this 24th day of June, 2005.

C-CHIP TECHNOLOGIES CORPORATION
BY:	/s/ Stephane Solis Stephane Solis, President and Principal Executive Officer
BY:	/s/ Andre Monette Andre Monette, Treasurer, Principal Financial Officer and Principal Accounting Officer

KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Stephane Solis, as true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendment (including post-effective amendments) to this registration statement, and to file the same, therewith, with the Securities and Exchange Commission, and to make any and all state securities law or blue sky filings, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in about the premises, as fully to all intents and purposes as she might or could do in person, hereby ratifying the confirming all that said attorney-in-fact and agent, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Form SB-2 Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ Stephane Solis Stephane Solis	President, Principal Executive Officer and Director	June 24, 2005

/s/ Andre Monette Andre Monette	Treasurer, Principal Financial Officer and Principal Accounting Officer	June 24, 2005

/s/ Robert Clarke Robert G. Clarke	Chairman of the Board of Directors	June 24, 2005

/s/ John Fraser John Fraser	Secretary and Director	June 24, 2005

/s/ Cherry Lim Cherry Lim	Director	June 27, 2005